AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                    ------------


                                  AMENDMENT NO. 1

                                         TO

                                      FORM 10


                    GENERAL FORM FOR REGISTRATION OF SECURITIES

     Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

                                    ------------

                                LTC HEALTHCARE, INC.

               (Exact Name of Registrant as Specified in its Charter)

                  NEVADA                                91-1895305
 (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

                          300 ESPLANADE DRIVE, SUITE 1860
                              OXNARD, CALIFORNIA 93030

           (Address, Including Zip Code, of Principal Executive Offices)

                                   (805) 981-8655
                (Registrant's Telephone Number, Including Area Code)

                       Common Stock, par value $.01 per share
                                  (Title of Class)

                                    ------------

         Securities to be registered pursuant to Section 12(b) of the Act:

             Common Stock, par value $.01 per share (Pacific Exchange)
                                  (Title of Class)

      Securities to be registered pursuant to Section 12(g) of the Act:  None


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          INFORMATION REQUIRED IN REGISTRATION STATEMENT
       CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                      AND ITEMS OF FORM 10



ITEM NO.  ITEM CAPTION                  LOCATION IN INFORMATION STATEMENT
-------- ------------                  ---------------------------------
   1.    Business. . . . . . . . . .   "SUMMARY OF INFORMATION"; "THE
                                       DISTRIBUTION-Background and Reasons for
                                       the Distribution"; "MANAGEMENT'S
                                       DISCUSSION AND ANALYSIS OF FINANCIAL
                                       CONDITION AND RESULTS OF OPERATIONS";
                                       "THE COMPANY" and "BUSINESS AND
                                       PROPERTIES."

   2.    Financial Information . . .   "SUMMARY OF INFORMATION"; "RISK
                                       FACTORS"; "PRO FORMA COMBINED
                                       CAPITALIZATION"; "UNAUDITED PRO FORMA
                                       FINANCIAL INFORMATION"; "MANAGEMENT'S
                                       DISCUSSION AND ANALYSIS OF FINANCIAL
                                       CONDITION AND RESULTS OF OPERATIONS" and
                                       "FINANCIAL STATEMENTS."

   3.    Properties. . . . . . . . .   "BUSINESS AND PROPERTIES."

   4.    Security Ownership of
           Certain Beneficial Owners
           and Management. . . . . .   "MANAGEMENT" and "SECURITIES OWNERSHIP
                                       OF CERTAIN BENEFICIAL OWNERS AND
                                       MANAGEMENT."

   5.    Directors and Executive
           Officers. . . . . . . . .   "SUMMARY OF INFORMATION"; "RISK
                                       FACTORS"; "THE COMPANY" and
                                       "MANAGEMENT."

   6.    Executive Compensation. . .   "MANAGEMENT-Executive Officer
                                       Compensation."

   7.    Certain Relationships and
           Related Transactions. . .   "CERTAIN RELATIONSHIPS AND RELATED
                                       TRANSACTIONS."

   8.    Legal Proceedings . . . . .   "BUSINESS AND PROPERTIES-Legal
                                       Proceedings."

   9.    Market Price of and Dividends
           on the Registrant's Common
           Equity and Related
           Stockholder Matters . . .   "SUMMARY OF INFORMATION"; "RISK
                                       FACTORS-Dividend Policy" and "THE
                                       DISTRIBUTION-Listing and Trading of
                                       Company Common Stock; Dividend Policy."

  10.    Recent Sales of Unregistered
           Securities. . . . . . . .   None.

  11.    Description of Registrant's
           Securities to be
           Registered. . . . . . . .   "HEALTHCARE ARTICLES OF INCORPORATION
                                       AND BYLAWS" and "DESCRIPTION OF THE
                                       COMPANY'S CAPITAL STOCK."

  12.    Indemnification of Directors
           and Officers. . . . . . .   "MANAGEMENT-Indemnification Agreements";
                                       "HEALTHCARE ARTICLES OF INCORPORATION
                                       AND BYLAWS-Indemnification and
                                       Advancement of Expenses" and "LIABILITY
                                       AND INDEMNIFICATION OF OFFICERS AND
                                       DIRECTORS OF THE COMPANY."


ITEM NO. ITEM CAPTION                  LOCATION IN INFORMATION STATEMENT
-------- ------------                  ---------------------------------
  13.    Financial Statements and
           Supplementary Data. . . .   "SUMMARY OF INFORMATION"; "PRO  FORMA
                                       COMBINED CAPITALIZATION"; "UNAUDITED PRO
                                       FORMA FINANCIAL INFORMATION";
                                       "MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                                       FINANCIAL CONDITION AND RESULTS OF
                                       OPERATIONS" and "FINANCIAL STATEMENTS."

  14.    Changes in and Disagreements
           with Accountants on
           Accounting and Financial
           Disclosure. . . . . . . .   None.

  15.    Financial Statements and
           Exhibits. . . . . . . . .

         (a) Financial Statements and
             Schedules . . . . . . .

             (1) Financial Statements: "FINANCIAL STATEMENTS."

         (b) Exhibits:




             EXHIBIT
             NUMBER           DESCRIPTION
             ------           -----------
             3.1**            Form of Amended and Restated Articles of
                              Incorporation of LTC Healthcare, Inc. (included
                              as Annex I to Information Sheet).

             3.2**            Form of Amended and Restated Bylaws of LTC
                              Healthcare, Inc. (included as Annex II to
                              Information Statement).

             4.1***           Form of Common Stock Certificate.

            10.1***           Form of 1998 Equity Participation Plan of LTC
                              Healthcare, Inc. (included as Annex III to
                              Information Statement).

            10.2**            Form of Intercompany Agreement.

            10.3***           Form of Distribution Agreement.

            10.4**            Form of Administrative Services Agreement.

            10.5**            Form of Tax Sharing Agreement.

            10.6**            Form of Indemnity Agreement.

             EXHIBIT
             NUMBER           DESCRIPTION
             ------           -----------
            10.7*             Line of Credit with LTC Properties, Inc.

            21.1**            Subsidiaries of LTC Healthcare, Inc.

            23.1***           Consent of Ernst & Young LLP.

            27.1***           Financial Data Schedule.

            27.2***           Financial Data Schedule.


             ---------------------


             *     To be filed by amendment.
             **    Previously filed.
             ***   Filed herewith.

                                INFORMATION STATEMENT

                                 LTC HEALTHCARE, INC.

                                     COMMON STOCK

     This Information Statement (the "Information Statement") is being furnished in connection with the distribution (the "Distribution") to holders of common stock, par value $.01 per share ("LTC Common Stock"), of LTC Properties, Inc., a Maryland corporation ("LTC"), of all of the outstanding shares of common stock, par value $.01 per share ("Company Common Stock"), of LTC Healthcare, Inc., a Nevada corporation ("Healthcare" or the "Company"), that are held by LTC (approximately 99% of all outstanding shares of Company Common Stock) pursuant to the terms of a Distribution Agreement to be entered into between LTC and Healthcare (the "Distribution Agreement"). Healthcare was organized to pursue opportunities that are available to those investors that are not restricted by the tax laws governing REITs or influenced by public market perception. See "RISK FACTORS"; "THE COMPANY" and "BUSINESS AND PROPERTIES."

     Shares of Company Common Stock will be distributed to holders of record of LTC Common Stock as of the close of business on _________, 1998 (the "Record Date"). Each such holder will receive 1/10 of a share of Company Common Stock for each share of LTC Common Stock held on the Record Date. Only whole shares of Healthcare common stock will be issued. Stockholders who would have otherwise received a fractional share of Healthcare common stock will receive cash in lieu thereof. The Distribution will be a taxable event to the stockholders of LTC. See "THE DISTRIBUTION-Material Federal Income Tax Consequences of the Distribution." The Distribution is scheduled to occur on or about ___________, 1998 (the "Distribution Date"). No consideration will be paid by holders of LTC Common Stock for shares of Company Common Stock. See "THE DISTRIBUTION-Manner of Effecting the Distribution."


     There is no current trading market for the Company Common Stock, although a "when issued" market may develop prior to the Distribution Date. The Company has applied to have the shares of Company Common Stock approved for listing and trading on the Pacific Exchange under the symbol "_______." See "THE DISTRIBUTION-Listing and Trading of Company Common Stock; Dividend Policy."

                                -------------------

         NO STOCKHOLDER APPROVAL OF THE DISTRIBUTION IS REQUIRED OR SOUGHT.
              WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                              NOT TO SEND US A PROXY.

                                -------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                  COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                   COMMISSION OR ANY STATE SECURITIES COMMISSION
                      PASSED UPON THE ACCURACY OR ADEQUACY OF
                            THIS INFORMATION STATEMENT.

                                -------------------

         THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR
                THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

                                -------------------

     Stockholders of LTC with inquiries related to the Distribution should contact Pamela J. Privett, Esq., Senior Vice President, General Counsel and Secretary, LTC Properties, Inc., 300 Esplanade Drive, Suite 1860, Oxnard, California 93030, telephone: (805) 981-3611; or LTC's stock transfer agent, Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606, telephone: (312) 360-8655. Harris Trust and Savings Bank is also acting as distribution agent for the Distribution.


              THE DATE OF THIS INFORMATION STATEMENT IS JULY 21, 1998.

                              [LTC Letterhead and Logo]

                                     ______, 1998


Dear Stockholder:

     The Board of Directors of LTC Properties, Inc. ("LTC") has approved the distribution (the "Distribution") to holders of LTC common stock, through a special dividend, of the common stock of LTC Healthcare, Inc. ("Healthcare"). Healthcare was recently organized to pursue opportunities that are available to those investors that are not restricted by the tax laws governing REITs or influenced by public market perception.


     The Board of Directors of LTC believes that the Distribution is in the best interests of LTC stockholders. The completion of the Distribution will permit LTC to concentrate on its core business. The Board of Directors of LTC believes that the Distribution also will allow financial markets to better understand and recognize the merits of the two businesses. The common stock of LTC will continue to be listed on the New York Stock Exchange. Healthcare has applied to have the shares of Healthcare common stock approved for listing and trading on the Pacific Exchange.


     If you are a holder of LTC common stock of record at the close of business on _____, 1998, you will receive as a dividend 1/10 of a share of Healthcare common stock for each share of LTC common stock you hold. Only whole shares of Healthcare common stock will be issued. Stockholders who would have otherwise received a fractional share of Healthcare common stock will receive cash in lieu thereof. The Distribution will be a taxable transaction to the stockholders of LTC. The Distribution is scheduled to occur on or about ________, 1998. We expect to mail the Healthcare common stock certificates and checks for cash in lieu of fractional shares shortly thereafter. Stockholders of LTC on the record date should retain their LTC share certificates which will continue to represent shares of LTC common stock.

     The enclosed Information Statement contains information about the Distribution and about Healthcare. We urge you to read it carefully. Holders of LTC common stock are not required to take any action to participate in the Distribution. A stockholder vote is not required in connection with this matter and, accordingly, your proxy is not being sought.

     We are optimistic about the prospects for LTC and Healthcare and appreciate your continued support.


                              Sincerely,

                              Andre C. Dimitriadis

                              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER LTC PROPERTIES, INC.

                                INFORMATION STATEMENT

                                  TABLE OF CONTENTS




                                                                                                                              PAGE
                                                                                                                              ----
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SUMMARY OF INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Recently Formed Entity; Lack of Independent Operating History. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Anticipated Operating Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  Possible Conflicts with LTC After the Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
  Failure of LTC to Qualify as a REIT Would Allow LTC to Compete with the Company. . . . . . . . . . . . . . . . . . . . . . . .11
  Related Party Transactions On or Prior to the Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
  Reliance on Major Operators. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
  Tax Consequences of the Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
  Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
  Absence of Prior Trading Market for Company Common Stock; Potential Volatility . . . . . . . . . . . . . . . . . . . . . . . .15
  Shares Eligible for Future Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
  Potential Adverse Effects on LTC Common Stock of the Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
  Difficulty of Locating Suitable Investments; Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
  Acquisition, Development, Construction and Renovation Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
    Acquired Properties May Fail to Perform as Expected and Capital Expenditures May Exceed Estimates. . . . . . . . . . . . . .16
    Uncertainty of Cash Flow from Development, Construction and Renovation Activities. . . . . . . . . . . . . . . . . . . . . .16
  Operating Risks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
    Potential Increases in Operating Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
  Dependence on Rental Income from Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
  Potential Adverse Consequences of Debt Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
    Use of Leverage Could Adversely Affect the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
    Inability to Repay or Refinance Indebtedness at Maturity; Foreclosures . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    Rising Interest Rates Could Increase the Company's Interest Expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    Restrictive Covenants Could Adversely Affect the Company's Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    No Limitation on Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
  Equity Investments in and with Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    Dependence on Third Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    Potential Lack of Control of Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
    Potential Conflicts and Increased Bankruptcy, Liability and Other Risks. . . . . . . . . . . . . . . . . . . . . . . . . . .19
  Illiquidity of Real Estate Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
  Disadvantages of Investments in Debt Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
    Dependence on Borrowers to Preserve Value of Collateral; Possibility of Nonpayment . . . . . . . . . . . . . . . . . . . . .19
    Unrated Debt Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
  Limited Remedies Upon Default of Mortgage Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
  Disadvantages of Investments in Commercial Mortgage-Backed Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
    Investments in Commercial Mortgage-Backed Securities Subject to Real Estate Risks Applicable to Underlying Properties. . . .20
    Investment in Commercial Mortgage-Backed Securities Subject to Risks Associated with Prepayment of Underlying Mortgages. . .20
    Credit Support for Commercial Mortgage-Backed Securities May Prove Inadequate. . . . . . . . . . . . . . . . . . . . . . . .20



    Subordinated Securities May Not be Repaid Upon Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
  Limitations on Remedies Upon Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
  Third-Party Bankruptcy Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
  Costs of Compliance with the Investment Company Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
  Uninsured Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
  Potential Environmental Liability Related to the Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
  Hedging Policies/Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
  Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
  Certain Anti-Takeover Features Affecting a Change in Control of the Company. . . . . . . . . . . . . . . . . . . . . . . . . .23
  Dependence on Key Personnel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
THE DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
  Background and Reasons for the Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
  Distribution Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
  Manner of Effecting the Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
  Results of the Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
  Material Federal Income Tax Consequences of the Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
  Listing and Trading of Company Common Stock; Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
  Conditions; Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
  Reasons for Furnishing the Information Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
RELATIONSHIP BETWEEN HEALTHCARE AND LTC AFTER THE DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
  Distribution Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
  Administrative Services Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
  Tax Sharing Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
  Intercompany Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
  Policies and Procedures for Addressing Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
REGULATORY APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
PRO FORMA COMBINED CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
LTC HEALTHCARE, INC. UNAUDITED PRO FORMA FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . . . . . .47
  Nature of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
  Liquidity and Capital Resources. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
  Operating Results. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
  Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
  Statement Regarding Forward Looking Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
  Intercompany Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
BUSINESS AND PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
  Initial Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
  Properties to Be Transferred to Healthcare Prior to the Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
  Equity Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
  Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
  Corporate Headquarters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
  Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
  Committees of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
  Compensation of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68



  Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
  Executive Officer Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
  Healthcare 1998 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
  Indemnification Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .76
HEALTHCARE ARTICLES OF INCORPORATION AND BYLAWS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
  Authorized Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
  Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
  Liability for Monetary Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
  Anti-Takeover Effect of Authorized But Undesignated Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
  Indemnification and Advancement of Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
  Amendment of the Company Articles and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .80
DESCRIPTION OF THE COMPANY'S CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
  Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .81
  Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
  Nevada Anti-Takeover Legislation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .82
LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
  Indemnification for Director's and Officer's Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
  Restrictions on Interested Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .85
INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1


  ANNEX I   -  AMENDED AND RESTATED ARTICLES OF INCORPORATION
                 OF LTC HEALTHCARE, INC.
  ANNEX II  -  AMENDED AND RESTATED BYLAWS OF LTC HEALTHCARE, INC.
  ANNEX III -  THE 1998 EQUITY PARTICIPATION PLAN OF LTC HEALTHCARE, INC.

                                AVAILABLE INFORMATION

  Healthcare has filed a Registration Statement on Form 10 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company Common Stock. This Information Statement does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is made hereby to the Registration Statement and such exhibits and schedules.
Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference. Copies of these documents may be inspected without charge at the principal office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained from the Commission upon payment of the charges prescribed by the Commission. Copies of this material also should be available through the Internet by using "Quick Forms Lookup" at the SEC EDGAR Archive, the address of which is http://www.sec.gov.

  Following the Distribution, the Company will be required to comply with the reporting requirements of the Exchange Act and will file annual, quarterly and other reports with the Commission. The Company also will be subject to the proxy solicitation requirements of the Exchange Act and, accordingly, will furnish audited financial statements to its stockholders in connection with its annual meetings of stockholders.

  NO PERSON IS AUTHORIZED BY LTC OR THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                               SUMMARY OF INFORMATION

  THIS SUMMARY IS QUALIFIED BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS SET FORTH ELSEWHERE IN THIS INFORMATION STATEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS INFORMATION STATEMENT. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS INFORMATION STATEMENT TO THE COMPANY OR HEALTHCARE PRIOR TO CONSUMMATION OF THE DISTRIBUTION INCLUDE THE ASSETS TO BE TRANSFERRED TO HEALTHCARE PURSUANT TO THE DISTRIBUTION AGREEMENT, AND REFERENCES IN THIS INFORMATION STATEMENT TO LTC INCLUDE ITS CONSOLIDATED SUBSIDIARIES.

                                   THE DISTRIBUTION

Distributing Company . . . . . . . .   LTC Properties, Inc., a Maryland
                                       corporation ("LTC").  Prior to the
                                       Distribution, LTC will transfer to the
                                       Company certain equity investments, real properties and related assets and liabilities currently held by LTC. See
                                       "BUSINESS AND PROPERTIES."

Distributed Company. . . . . . . . .   LTC Healthcare, Inc., a recently-formed
                                       Nevada corporation ("Healthcare" or the
                                       "Company").  See "THE COMPANY" and
                                       "BUSINESS AND PROPERTIES."

Distribution Ratio . . . . . . . . .   1/10 of a share of Company Common Stock
                                       for each share of LTC Common Stock held
                                       on the Record Date, plus cash in lieu of fractional shares, if any.

Shares to be Outstanding Following
  the Distribution . . . . . . . . .   Based on ______  shares of LTC Common
                                       Stock outstanding on the Record Date,
                                       approximately _______ shares of Company
                                       Common Stock.

Record Date. . . . . . . . . . . . .   _______, 1998 (5:00 p.m. Eastern
                                       Daylight Time).

Distribution Date. . . . . . . . . .   _______, 1998.

Mailing Date . . . . . . . . . . . .   Certificates representing the shares of
                                       Company Common Stock to be distributed
                                       pursuant to the Distribution will be
                                       delivered to the Distribution Agent on
                                       the Distribution Date.  The Distribution
                                       Agent will mail certificates
                                       representing the shares of Company
                                       Common Stock to holders of LTC Common
                                       Stock as soon as practicable thereafter.
                                       Holders of LTC Common Stock should not
                                       send stock certificates to LTC, the
                                       Company or the Distribution Agent.  See
                                       "THE DISTRIBUTION-Manner of Effecting
                                       the Distribution."

Conditions to the Distribution . . .   The Distribution is conditioned upon,
                                       among other things, declaration of the
                                       special dividend by the Board of
                                       Directors of LTC (the "LTC Board").  The
                                       LTC Board has reserved the right to
                                       waive any conditions to the Distribution or, even if the conditions to the Distribution are satisfied, to abandon, defer or modify the Distribution at any time prior to the Distribution Date.
                                       See "THE DISTRIBUTION-Conditions;
                                       Termination."

Reasons for the Distribution . . . .   LTC is a self-administered, self-managed
                                       real estate investment trust ("REIT").
                                       Because investors are seeking a
                                       consistent and growing income stream
                                       from their REIT investments, REITs are
                                       encouraged to (i) grow recurring cash
                                       flow, known as funds from operations
                                       ("FFO"), an indicator of performance in
                                       the REIT industry, (ii) maintain a low
                                       leverage ratio (debt to total
                                       capitalization is one measure used to
                                       determine the relative risk of that cash flow stream, as rising interest rates can diminish FFO and impact dividends) and (iii) make conservative investments as evidenced by positive debt service coverages or low per bed or per unit investments in health care facilities. As a result, REITs have generally been hesitant to participate in long-term, higher-risk projects or to bring their leverage ratios to above 40.0%. In addition, the tax laws governing REITs include limitations on (i) the types of assets that REITs may own and the time period that real estate may be held, restricting REITs from investing in operating companies, equity securities, debt securities and participating in short-term trading opportunities, and
                                       (ii) the ability of REITs to retain
                                       earnings, requiring REITs to distribute
                                       95.0% of net taxable income, excluding
                                       capital gains, each year. Further,
                                       because gains on the sales of real
                                       estate are not included in the
                                       calculation of FFO, REITs are not given
                                       value for buying properties that have
                                       substantial long-term appreciation.  The
                                       LTC Board believes that significant
                                       opportunities are available to those
                                       investors that are not restricted by the tax laws governing REITs or influenced by public market perception. Thus, the LTC Board determined that it is in the best interests of LTC and its stockholders to organize the Company to pursue such opportunities, to transfer to the Company certain equity investments, real properties and related assets and liabilities currently held by LTC, and to spin-off the Company to the LTC stockholders. The Distribution will enable investors who own both LTC Common
                                       Stock and Company Common Stock to
                                       participate in the benefits of the REIT
                                       operations of LTC and the non-REIT
                                       operations of the Company.  See "THE
                                       DISTRIBUTION-Background and Reasons for
                                       the Distribution."


                                       The Company and LTC will enter into the
                                       Intercompany Agreement (as defined
                                       below) on or prior to the Distribution
                                       Date to provide each other with rights
                                       to participate in certain transactions.
                                       See "RISK FACTORS-Possible Conflicts
                                       with LTC After the Distribution";
                                       "RELATIONSHIP BETWEEN HEALTHCARE AND LTC
                                       AFTER THE DISTRIBUTION-Policies and
                                       Procedures for Addressing Conflicts" and
                                       "THE COMPANY-Intercompany Agreement."



Assets to be Transferred to the
  Company. . . . . . . . . . . . . .   The Company's investments as of the date
                                       of this Information Statement consist of convertible subordinated debentures of
                                       Regent Assisted Living, Inc. ("Regent")
                                       and shares of LTC Common Stock.  Prior
                                       to the Distribution Date, LTC will
                                       transfer to the Company a total of 13
                                       properties and certain equity
                                       investments.  The properties to be
                                       transferred to the Company represent an
                                       aggregate of 909 beds in skilled nursing facilities, an aggregate of 293 assisted living facility units and 26 units in an Alzheimer facility. Based on leases in effect as of the date of this Information Statement, the Company presently expects that the properties will generate approximately $6.9 million in annual base rental income for the next 12 months. Each of these properties is subject to a long-term, triple net lease, the earliest of which expires in 2001. The aggregate principal amount of Regent debentures owned by the Company totals $5 million, and the aggregate fair market value of equity investments owned by the Company or to be transferred to the Company by LTC prior to the Distribution Date totaled approximately $1.6 million on April 30, 1998. Based on leases in effect as of the date of this Information Statement, the Company presently expects that Karrington Health, Inc.,
                                       Sun Healthcare Group, Inc. and
                                       Integrated Health Services, Inc. will be the Company's largest operators for next
                                       12 months, representing approximately
                                       52%, 31% and 11%, respectively, of the
                                       Company's total expected annual lease
                                       revenue for the next 12 months.  See
                                       "BUSINESS AND PROPERTIES."  See "THE
                                       COMPANY-Business Strategy."


Federal Income Tax  Consequences to
  LTC Stockholders . . . . . . . . .   The Distribution will be a taxable event
                                       to LTC's stockholders for Federal income tax purposes. The amount of the Distribution received by each LTC stockholder will be treated as a dividend (i.e., as ordinary income unless designated as a capital gain dividend) to such stockholder to the extent of such stockholder's pro rata share of LTC's current and accumulated earnings and profits. The amount of the Distribution received by each LTC stockholder that is not treated as a dividend will first be treated as a nontaxable return of capital to the extent of such stockholder's basis in his LTC Common Stock, and then generally as a capital gain. The amount of the Distribution received by each LTC stockholder for Federal income tax purposes will be the fair market value of the Company Common Stock received by such stockholder as of the Distribution
                                       Date.  LTC will make a determination of
                                       the fair market value of the Company
                                       Common Stock as of the Distribution
                                       Date. LTC will report the amount of the Distribution received by each stockholder to such stockholder and to the Internal Revenue Service (the "IRS") on IRS Form 1099-DIV. There can be no assurance that the IRS or the courts will agree with the amount determined by LTC. LTC stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Distribution. See "THE
                                       DISTRIBUTION-Material Federal Income Tax
                                       Consequences of the Distribution."

Federal Income Tax Consequences
  to LTC . . . . . . . . . . . . . .   LTC will recognize taxable gain as a
                                       result of the transfer of certain
                                       properties and assets to the Company in
                                       exchange for additional shares of
                                       Company Common Stock. Such gain will be in an amount equal to the excess of the fair market value of such Company Common
                                       Stock plus any liabilities assumed by
                                       the Company in the exchange (as well as
                                       liabilities to which any transferred
                                       assets are subject) over LTC's adjusted
                                       tax basis in the properties and assets
                                       transferred.  LTC will recognize gain
                                       upon the Distribution equal to the
                                       excess, if any, of the fair market value of the Company Common Stock on the Distribution Date over LTC's tax basis in such stock (which will be equal to the fair market value of the Company
                                       Common Stock received on the transfer of properties and assets described above).
                                       See "THE DISTRIBUTION-Material Federal
                                       Income Tax Consequences of the
                                       Distribution."

Qualification of LTC as a REIT . . .   LTC has made an election to be treated
                                       as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ended December 31, 1992. If LTC qualifies as a REIT, under the Code it will generally not be subject to federal income tax on income distributed to shareholders provided it distributes at least 95% of its REIT taxable income annually and satisfies other organizational and operational requirements. If LTC fails to qualify as a REIT in any taxable year, LTC will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at prevailing corporate rates, which effectively would impose on LTC's stockholders the "double taxation" generally applicable to investment in a corporation. LTC believes that it was organized and has operated in such a manner so as to qualify as a REIT, and LTC intends to continue to operate in such a manner, but no assurance can be given that it has operated in a manner so as to qualify, or will operate in a manner so as to continue to qualify, as a REIT.


Trading Market . . . . . . . . . . .   There is currently no public market for
                                       the Company Common Stock.  The Company
                                       has applied to have the Company Common
                                       Stock approved for listing and trading
                                       on the Pacific Exchange under the symbol
                                       "     ." See "RISK FACTORS-Absence of
                                       Prior Trading Market for Company Common
                                       Stock; Potential Volatility" and "THE
                                       DISTRIBUTION-Listing and Trading of the
                                       Company Common Stock; Dividend Policy."


Distribution Agent and Transfer Agent
  for the Company Common Stock . . .   Harris Trust and Savings Bank

Dividends. . . . . . . . . . . . . .   The Company's dividend policy will be
                                       established by the Board of Directors of the Company (the "Company Board") from time to time based on the results of operations and financial condition of the Company and such other business considerations as the Company Board considers relevant. The Company presently intends to retain future earnings to finance the growth and development of its business; and, therefore, the Company does not currently anticipate paying any cash dividends. Any future determination relating to dividend policy will be made at the discretion of the Company Board.
                                       See "RISK FACTORS-Dividend Policy" and
                                       "THE DISTRIBUTION-Listing and Trading of
                                       Company Common Stock; Dividend Policy."

Anti-Takeover Provisions . . . . . .   The Amended and Restated Articles of
                                       Incorporation of the Company (the
                                       "Company Articles") and the Amended and
                                       Restated Bylaws of the Company (the
                                       "Company Bylaws"), as well as Nevada
                                       statutory law, contain provisions that
                                       may have the effect of discouraging an
                                       acquisition of control of the Company
                                       not approved by the Company Board. Such
                                       provisions include Article II of the
                                       Company Articles which authorizes the
                                       Company Board to issue shares of
                                       preferred stock of the Company, in one
                                       or more series, without further action
                                       by Company stockholders, and to
                                       establish the rights and preferences
                                       (including the convertibility of such
                                       shares of preferred stock into Company
                                       Common Stock) of any series of preferred stock so issued. The Company's stockholders have no right to take action by written consent and, except as otherwise required by law, are not permitted to call special meetings of stockholders. Any amendment of the
                                       Company Bylaws by the stockholders or
                                       certain provisions of the Company
                                       Articles requires the affirmative vote
                                       of at least 66 2/3% of the shares of
                                       voting stock then outstanding.  These
                                       provisions have been designed to enable
                                       the Company to develop its business and
                                       foster its long-term growth without
                                       disruptions caused by the threat of a
                                       takeover not deemed by the Company Board to be in the best interests of the Company and its stockholders. Such provisions also may inhibit fluctuations in the market price of the Company
                                       Common Stock that could result from
                                       takeover attempts and may also have the
                                       effect of
                                       discouraging third parties from making
                                       proposals involving an acquisition or
                                       change of control of the Company,
                                       although such proposals, if made, might
                                       be considered desirable by a majority of the Company's stockholders. Such provisions could further have the effect of making it more difficult for third parties to cause the replacement of the current management of the Company without the concurrence of the Company
                                       Board.  See "RISK FACTORS-Certain
                                       Anti-Takeover Features Affecting a
                                       Change in Control of the Company";
                                       "HEALTHCARE ARTICLES OF INCORPORATION
                                       AND BYLAWS" and "DESCRIPTION OF THE
                                       COMPANY'S CAPITAL STOCK."

Risk Factors . . . . . . . . . . . .   See "RISK FACTORS" for a discussion of
                                       factors that should be considered in
                                       connection with the Company Common Stock received in the Distribution.

Relationship with LTC after the
  Distribution . . . . . . . . . . .   LTC will have no stock ownership in the
                                       Company upon consummation of the
                                       Distribution. For purposes of governing certain ongoing relationships between the Company and LTC after the Distribution and to provide for an orderly transition, the Company and LTC have entered into or will enter into certain agreements. Such agreements include: (i) the Distribution Agreement providing for, among other things, the Distribution and the division between the Company and LTC of certain assets and liabilities; (ii) an Administrative
                                       Services Agreement, providing for
                                       certain allocations of responsibilities
                                       with respect to employee compensation,
                                       benefits and labor matters; (iii) a Tax
                                       Sharing Agreement pursuant to which the
                                       Company and LTC will agree to allocate
                                       tax liabilities that relate to periods
                                       prior to the Distribution Date; and (iv) an Intercompany Agreement providing the
                                       Company and LTC with rights to
                                       participate in certain transactions.
                                       See "RELATIONSHIP BETWEEN HEALTHCARE AND
                                       LTC AFTER THE DISTRIBUTION."


Policies and Procedures for Addressing
  Conflicts. . . . . . . . . . . . .   The Company and LTC intend to pursue
                                       separate and distinct business
                                       strategies to minimize potential
                                       conflicts of interest between the two
                                       companies.  Nonetheless, the on-going
                                       relationships between the Company and
                                       LTC may present conflict situations for
                                       certain officers and directors. Certain persons will serve as officers and/or directors of both the Company and LTC, and also will own (or have options or other rights to acquire) a significant number of shares of common stock in both companies. The Company and LTC will adopt appropriate policies and procedures on or prior to the Distribution Date to be followed by the Board of Directors of each company to address potential conflicts. Such procedures will include requiring the persons serving as directors of both companies to abstain from voting as directors with respect to matters that present a significant conflict of interest between the companies and require approval of the disinterested directors of both companies with respect to the Intercompany Agreement and the Administrative Services Agreement. It is anticipated that the members of the Board of Directors of each company that do not have any potentially significant conflict of interest between the companies will determine whether a matter presents such a significant conflict. In addition, the Intercompany
                                       Agreement to be entered into by and
                                       between the Company and LTC immediately
                                       prior
                                       to the Distribution Date, will prohibit
                                       the Company from engaging in certain
                                       activities or making certain investments unless LTC was first offered the opportunity and declined to pursue such activities or investments. See "RISK
                                       FACTORS-Possible Conflicts with LTC
                                       After the Distribution"; "RELATIONSHIP
                                       BETWEEN HEALTHCARE AND LTC AFTER THE
                                       DISTRIBUTION-Policies and Procedures for
                                       Addressing Conflicts" and "THE
                                       COMPANY-Intercompany Agreement."



Interests of Certain Persons in the
  Distribution . . . . . . . . . . .   As of the Distribution Date and
                                       continuing thereafter until his or her
                                       successor is elected and is duly
                                       qualified, the Company Board will
                                       consist of Andre C. Dimitriadis, who is
                                       currently Chairman of the Board and
                                       Chief Executive Officer of LTC and who
                                       currently serves in the same positions
                                       with the Company, James J. Pieczynski,
                                       who is currently President and Chief
                                       Financial Officer of LTC and who
                                       currently serves in the same positions
                                       with the Company, and Steven Stuart and
                                       Bary G. Bailey, who are not affiliated
                                       with LTC.  As of the Distribution Date
                                       and continuing thereafter until his or
                                       her successor is chosen and is duly
                                       qualified, the executive officers of the Company will include Mr. Dimitriadis,
                                       Mr. Pieczynski, Christopher T. Ishikawa, who is currently Senior Vice President and Chief Investment Officer of LTC and currently serves in the same positions with the Company and Pamela J. Privett, who is currently Senior Vice President, General Counsel and Secretary of LTC and currently serves in the same positions with the Company. See "MANAGEMENT."


                                       Based solely on their ownership of LTC
                                       Common Stock and options to acquire LTC
                                       Common Stock as of March 31, 1998, the
                                       executive officers and directors of the
                                       Company will beneficially own an
                                       aggregate of 102,781 shares, or
                                       approximately 3.8% of the outstanding
                                       Company Common Stock immediately
                                       following the Distribution.  In
                                       addition, the executive officers and
                                       directors of the Company will be granted options to acquire 140,000 shares of Company Common Stock under the 1998 Equity Participation Plan of LTC Healthcare, Inc. (the "Healthcare 1998 Plan") upon consummation of the Distribution. See "RISK FACTORS-Control by Executive Officers and Directors"; "MANAGEMENT-Healthcare 1998 Plan"; and "SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

SUMMARY SELECTED FINANCIAL DATA

     The following table sets forth selected financial data for the planned real estate assets to be transferred from LTC to Healthcare (the "Healthcare Asset Group") and should be read in conjunction with the Combined Financial Statements of the Healthcare Asset Group included elsewhere in this document. The financial data of the Healthcare Asset Group as of and for the three months ended March 31, 1998 and 1997, in the opinion of management, includes all normal recurring adjustments for a fair statement of the results for the interim periods. The financial data for the each of the three years ended December 31, 1997, 1996 and 1995 and as of December 31, 1997 and 1996 is derived from the Healthcare Asset Group's financial statements for similar periods, which are included elsewhere in this Information Statement and have been audited by Ernst & Young LLP. All of the other financial data is unaudited.





                                              THREE MONTHS
                                             ENDED MARCH 31,                  YEAR ENDED DECEMBER 31,
                                      ---------------------------     ----------------------------------------
                                          1998             1997         1997           1996           1995
                                      ------------      ---------   ------------   ------------    -----------
OPERATING DATA:
Revenues . . . . . . . . . . . . . .  $    619,600      $ 587,500   $  2,350,400   $  2,348,900    $ 2,342,800
Interest expense . . . . . . . . . .       328,300        332,200      1,323,000      1,113,700            -
Depreciation . . . . . . . . . . . .       158,000        158,000        632,000        632,000        632,000
Other expenses . . . . . . . . . . .        19,300         17,400         86,800         80,900         83,100
                                      ------------      ---------   ------------   ------------    -----------
Total expenses . . . . . . . . . . .       505,600        507,600      2,041,800      1,826,600        715,100
                                      ------------      ---------   ------------   ------------    -----------
Income before taxes. . . . . . . . .       114,000         79,900        308,600        522,300      1,627,700
Income taxes . . . . . . . . . . . .        44,300         31,100        120,000        203,200        633,200
                                      ------------      ---------   ------------   ------------    -----------
Net income . . . . . . . . . . . . .  $     69,700      $  48,800   $    188,600   $    319,100    $   994,500
                                      ------------      ---------   ------------   ------------    -----------

BALANCE SHEET DATA
(AT END OF PERIOD):

Real estate, net of depreciation . .  $ 15,278,700            N/A   $ 15,383,000   $ 16,015,000            N/A
Total assets . . . . . . . . . . . .    15,499,100            N/A     15,561,500     16,240,100            N/A
Mortgage loans payable . . . . . . .    23,105,300            N/A     14,223,400     14,389,800            N/A
Total liabilities. . . . . . . . . .    23,676,700            N/A     14,759,500     14,865,400            N/A
Investment by LTC Properties, Inc. .    (8,177,600)           N/A        802,000      1,374,700            N/A


                                               THREE MONTHS
                                              ENDED MARCH 31,                  YEAR ENDED DECEMBER 31,
                                      ---------------------------   ------------------------------------------
                                           1998           1997           1997           1996           1995
                                      ---------------------------   ------------------------------------------
PRO FORMA OPERATING DATA:
Revenues . . . . . . . . . . . . . .  $  1,946,700            N/A   $  7,657,900            N/A            N/A
  Interest expense . . . . . . . . .     1,280,400            N/A      5,131,600            N/A            N/A
  Depreciation . . . . . . . . . . .       526,500            N/A      2,106,100            N/A            N/A


                                          8

  Other expenses . . . . . . . . . .       310,800            N/A      1,243,200            N/A            N/A
                                      ------------                  ------------
Total expenses . . . . . . . . . . .     2,117,700            N/A      8,480,900            N/A            N/A
                                      ------------                  ------------
Income before taxes. . . . . . . . .      (171,000)           N/A       (823,000)           N/A            N/A
Income taxes . . . . . . . . . . . .           -              N/A            -              N/A            N/A
Net income . . . . . . . . . . . . .  $   (171,000)           N/A   $   (823,000)           N/A            N/A
                                      ------------                  ------------
PRO FORMA BALANCE SHEET DATA
(AT END OF PERIOD):
Real estate, net of depreciation . .  $ 62,117,500            N/A            N/A            N/A            N/A
Total assets . . . . . . . . . . . .    73,984,000            N/A            N/A            N/A            N/A
Mortgage loans payable . . . . . . .    46,807,600            N/A            N/A            N/A            N/A
Total liabilities. . . . . . . . . .    57,479,200            N/A            N/A            N/A            N/A
Minority interest. . . . . . . . . .     3,432,000            N/A            N/A            N/A            N/A
Stockholders' equity . . . . . . . .    13,073,100            N/A            N/A            N/A            N/A


                                     RISK FACTORS


     All statements, other than statements of historical facts, included in this Information Statement that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward looking statements. Discussions containing such forward looking statements may be found throughout this Information Statement, including without limitation in the materials set forth under "SUMMARY OF INFORMATION"; "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"; "THE COMPANY" and "BUSINESS AND PROPERTIES." Actual events or results may differ materially from those discussed in the forward looking statements as a result of various factors, including without limitation the risk factors set forth below and the matters set forth in this Information Statement generally.


RECENTLY FORMED ENTITY; LACK OF INDEPENDENT OPERATING HISTORY

     The Company is a recently-formed entity with no prior operating history. There can be no assurance that the Company will not encounter financial, managerial or other difficulties as a result of its lack of operating history or inability to rely on the financial and other resources of LTC. Currently the Company has no external source of financing and the Company has not received any commitment with respect to any funds needed in the future. The Company expects to be able to access capital markets or to seek other financing, but there can be no assurance that it will be able to do so at all or in amounts or on terms acceptable to the Company.


ANTICIPATED OPERATING LOSSES

     Because the Company is recently formed and owns a significant amount of real estate that is highly leveraged, it is anticipated that the Company will incur operating losses. On a pro forma basis, the Company would have incurred net losses of $823,000 and $171,000 for the year ended December 31, 1997 and the
three months ended March 31, 1998, respectively.   See "LTC HEALTHCARE, INC. PRO
FORMA FINANCIAL INFORMATION."

POSSIBLE CONFLICTS WITH LTC AFTER THE DISTRIBUTION


     As of the Distribution Date and continuing thereafter until his or her successor is elected and is duly qualified, the Company Board will consist of Andre C. Dimitriadis, who is currently Chairman and Chief Executive Officer of LTC and who serves in the same positions with the Company, James J. Pieczynski, who is currently President and Chief Financial Officer of LTC and who serves in the same positions with the Company, and Steven Stuart and Bary G. Bailey, who are not affiliated with LTC. As of the Distribution Date and continuing thereafter until his or her successor is chosen and is duly qualified the executive officers of the Company will include Mr. Dimitriadis, Mr. Pieczynski, Christopher T. Ishikawa, who is currently Senior Vice President and Chief Investment Officer of LTC and currently serves in the same positions with the Company and Pamela J. Privett, who is currently Senior Vice President, General Counsel and Secretary of LTC and currently serves in the same positions with the Company. See "MANAGEMENT." None of the members of management of the Company is committed to spending a particular amount of time on the Company's affairs, nor will any of them devote his or her full time to the Company. The Company anticipates that each of the members of management of the Company will spend approximately 25% of his or her time on the Company's affairs. As such, pursuant to the Administrative Services Agreement, the Company will pay 25% of the aggregate amount of the wages, salaries and bonuses of LTC's employees (which includes the members of management of the Company) to LTC and LTC will pay the remaining 75% of such amount.



     The Company and LTC have entered into certain agreements providing for
(i) the orderly separation of the Company and LTC and the making of the Distribution, (ii) the sharing of certain facilities and services, and (iii) the allocation of certain tax and other liabilities. Because the management of both the Company and LTC will be largely the same following the Distribution, conflicts may arise with respect to the operation and effect of these agreements and relationships which could have an adverse effect on the Company if not properly resolved. More specifically, members of the Board and senior management of the Company and LTC may be presented with conflicts of interest with respect to certain matters affecting the Company and LTC, such as the determination of which company may take advantage of potential business opportunities, decisions concerning the business focus of each company (including decisions concerning the types of properties and geographic locations in which such companies make investments), potential competition between the business activities conducted, or sought to be conducted, by such companies (including competition for properties and tenants), possible corporate transactions (such as acquisitions), and other strategic decisions affecting the future of such companies. Conflicts also may arise with respect to the restriction on the Company's right to engage in certain activities or make certain investments unless LTC was first offered the opportunity and declined to pursue such activities or investments (as described below). In this regard, the Company and LTC will adopt appropriate policies and procedures on or prior to the Distribution Date to be followed by the Board of Directors of each company to address potential conflicts. Such procedures will include requiring the persons serving as directors of both companies to abstain from voting as directors with respect to matters that present a significant conflict of interest between the companies and will require approval of the disinterested directors of both companies with respect to the Intercompany Agreement and the Administrative Services Agreement. It is anticipated that the members of the Board of Directors of each company that do not have any potentially significant conflict of interest between the companies will determine whether a matter presents such a significant conflict. The Intercompany Agreement prohibits the Company from engaging in certain activities or making certain investments unless LTC was first offered the opportunity and declined to pursue such activities or investments. The Intercompany Agreement also prohibits the Company from prepaying or causing to be prepaid any of its mortgage loans provided by LTC which are securitized in REMIC transactions. See "RELATIONSHIP BETWEEN HEALTHCARE AND LTC AFTER THE DISTRIBUTION-Policies and Procedures for Addressing Conflicts" and "THE COMPANY-Intercompany Agreement."

FAILURE OF LTC TO QUALIFY AS A REIT WOULD ALLOW LTC TO COMPETE WITH THE COMPANY


     The Company and LTC will enter into the Intercompany Agreement on or prior to the Distribution Date to provide each other with rights to participate in certain transactions. See "THE COMPANY-Intercompany Agreement." The Intercompany Agreement prohibits the Company from engaging in certain activities or making certain investments unless LTC was first offered the opportunity and declined to pursue such activities and investments. As a REIT, LTC is required to focus principally on investment in certain real estate assets and is prevented from owning certain assets and conducting certain activities that would be inconsistent with its status as a REIT. Additionally, the Clinton Administration's 1999 budget proposals contain several provisions imposing certain restrictions and limitations on a REIT's ownership of stock in another corporation, on ownership of the REIT's stock by its stockholders, and on the use of "paired" share arrangements between REITs and non-REITs which, if enacted in their proposed form, may adversely affect LTC's qualification as a REIT. See "THE DISTRIBUTION-Material Federal Income Tax Consequences of the Distribution-Clinton Administration 1999 Budget Proposals." Furthermore, because of the nature of the assets being transferred to the Company by LTC prior to and in connection with the Distribution, and the uncertainty of the value of the Company Common Stock, the amount of gain recognized by LTC in connection with the Distribution (including in connection with such transfer) could cause LTC to fail to satisfy the 75% gross income test applicable to REITs for LTC's current taxable year. If LTC fails to satisfy such gross income test, it will nonetheless be deemed to satisfy such test (and therefore will continue to qualify as a REIT for such taxable year) if certain disclosure requirements are met and the failure to meet such test is due to reasonable cause and not willful neglect. The Company believes that it has exercised ordinary business care and prudence in connection with the transfer of assets to the Company and the Distribution in attempting to satisfy the 75% gross income test, and that it will continue to exercise such ordinary business care and prudence in attempting to satisfy the 75% gross income test. LTC has engaged an independent valuation firm of nationally-recognized standing to render an opinion as to the value of the Company Common Stock to be distributed in the Distribution, and believes that its reliance on such opinion will constitute reasonable cause for purposes of the relief provisions discussed herein. LTC further has knowledge of no facts which would cause it to believe that it will realize gain upon the Distribution. If the relief provisions discussed above do not apply, however, LTC's REIT status would terminate in the taxable year of the Distribution. If LTC in the future should fail to qualify as a REIT, it would thereafter have the ability to participate in a broader range of investments and activities that are presented to it by the Company under the Intercompany Agreement. As a result, LTC's ability to engage in non-REIT activities could (i) significantly restrict the opportunities the Company may pursue, and/or (ii) allow LTC to compete with the Company for non-REIT investments. Accordingly, if LTC should fail to qualify as a REIT, that failure could have a material adverse effect on the Company.



RELATED PARTY TRANSACTIONS ON OR PRIOR TO THE DISTRIBUTION



     The Company and LTC will enter into the Intercompany Agreement and the Administrative Services Agreement on or prior to the Distribution Date. Because LTC owns nonvoting common stock of the Company (representing approximately 99% of the outstanding shares of Company Common Stock), such agreements were not negotiated at arms-length and may include terms which are not as favorable as would have been derived from arms-length negotiations


     In addition, although the Intercompany Agreement and Administrative Services Agreement each have a stated term of 10 years, both of these agreements shall terminate sooner upon a change of control of LTC. A change of control of LTC shall occur upon the occurrence of any of the following: (i) any person or related group of persons directly or indirectly acquires beneficial ownership of more than 50% of the voting power of LTC, (ii) there is a change in the composition of the LTC Board over a period of 36 consecutive months (or less) such that a majority of the LTC Board ceases to be comprised of individuals who either (A) have been board members continuously since the beginning of such period or (B) have been elected or nominated for election as board members during such period by at least a majority of the board members described in clause (A) who were still in office at the time such election or nomination was approved by the LTC Board; or
(iii) there is a change in the composition of LTC's senior executive management such that both Andre C. Dimitriadis and James J. Pieczynski cease to be employed by LTC. In addition, the Administrative Services Agreement may be terminated by either LTC or the Company upon 30 days' prior written notice to the other party. See "THE COMPANY-Intercompany Agreement" and "RELATIONSHIP BETWEEN HEALTHCARE AND LTC AFTER THE DISTRIBUTION-Administrative Services Agreement."


RELIANCE ON MAJOR OPERATORS


     Based on leases in effect as of the date of this Information Statement, the Company presently expects that Karrington Health, Inc., Sun Healthcare Group, Inc. (through its wholly owned subsidiary Sunrise Healthcare Corporation) and Integrated Health Services, Inc. will be the Company's largest operators for the year ended December 31, 1998, operating 12 facilities which represent approximately 52%, 31% and 11%, respectively, of the Company's total expected annual lease revenue for such period and 63%, 23% and 9%, respectively, of the Company's total pro forma real estate investments as of March 31, 1998. These operators, and the Company's other operators, manage long-term care facilities
on each of the Company's properties.   See "-Concentration of Company Operators
in Long-Term Care Industry" and "BUSINESS AND PROPERTIES." The financial position of the Company may be adversely affected by financial difficulties experienced by any of such operators, or any other major operator of the Company, including a bankruptcy, insolvency or general downturn in the business of any such operator, or in the event any such operator does not renew its leases as they expire.



     Karrington Health, Inc., Sun Healthcare Group, Inc. and Integrated Health Services, Inc. are publicly-traded companies and as such, have financial and other information on file with the Commission. The following table contains summary information for these operators which was extracted from public reports on file with the Commission (in thousands; balance sheet data is as of the end of the period):




                                                     THREE MONTHS ENDED           YEAR ENDED
                                                        MARCH 31, 1998         DECEMBER 31, 1997
                                                     -------------------------------------------
KARRINGTON HEALTH, INC.
  Total assets . . . . . . . . . . . . . . . . .           $  151,176                $  141,316
  Total debt . . . . . . . . . . . . . . . . . .              118,507                   104,506
  Total stockholders' equity . . . . . . . . . .               23,720                    26,507

  Total revenues . . . . . . . . . . . . . . . .           $    6,701                $   19,220
  Loss before taxes. . . . . . . . . . . . . . .               (2,787)                   (5,860)
  Net income . . . . . . . . . . . . . . . . . .               (2,787)                   (5,670)

INTEGRATED HEALTH SERVICES, INC.
  Total assets . . . . . . . . . . . . . . . . .           $5,246,908                $5,063,144
  Total debt . . . . . . . . . . . . . . . . . .            3,302,875                 3,238,233
  Total stockholders' equity . . . . . . . . . .            1,201,570                 1,088,161

  Total revenues . . . . . . . . . . . . . . . .           $  854,880                $1,993,197
  Income before taxes and extraordinary items. .               64,543                    13,326
  Net income (loss). . . . . . . . . . . . . . .               38,080                   (33,505)

SUN HEALTHCARE GROUP, INC.
  Total assets . . . . . . . . . . . . . . . . .           $2,687,986                $2,579,236
  Total debt . . . . . . . . . . . . . . . . . .            1,694,638                 1,626,842
  Total stockholders' equity . . . . . . . . . .              639,550                   617,053

  Total revenues . . . . . . . . . . . . . . . .           $  741,490                $2,010,820
  Income before taxes and extraordinary items. .               31,977                    95,882
  Net income . . . . . . . . . . . . . . . . . .               18,387                    34,801

CONCENTRATION OF COMPANY OPERATORS IN LONG-TERM CARE INDUSTRY



     The long-term care businesses of the major operators of the Company, and the healthcare industry generally, are subject to extensive federal, state and local regulation governing licensure and conduct of operations at existing facilities, certain capital expenditures, the quality of services provided, the manner in which such services are provided, financial and other arrangements between healthcare providers (including anti-kickback and self-referral arrangements) and reimbursement for services rendered. The failure of any Company operator to comply with such laws, requirements and regulations could adversely affect its ability to operate the facility or facilities and could adversely affect such Company operator's ability to make payments to the Company, thereby adversely affecting the Company.



     RELIANCE ON GOVERNMENT REIMBURSEMENT. A significant portion of the revenue of the Company's borrowers and lessees is derived from governmentally-funded reimbursement programs, such as Medicare and Medicaid. These programs are highly regulated and subject to frequent and substantial changes resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing law. In recent years, there have been fundamental changes in the Medicare program which have resulted in reduced levels of payment for a substantial portion of health care services. Moreover, health care facilities have experienced increasing pressures from private payers such as health maintenance organizations attempting to control health care costs, and reimbursement from private payers has in many cases effectively been reduced to levels approaching those of government payers. Governmental and popular concern regarding health care costs may result in significant reductions in payment to health care facilities, and there can be no assurance that future payment rates for either governmental or private health care plans will be sufficient to cover cost increases in providing services to patients. In many instances, revenues from Medicaid programs are already insufficient to cover the actual costs
incurred in providing care to those patients.   Any changes in reimbursement
policies which reduce reimbursement to levels that are insufficient to cover the cost of providing patient care could adversely affect revenues of the Company's borrowers and lessees and thereby adversely affect those borrowers' and lessees' abilities to make their debt or lease payments to the Company. Failure of the borrowers or lessees to make their debt or lease payments would have a direct and material adverse impact on the Company.



     HEALTH CARE REFORM. The Balanced Budget Act of 1997 signed by President Clinton on August 5, 1997 (the "Act"), enacted significant changes to the Medicare and Medicaid Programs designed to "modernize" payment and health care delivery systems while achieving substantial budgetary savings.



     In seeking to limit Medicare reimbursement for long term care services, the Act mandated the establishment of a prospective payment system for skilled nursing facility services to replace the current cost-based reimbursement system. The cost-based system reimburses skilled nursing facilities for reasonable direct and indirect allowable costs incurred in providing "routine services" (as defined by the Program) as well as capital costs and ancillary costs, subject to limits fixed for the particular geographic area served by the skilled nursing facility. Under the prospective payment system, skilled nursing facilities will be paid a federal per diem rate for covered services. The per diem payment will cover routine service, ancillary, and capital-related costs. The prospective payment system will be phased in over three cost reporting periods, starting with periods beginning on or after July 1, 1998.



     Under provisions of the Act, states will be provided additional flexibility in managing their Medicaid programs while achieving in excess of $13 million in federal budgetary savings over five years. Among other things, the Act repealed the Boren Amendment payment standard, which had required states to pay "reasonable and adequate" payments to cover the costs of efficiently and economically operated hospitals, nursing facilities, and certain intermediate care facilities.



     These health care reforms may reduce reimbursement to levels that are insufficient to cover the cost of providing patient care, which could adversely affect revenues of the Company's borrowers and lessees and thereby adversely affect those borrowers' and lessees' abilities to make their debt or lease payments to the Company. Failure of the borrowers or lessees to make their debt or lease payments would have a direct and material adverse impact on the Company.



     FRAUD AND ABUSE ENFORCEMENT. In the past several years, due to rising health care costs, there has been an increased emphasis on detecting and eliminating fraud and abuse in the Medicare and Medicaid programs. Payment of any remuneration to induce the referral of Medicare and Medicaid patients is generally prohibited by federal and state statutes. Both federal and state self-referral statutes severely restrict the ability of physicians to refer patients to entities in which they have a financial interest. The Act provided the federal government with expanded enforcement powers to combat waste, fraud and abuse in the delivery of health care services. Further, pursuant to a government initiative called Operation Restore Trust, the Office of Inspector General and the Health Care Financing Administration have increased investigations and enforcement activity of fraud and abuse, specifically targeting nursing homes, home health providers and medical equipment suppliers. Failure to comply with the foregoing fraud and abuse laws or government program integrity regulations may result in sanctions including the loss of licensure or eligibility to participate in reimbursement programs (including Medicare and Medicaid), asset forfeitures and civil and criminal penalties.



     It is anticipated that the trend toward increased investigation and informant activity in the area of fraud and abuse, as well as self-referral, will continue in future years. In the event that any borrower or lessee were to be found in violation of laws regarding fraud, abuse or self-referral, that borrower's or lessee's licensure or certification to participate in government reimbursement programs could be jeopardized, or that borrower or lessee could be subject to civil and criminal fines and penalties. Either of these occurrences could have a material adverse affect on the Company by adversely affecting the borrower's or lessee's ability to make debt or lease payments to the Company.


TAX CONSEQUENCES OF THE DISTRIBUTION

     LTC will recognize gain for Federal income tax purposes as a result of the transfer of certain properties and assets to the Company in exchange for additional shares of Company Common Stock. Such gain will be in an amount equal to the excess of the fair market value of the Company Common Stock received in the exchange plus the amount of the liabilities assumed by Healthcare in the exchange (as well as the liabilities to which any of the transferred assets are subject) over LTC's tax basis in the properties and assets immediately prior to the exchange. LTC's tax basis in the Company Common Stock received in such exchange will be equal to the fair market value thereof at the time of such exchange. LTC will recognize gain upon the Distribution equal to the excess, if any, of the fair market value of the Company Common Stock on the Distribution Date over LTC's adjusted tax basis in such stock. Because of the factual nature of the issue of the value of the Company Common Stock received by LTC as a result of the transfer of assets and then distributed by LTC, Latham & Watkins, tax counsel to the Company and LTC ("Tax Counsel") is unable to render an opinion on the amount of gain recognized as a result of these transactions. For a more detailed explanation, see "THE DISTRIBUTION-Material Federal Income Tax Consequences of the Distribution."

     The Distribution will be treated as a distribution, the amount of which equals the value of the Company Common Stock distributed plus any cash in lieu of fractional shares, and LTC stockholders will receive a basis in Company Common Stock equal to the value thereof at the time of the Distribution. Because of the factual nature of the issue of the value of the Company Common Stock distributed, Tax Counsel is unable to render an opinion on it. The Distribution will be taxable to LTC stockholders to the same extent as any other distribution made by LTC to its stockholders. As long as LTC qualifies as a REIT, distributions (including the Distribution) made to LTC's taxable U.S. stockholders out of LTC's current or accumulated earnings and profits (and not designated as capital gain dividends) will be taxable as ordinary income and, for corporate stockholders, will not be eligible for the dividends received deduction. Distributions in excess of current and accumulated earnings and profits will not be taxable to

LTC's taxable U.S. stockholders to the extent they do not exceed the adjusted tax basis of the stockholder's shares of LTC Common Stock, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted tax basis of the stockholder's shares of LTC Common Stock, such distributions generally will be taxable as capital gain. LTC will make a determination of the fair market value of the Company Common Stock as of the Distribution Date. LTC will report the amount of the Distribution received by each stockholder to such stockholder and to the IRS on IRS Form 1099-DIV. There can be no assurance that the IRS or the courts will agree with the amount determined by LTC. For a more detailed explanation, see "THE DISTRIBUTION-Material Federal Income Tax Consequences of the Distribution."

DILUTION

     The Company may from time to time raise additional capital from the issuance and sale of equity securities. Any such issuances may significantly dilute the interests of the existing holders of Company securities, including the Company Common Stock.

ABSENCE OF PRIOR TRADING MARKET FOR COMPANY COMMON STOCK; POTENTIAL VOLATILITY


     There is no existing market for the Company Common Stock. Although the Company has applied for listing and trading of the Company Common Stock on the Pacific Exchange, no assurance can be given that an active trading market for the Company Common Stock will develop following the Distribution or, if developed, that any such market will be sustained. In the absence of a public trading market, an investor may be unable to liquidate his investment in the Company. Prices at which the Company Common Stock may trade cannot be predicted. Nothing herein should be construed to suggest that the trading price of LTC Common Stock at any point in time may be used as a substitute for the trading price of Company Common Stock. The prices at which the Company Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the success of the Company's business, the depth and liquidity of the market for the Company Common Stock, investor perception of the Company and its assets, the Company's dividend policy, and general economic and market conditions. In addition, the prices at which the Company Common Stock trades may fluctuate as recipients of the Company Common Stock may sell their shares of the Company Common Stock because the Company's objectives are not consistent with their investment criteria or for other reasons. The depth and liquidity of the market for the Company Common Stock may be affected by the aggregate beneficial ownership by executive officers and directors of the Company of approximately 8.3% of the Company Common Stock immediately following the Distribution. See "-Control by Executive Officers and Directors." The prices at which the Company Common Stock trades also may be affected by certain provisions of the Company Articles and the Company Bylaws, as each will be in effect following the Distribution, which may have an anti-takeover effect. See "-Certain Anti-Takeover Features Affecting a Change in Control of the Company."


SHARES ELIGIBLE FOR FUTURE SALE

     The approximately _______ shares of Company Common Stock distributed to LTC stockholders in the Distribution will be freely transferable, except for the shares distributed to persons who may be deemed to be "affiliates" of the Company under the Securities Act. Such affiliates will be permitted to sell their shares of Company Common Stock pursuant to Rule 144 under the Securities Act beginning 90 days after the Distribution, subject to certain volume limitations, manner of sale limitations, notice requirements and the availability of current public information about the Company. In addition, immediately following the Distribution, options to purchase 120,000 shares of Company Common Stock will be granted to the Company's executive officers under the Healthcare 1998 Plan. See "MANAGEMENT-Healthcare 1998 Plan."
Shares issued pursuant to the exercise of options granted under the Healthcare 1998 Plan will be freely transferable without restriction, subject, in the case of sales by affiliates, to compliance with Rule 144.

     The Company is unable to estimate the number of shares that may be sold in the future by its stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of the Company Common Stock prevailing from time to time. Sales of substantial amounts of Company Common Stock, or the prospect of such sales, could adversely affect the market price of the Company Common Stock.

POTENTIAL ADVERSE EFFECTS ON LTC COMMON STOCK OF THE DISTRIBUTION

     After the Distribution, the LTC Common Stock will continue to be traded on the New York Stock Exchange. As a result of the Distribution, the trading price of LTC Common Stock is expected to be lower than the trading price of LTC Common Stock prior to the Distribution to reflect the value of the assets transferred to the Company. The combined trading prices of LTC Common Stock and Company Common Stock after the Distribution may be less than, equal to or greater than the trading prices of LTC Common Stock prior to the Distribution. In addition, until the market has fully analyzed the operations of LTC without the Company's assets, the price at which the LTC Common Stock trades may fluctuate significantly.

DIFFICULTY OF LOCATING SUITABLE INVESTMENTS; COMPETITION

     The Company was recently organized and has not, to date, began to seek investments. Identifying, completing and acquiring real estate investments has from time to time been highly competitive, and involves a high degree of uncertainty. After the Distribution, the Company will be competing for investments with many public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and REITs) and other institutional investors, as well as individuals. There can be no assurance that the Company will be able to locate and complete investments which satisfy the Company's rate of return objective or realize upon their value or that it will be able to fully invest its available capital.

     Many of those with whom the Company will compete for investments are far larger than the Company, may have greater financial resources than the Company and may have management personnel with more experience than the officers of the Company.

ACQUISITION, DEVELOPMENT, CONSTRUCTION AND RENOVATION ACTIVITIES


ACQUIRED PROPERTIES MAY FAIL TO PERFORM AS EXPECTED AND CAPITAL EXPENDITURES MAY EXCEED ESTIMATES. As of the Distribution Date, the Company will own a total of 13 properties. The acquisitions of these properties and the future acquisitions of any properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform as expected, that estimates of the cost of improvements to bring an acquired property up to standards established for the intended market position may prove inaccurate and the occupancy rates and rents achieved may be less than anticipated.


UNCERTAINTY OF CASH FLOW FROM DEVELOPMENT, CONSTRUCTION AND RENOVATION ACTIVITIES. Risks associated with the Company's development, construction and renovation activities include the risks that: the Company may abandon development opportunities after expending resources to determine feasibility; construction and renovation costs of a project may exceed original estimates; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; and development, construction, renovation and lease-up may not be completed on schedule (including risks beyond the control of the Company, such as weather or labor conditions or material shortages) resulting in increased debt service expense and construction costs.
Development, construction and renovation activities also are subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development, construction and renovation activities once undertaken, any of which could adversely affect the financial condition and results of operations of the Company. Properties under development or acquired for development may generate little or no cash flow from the date of acquisition through the date of completion of development and may experience operating deficits after the date of completion. In addition, new development and renovation activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention.

     Any properties developed and renovated by the Company will be subject to the risks associated with the ownership and operation of real estate described elsewhere in this section entitled "RISK FACTORS."

OPERATING RISKS

POTENTIAL INCREASES IN OPERATING COSTS. If the properties of the Company, the properties of those entities in which it invests or the properties of those entities to which it will lend (collectively, the "Properties") do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, the financial condition and results of operations of the Company may be adversely affected. The Properties are subject to operating risks common to the particular property type, any and all of which may adversely affect occupancy or rental rates.

DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY

     The Company's cash flow, results of operations and value of its assets would be adversely affected if a significant number of operators of the Properties failed to meet their lease obligations. The bankruptcy or insolvency of a major operator may have an adverse effect on a property. At any time, an operator also may seek protection under the bankruptcy laws, which could result in rejection and termination of such operator's lease and thereby cause a reduction in the cash flow of the property. If an operator rejects its lease, the owner's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. Generally, the amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15.0% of the remaining lease payments payable under the lease (but not to exceed the amount of three years' lease payments). No assurance can be given that the Properties will not experience significant operator defaults in the future.

POTENTIAL ADVERSE CONSEQUENCES OF DEBT FINANCING


USE OF LEVERAGE COULD ADVERSELY AFFECT THE COMPANY. As of the Distribution Date, some of the Company's real estate equity investments utilize a leveraged capital structure, in which case third party lenders are entitled to cash flow generated by such investments prior to the Company receiving a return. As a result of such leverage, the Company is subject to the risks normally associated with debt financing, including the risk that cash flow from operations and investments will be insufficient to meet required payments of principal and interest, the risk that existing debt (which in most cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancings will not be as favorable to the Company, and the risk that necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed on favorable terms or at all.
While such leverage may increase returns or the funds available for investment by the Company, it also will increase the risk of loss on a leveraged investment. If the Company defaults on secured indebtedness, the lender may foreclose and the Company could lose its entire investment in the security for such loan. Because the Company may engage in portfolio financings where several investments are cross-collateralized, multiple investments may be subject to the risk of loss. As a result, the Company could lose its interests in performing investments in the event such investments are cross-collateralized with poorly performing or non-performing investments. In addition, recourse debt, which the Company reserves the right to obtain, may subject other assets of the Company to risk of loss.


INABILITY TO REPAY OR REFINANCE INDEBTEDNESS AT MATURITY; FORECLOSURES. The Company anticipates that only a portion of the principal of the Company's indebtedness outstanding from time to time will be repaid prior to maturity. However, the Company may not have sufficient funds to repay such indebtedness at maturity; it may therefore be necessary for the Company to refinance debt through additional debt financing or equity offerings. If the Company is unable to refinance this indebtedness on acceptable terms, the Company may be forced to dispose of properties or other assets upon disadvantageous terms, which could result in losses to the Company and adversely affect the amount of cash available for further investment.

RISING INTEREST RATES COULD INCREASE THE COMPANY'S INTEREST EXPENSE. The Company may incur indebtedness in the future that bears interest at a variable rate or may be required to refinance its debt at higher rates. Accordingly, increases in interest rates could increase the Company's interest expense and adversely affect the financial condition and results of operations of the Company.

RESTRICTIVE COVENANTS COULD ADVERSELY AFFECT THE COMPANY'S BORROWINGS. Various credit facilities or other debt obligations may require the Company to comply with a number of financial and other covenants on an ongoing basis. Failure to comply with such covenants may limit the Company's ability to borrow funds or may cause a default under its then-existing indebtedness.


NO LIMITATION ON DEBT. The organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. The Company also has the ability to use a more highly leveraged business strategy than typically used by REITs. As part of its business strategy, the Company intends to engage in the ownership of leveraged properties, and as such, the purchase of additional properties will cause the Company's debt to increase. Accordingly, the Company could become highly leveraged, resulting in an increase in debt service that could increase the risk of default on the Company's indebtedness.



     INABILITY TO REFINANCE INDEBTEDNESS. As of the Distribution Date, the Company will have approximately $29.4 million of mortgage loans payable that were securitized by LTC in REMIC transactions. The interest rates on the mortgage loans range from 8.0% to 12.0%. In connection with the Administrative Services Agreement, the Company has agreed not to prepay or cause to be prepaid any of its mortgage loans provided by LTC which are securitized in REMIC transactions unless the property is sold to an unaffiliated third party.
Because of this agreement, the Company will not have the ability to refinance this mortgage debt and consequently will not be able to lower its interest costs in a low interest rate environment.


EQUITY INVESTMENTS IN AND WITH THIRD PARTIES


DEPENDENCE ON THIRD PARTIES. As of the Distribution Date, the Company invests in health care companies and may invest in shares of REITs, health care companies or other entities that invest in real estate or health care assets, including debt instruments and equity interests. In such cases, the Company will be relying on the assets, investments and management of the REIT or other entity in which it is investing. Such entities and their properties will be subject to the other risks affecting the ownership and operation of real estate and investment in debt set forth in this section entitled "RISK FACTORS."



POTENTIAL LACK OF CONTROL OF MANAGEMENT. The Company also co-invests with third parties and may continue to do so through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity and, therefore, will not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity.

POTENTIAL CONFLICTS AND INCREASED BANKRUPTCY, LIABILITY AND OTHER RISKS. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that the Company's partners or co-venturers might become bankrupt or otherwise fail to fund their share of required capital contributions, that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company, and that such partners or co-venturers may be in a position to take action contrary to the instructions or the requests of the Company and contrary to the Company's policies or objectives. Such investments also may have the potential risk of impasse on decisions, such as a sale, because neither the Company nor the partner or co-venturer would have full control over the partnership or joint venture. Consequently, actions by such partner or co-venturer might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, the Company may in certain circumstances be liable for the actions of its third-party partners or co-venturers.

ILLIQUIDITY OF REAL ESTATE INVESTMENTS

     Equity and debt investments in real estate may be relatively illiquid. Such illiquidity limits the ability of the Company to modify its portfolio in response to changes in economic or other conditions and may have a material adverse effect on the Company. Illiquidity may result from the absence of an established market for the investments as well as legal or contractual restrictions on their resale by the Company.

DISADVANTAGES OF INVESTMENTS IN DEBT INSTRUMENTS


DEPENDENCE ON BORROWERS TO PRESERVE VALUE OF COLLATERAL; POSSIBILITY OF NONPAYMENT. As of the Distribution Date, the Company owns convertible subordinated debentures and may originate additional debt investments and may acquire performing or non-performing debt investments. In general, debt instruments carry the risk that borrowers may not be able to make debt service payments or to pay principal when due, the risk that the value of any collateral may be less than the amounts owed, the risk that interest rates payable on the debt instruments may be lower than the Company's cost of funds, and the risk that the collateral may be mismanaged or otherwise decline in value during periods in which the Company is seeking to obtain control of the underlying real estate. The Company is also dependent on the ability of the borrowers to operate successfully their properties. Such borrowers and their properties will be subject to the other risks affecting the ownership and operation of real estate set forth in this section entitled "RISK FACTORS." Some of the loans may be structured so that all or a substantial portion of the principal will not be paid until maturity, which increases the risk of default at that time.



UNRATED DEBT INSTRUMENTS. It is anticipated that a substantial portion of the debt in which the Company invests will not be rated by any nationally-recognized rating agency. Generally, the value of unrated classes is more subject to fluctuation due to economic conditions than rated classes. The Company's acquisition of credit supported classes of securitizations (which generally are expected to be first loss classes) which are unrated at the time of acquisition and which have lower ratings may increase the risk of nonpayment or of a significant delay in payments on these classes. Should rated assets be downgraded, it may adversely affect their value and the Company. The Company's potential investments in such assets will likely be from unrelated third parties.


LIMITED REMEDIES UPON DEFAULT OF MORTGAGE LOANS

     To the extent the Company invests in mortgage loans, such mortgage loans may or may not be recourse obligations of the borrower and generally will not be insured or guaranteed by governmental agencies or otherwise. In the event of a default under such obligations, the Company may have to foreclose its mortgage or protect its interest by acquiring title to a property and thereafter making substantial improvements or repairs in order to maximize the property's investment potential. Borrowers may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against such enforcement and/or bring claims for lender liability in response to actions to enforce mortgage obligations. Relatively high "loan-to-value" ratios and declines in the value of the property may prevent the Company from realizing an amount equal to its mortgage loan upon foreclosure.

     The Company may participate in loans originated by other financing institutions. As a participant, the Company may not have the sole authority to declare a default under the mortgage or to control the property or any foreclosure.

     Any investments in junior mortgage loans which are subordinate to liens of senior mortgages would involve additional risks, including the lack of control over the collateral and any related foreclosure proceeding. In the event of a default on a senior mortgage, the Company may make payments to prevent foreclosure on the senior mortgage without necessarily improving the Company's position with respect to the subject real property. In such event, the Company would be entitled to share in the proceeds only after satisfaction of the amounts due to the holder of the senior mortgage.

DISADVANTAGES OF INVESTMENTS IN COMMERCIAL MORTGAGE-BACKED SECURITIES

INVESTMENTS IN COMMERCIAL MORTGAGE-BACKED SECURITIES SUBJECT TO REAL ESTATE RISKS APPLICABLE TO UNDERLYING PROPERTIES. The Company may seek to invest in real estate-related debt instruments, which may include commercial mortgage-backed securities. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing directly in the real estate securing the underlying mortgage loans. This may be especially true in the case of commercial mortgage securities secured by, or evidencing an interest in, a single commercial mortgage loan or a relatively small or less diverse pool of commercial mortgage loans. See "-Disadvantages of Investments in Mortgage Loans."


INVESTMENT IN COMMERCIAL MORTGAGE-BACKED SECURITIES SUBJECT TO RISKS ASSOCIATED WITH PREPAYMENT OF UNDERLYING MORTGAGES. As with many interest bearing mortgage-backed instruments, prepayments of the underlying mortgages may expose the Company to the risk that an equivalent rate of return is not available in the current market and that new investment of equivalent risk will have lower rates of return. Certain types of investments in commercial mortgage-backed securities may be interest-only securities which expose the holder to the risk that the underlying mortgages may prepay at a faster rate than anticipated at acquisition. Faster than anticipated prepayments may cause the investment in interest-only commercial mortgage-backed securities to have a lower than anticipated rate of return and could result in a loss of the initial investment under extreme prepayment scenarios.


CREDIT SUPPORT FOR COMMERCIAL MORTGAGE-BACKED SECURITIES MAY PROVE INADEQUATE. The risks of investing in commercial mortgage-backed securities include risks that the existing credit support will prove to be inadequate, either because of unanticipated levels of losses or, if such credit support is provided by a third party, because of difficulties experienced by such provider. Delays or difficulties encountered in servicing commercial mortgage-backed securities may cause greater losses and, therefore, greater resort to credit support than was originally anticipated, and may cause a rating agency to downgrade a security.

SUBORDINATED SECURITIES MAY NOT BE REPAID UPON DEFAULT. The Company may acquire subordinated tranches of commercial mortgage-backed securities issuances. In general, subordinated tranches of commercial mortgage-backed securities are entitled to receive repayment of principal only after all principal payments have been made on more senior tranches and also have subordinated rights as to receipt of interest distributions. In addition, an active secondary market for such subordinated securities is not as well developed as the market for certain other mortgage-backed securities. Accordingly, such subordinated commercial mortgage-backed securities may have limited marketability and there can be no assurance that a more efficient secondary market will develop.

LIMITATIONS ON REMEDIES UPON DEFAULT

     Although the Company will have certain contractual remedies upon the default by borrowers under certain debt instruments, such as foreclosing on the underlying real estate or collecting rents generated therefrom, certain legal requirements (including the risks of lender liability) may limit the ability of the Company to effectively exercise such remedies.

     The right of a mortgage lender to convert its loan position into an equity interest may be limited or prevented by certain common law or statutory provisions.

THIRD-PARTY BANKRUPTCY RISKS

     Investments made in assets operating in workout modes or under Chapter 11 of the Bankruptcy Code could be subordinated or disallowed, and the Company could be liable to third parties in such circumstances. Furthermore, distributions made to the Company in respect of such investments could be recovered if any such distribution is found to be a fraudulent conveyance or preferential payment. Bankruptcy laws, including the automatic stay imposed upon the filing of a bankruptcy petition, may delay the ability of the Company to realize on collateral for loan positions held by it or may adversely affect the priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the "cramdown" provisions of the bankruptcy laws.

COSTS OF COMPLIANCE WITH THE INVESTMENT COMPANY ACT

     The Company is currently not registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since management believes that the Company either is not within the definition of "investment company" thereunder or, alternatively, is excluded from regulation under the Investment Company Act by one or more exemptions. In the future, the Company will seek to continue to conduct its operations so as to avoid registration under the Investment Company Act. Therefore, the assets that the Company may acquire or sell may be limited by the provisions of the Investment Company Act. If the Company were to become an investment company under the Investment Company Act and if it failed to qualify for an exemption thereunder, it would be unable to conduct its business as presently conducted which could have a material adverse effect on the Company and the market price for the Company Common Stock.

UNINSURED LOSSES

     The Company will carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to all of the properties that it owns, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses (such as losses arising from acts of war or relating to pollution) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a property, as well as the anticipated future revenue from such property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss would adversely affect the financial condition and results of operations of the Company.

     With respect to those properties in which the Company holds an interest through a mortgage, as well as those properties owned by entities to whom the Company makes unsecured loans, the borrowers will most likely be obligated to maintain insurance on such properties and to arrange for the Company to be covered as a named insured on such policies. The face amount and scope of such insurance coverage may be less comprehensive than the Company would carry if it held the fee interest in such property. Accordingly in such circumstances, or in the event that the borrowers fail to maintain required coverage, uninsured or underinsured losses may occur, which could have an adverse impact on the Company's cash flow or financial condition.

POTENTIAL ENVIRONMENTAL LIABILITY RELATED TO THE PROPERTIES


     As of the Distribution Date, the Company will own a total of 13 properties. Under various Federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. These laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such persons. Certain environmental laws govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when such materials are in poor condition, or in the event of renovation or demolition. Such laws impose liability for release of ACMs into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. The operation and subsequent removal of certain underground storage tanks also are regulated by Federal and state laws. In connection with the ownership (direct or indirect), operation, management and development of real properties, the Company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances, and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and injuries to persons and property. See "BUSINESS AND PROPERTIES-Environmental Matters."


HEDGING POLICIES/RISKS

     In connection with the financing of certain real estate investments, the Company may employ hedging techniques designed to protect the Company against adverse movements in currency and/or interest rates. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while the Company may benefit from the use of these hedging mechanisms generally, unanticipated changes in interest rates, securities prices, or currency exchange rates may result in a poorer overall performance for the Company than if it had not entered into such hedging transactions. See "THE COMPANY-Financing Policies."


     In connection with the financing of certain real estate investments, the Company may use derivative financial instruments primarily to reduce exposure to adverse fluctuations in interest rates and foreign exchange rates. The Company does not intend to enter into derivative financial instruments for trading purposes. Any derivative position maintained by the Company would be used to reduce risk by hedging an underlying economic exposure. Because of the high correlation between the hedging instrument and the underlying exposure, fluctuations in the value of the instruments are generally offset by reciprocal changes in the value of the underlying exposure. The Company intends to invest in derivatives having straightforward instruments with liquid markets. In order to reduce counter-party credit or legal enforcement risk, all counter-parties will be major investment or commercial banks and all transactions will be executed with documentation consistent with accepted industry practice. See "THE COMPANY - Financing Policies."


DIVIDEND POLICY

     The future payment of dividends by the Company will depend on decisions that will be made by the Company Board from time to time based on the results of operations and financial condition of the Company and such other business considerations as the Company Board considers relevant. The Company presently anticipates that it will retain all available funds for use in the operation and expansion of its business and does not anticipate paying any dividends in the foreseeable future. See "THE DISTRIBUTION-Listing and Trading of Company Common Stock; Dividend Policy."

     In addition, the stock market has experienced extreme price and volume fluctuations which have affected the market price of many companies and which have at times been unrelated to the operating performance of the specific companies whose stock is traded. Broad market fluctuations and general economic conditions may adversely affect the market price of the Company Common Stock.

CERTAIN ANTI-TAKEOVER FEATURES AFFECTING A CHANGE IN CONTROL OF THE COMPANY


     Upon consummation of the Distribution, certain provisions of the Company Articles and the Company Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. Such provisions include Article II of the Company Articles which authorizes the Company Board to issue shares of preferred stock of the Company, in one or more series, and to establish the rights and preferences (including the convertibility of such shares of preferred stock into shares of Company Common Stock) of any series of preferred stock so issued. The Company's stockholders have no right to take action by written consent and are, except as otherwise required by law, not permitted to call special meetings of stockholders. Any amendment of the Company Bylaws by the stockholders or certain provisions of the Company Articles requires the affirmative vote of at least 66 2/3% of the shares of voting stock then outstanding. In addition, the affirmative vote of at least 66 2/3% of the shares of voting stock then outstanding is required for any merger, exchange or consolidation to which the Company is a party and which requires stockholder approval under Nevada statutory law and any sale or other disposition by the Company of all or substantially all of its assets. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of the Company Common Stock. Such provisions also may inhibit fluctuations in the market price of the Company Common Stock that could result from takeover attempts and could discourage an acquisition attempt or other transaction that some or a majority of stockholders might believe to be in their best interests. Such provisions could further have the effect of making it more difficult for third parties to cause the replacement of the current management of the Company without the concurrence of the Company Board. See "HEALTHCARE ARTICLES OF INCORPORATION AND BYLAWS."



     In addition, certain provisions of Nevada statutory law may make more difficult the acquisition of control of the Company without the approval of the Company Board. Nevada's Combinations with Interested Stockholders statute (NRS Sections 78.411-78.444), which applies to Nevada corporations having at least 200 stockholders, prevents an "interested stockholder" and an applicable Nevada corporation from entering into a "combination" unless certain conditions are met. A "combination" means any merger or consolidation with an "interested stockholder," or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) 10% or more of the earning power or net income of the corporation. An "interested stockholder" means a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the voting power of the corporation. A corporation to which this statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If this approval is not obtained, then, after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher; (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher; or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.



     Nevada's Acquisition of Controlling Interest statute (NRS Sections 78.378-78.3793) applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. As of the date of this Information Statement, the Company does not have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the Acquisition of Controlling Interest statute will not apply to the Company.



     The Acquisition of Controlling Interest statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become "Control Shares" and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Acquisition of Controlling Interest statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights. See "DESCRIPTION OF THE COMPANY'S CAPITAL STOCK."


DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the efforts of its executive officers and other key personnel. While the Company believes that it could find replacements for these persons, the loss of their services could have a temporary adverse effect on the operations of the Company. None of the Company's executive officers or other key personnel has an employment agreement with the Company. There can be no assurance that the Company will be able to retain these persons or to attract suitable replacements or additional personnel if required. The Company has not obtained key-man insurance for any of its executive officers or other key personnel.

                                   THE DISTRIBUTION

BACKGROUND AND REASONS FOR THE DISTRIBUTION

     LTC is a self-administered, self-managed REIT which invests in long-term care facilities through mortgage loans, facility lease transactions and other investments. To a large extent, public REITs, including LTC, manage their property portfolios with consideration to both public market perceptions and tax laws. Because investors are seeking a consistent and growing income stream from their REIT investments, REITs are encouraged to (i) grow FFO, (ii) maintain a low leverage ratio (debt to total capitalization is one measure used to determine the relative risk of that cash flow stream, as rising interest rates can diminish FFO and impact dividends) and (iii) make conservative investments as evidenced by positive debt service coverages or low per bed or per unit investments in health care facilities. As a result, REITs have generally been hesitant to participate in long-term, higher-risk projects or to bring their leverage ratios to above 40.0%. In addition, the tax laws governing REITs include limitations on (i) the types of assets that REITs may own and the time period that real estate may be held, restricting REITs from investing in operating companies, equity securities, debt securities and participating in short-term trading opportunities, and (ii) the ability of REITs to retain earnings, requiring REITs to distribute 95.0% of net taxable income, excluding capital gains, each year. Further, because gains on the sales of real estate are not included in the calculation of FFO, REITs are not given value for buying properties that have substantial long-term appreciation. Thus, the LTC Board determined that it is in the best interests of LTC and its stockholders to organize the Company to pursue opportunities available to those investors that are not restricted by the Federal income tax laws governing REITs or influenced by public market perception with regard to REIT securities, to transfer to the Company certain equity investments, real properties and related assets and liabilities currently held by LTC, and to spin-off the Company to the LTC stockholders. The Distribution will enable investors who own both LTC Common Stock and Company Common Stock to participate in the benefits of the REIT operations of LTC and the non-REIT operations of the Company.


     All of the properties to be transferred to the Company by LTC are subject to long-term leases. Ownership of these properties by LTC is consistent with the limitations on REITs described above however, LTC believes it is in the best interests of LTC and its stockholders to transfer these properties to the Company for the following reasons. As described above, REITs are encouraged to increase FFO. Significant leverage on properties in the Healthcare Asset Group and the LTC Partners IX, LP ("Partners IX") properties results in such properties generating minimal FFO. As of March 31, 1998, the total pro forma mortgages payable on these properties was $29,407,600. Expected FFO and use of cash for the next twelve months, based on annual base rent and debt service pursuant to leases and mortgages in effect on the Distribution Date, is approximately $253,500 and $41,700, respectively, for the properties in the Healthcare Asset Group and the LTC Partners IX properties. LTC's investment strategy has been to make conservative, low cost per unit/bed investments. As of March 31, 1998, LTC's average investment in owned assisted living facilities was approximately $60,000 per unit. Four of the properties acquired from Karrington Health, Inc. were acquired for approximately $125,000 per unit and LTC has the opportunity to finance approximately 75% of the purchase price of these properties with non-recourse mortgage financing, and the remaining 25% of the purchase price with equity. The remaining two properties acquired from Karrington Health, Inc. were acquired for approximately $121,000 per unit and LTC intends to encumber such properties with non-recourse mortgage financing. Because the leveraged returns are attractive, LTC felt this was a more appropriate investment for Healthcare. See "LTC HEALTHCARE, INC. UNAUDITED PRO FORMA FINANCIAL INFORMATION" and "BUSINESS AND PROPERTIES-LTC Partners IX Properties, -Karrington on the Scioto, -Karrington of Bexley, -Karrington at Tucker Creek, -Karrington Place, -Karrington of Rocky River and -Karrington on Presque Isle Bay."


     The LTC Board recognized in its planning that the Distribution would result in a transaction taxable to LTC stockholders and to LTC. Due to the nature of the assets to be transferred to the

Company and the amount and duration of LTC's holdings thereof, LTC and the Company are not positioned to effect the Distribution on a tax-free basis. The LTC Board has considered that LTC's substantial tax basis in the Company Common Stock (and prior to their transfer to the Company, in the assets to be transferred) would reduce taxable gains, if any, to LTC that would otherwise be recognized. Upon review of this and other relevant factors discussed in the preceding paragraphs of this section "-Background and Reasons for the Distribution", the LTC Board concluded that the benefits of the Distribution would more than offset any negative tax consequences of the Distribution. See "-Material Federal Income Tax Consequences of the Distribution."



     A small number of REITs, operating under tax provisions that no longer are available to other REITs, have shares of capital stock that are "paired" or "stapled" with shares of capital stock of an operating company that is liable for regular corporate income tax. The shares of LTC Common Stock and Company Common Stock are not, and will not be, paired or stapled in any manner and may be owned and transferred separately and independently of each other. However, investors who choose to own both shares of LTC Common Stock and Company Common Stock will, in effect, have substantially the same economic equivalent of a "stapled" investment in LTC and the Company.


DISTRIBUTION AGENT

     The Distribution Agent is Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606, telephone: (312) 360-5294.

MANNER OF EFFECTING THE DISTRIBUTION

     The general terms and conditions relating to the Distribution are set forth in the Distribution Agreement (the "Distribution Agreement") that will be executed on or prior to the Distribution Date by and between LTC and the Company.


     LTC will effect the Distribution on the Distribution Date by delivering all outstanding shares of Company Common Stock to the Distribution Agent for distribution to the holders of record of LTC Common Stock as of the close of business on the Record Date. The Distribution will be made on the basis of 1/10 share of Company Common Stock for each share of LTC Common Stock held as of the close of business on the Record Date. Only whole shares of Company Common Stock will be issued. Stockholders who would have otherwise received a fractional share of Healthcare common stock will receive cash in lieu thereof. LTC shall instruct the Distribution Agent to aggregate all fractional shares of Company Common Stock into whole shares and sell the whole shares obtained thereby in the open market as soon as practicable following the Distribution Date at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the proceeds of such sale as soon as practicable after the Distribution Date. LTC shall bear the costs of commissions incurred in connection with such sales. Based on ___________ shares of LTC Common Stock on the Record Date, approximately __________ shares of Company Common Stock will be distributed to LTC stockholders. The shares of Company Common Stock will be fully paid and non-assessable, and the holders thereof will not be entitled to preemptive rights. See "DESCRIPTION OF THE COMPANY'S CAPITAL STOCK." It is expected that certificates representing shares of the Company Common Stock and checks for cash in lieu of fractional shares will be mailed to holders of LTC Common Stock as soon as practicable after the Distribution Date.


HOLDERS OF LTC COMMON STOCK SHOULD NOT SEND CERTIFICATES TO THE COMPANY, LTC OR THE DISTRIBUTION AGENT. THE DISTRIBUTION AGENT WILL MAIL THE STOCK CERTIFICATES REPRESENTING SHARES OF COMPANY COMMON STOCK AS SOON AS PRACTICABLE AFTER THE DISTRIBUTION DATE. LTC STOCK CERTIFICATES WILL CONTINUE TO REPRESENT SHARES OF LTC COMMON STOCK AFTER THE DISTRIBUTION IN THE SAME AMOUNT SHOWN ON THE CERTIFICATES.

     No holder of LTC Common Stock will be required to pay any cash or other consideration for the shares of Company Common Stock to be received in the Distribution or to surrender or exchange shares of LTC Common Stock or to take any other action in order to receive the Company Common Stock pursuant to the Distribution.

RESULTS OF THE DISTRIBUTION

     After the Distribution, the Company will be a separate public company which will own certain equity investments, real properties, debentures and related assets and liabilities. See "THE COMPANY" and "BUSINESS AND PROPERTIES." The number and identity of the holders of Company Common Stock immediately after the Distribution will be substantially the same as the number and identity of the holders of LTC Common Stock on the Record Date. Immediately after the Distribution, the Company expects to have approximately ____ holders of record of the Company Common Stock and approximately _______ shares of the Company Common Stock outstanding based on the number of LTC stockholders of record on the Record Date, the outstanding shares of LTC Common Stock on the Record Date and the distribution ratio of 1/10 share of Company Common Stock for each share of LTC Common Stock.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

     INTRODUCTION. The following is a summary of certain material Federal income tax considerations associated with the Distribution. This discussion is based upon the laws, regulations and reported rulings and decisions in effect as of the date of this Information Statement, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the Federal income or other tax consequences applicable to all stockholders in light of their particular investment circumstances or to all categories of stockholders, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the Federal, state or local tax considerations relevant to the operations of LTC or the Company or to the Distribution is being requested from the IRS or from any other tax authority.

     TAXATION OF LTC IN GENERAL. LTC has made an election to be treated as a REIT under Sections 856 through 860 of the Code, commencing with its organization on May 12, 1992. LTC believes that it was organized and has operated in such a manner so as to qualify as a REIT, and LTC intends to continue to operate in such a manner, but no assurance can be given that it has operated in a manner so as to qualify, or will operate in a manner so as to continue to qualify, as a REIT.

     The sections of the Code relating to qualifications and operation as a REIT are highly technical and complex. LTC believes that, with respect to its taxable years ending on or after December 31, 1992, it has been organized in conformity with the requirements for qualification as a REIT, and its proposed manner of operation will enable it to meet the requirements for qualification as a REIT. Continued qualification as a REIT will depend upon LTC's ability to meet, through actual annual operating results, the distribution levels, stock ownership requirements and the various qualification tests and other requirements imposed under the Code. Accordingly, no assurance can be given that the actual stock ownership of LTC, the mix of its assets, or the results of its operations for any particular taxable year will satisfy such requirements.

     TAXABLE INCOME RECOGNITION BY LTC AS A RESULT OF THE DISTRIBUTION. Immediately prior to the Distribution, LTC will transfer to the Company certain equity investments, real properties and related assets and liabilities held by LTC in exchange for additional shares of Company Common Stock which the Company will issue to LTC (the "Contribution"). See "BUSINESS AND PROPERTIES." LTC will generally recognize gain for Federal income tax purposes as a result of the Contribution in an amount equal to the excess of the fair market value of the Company Common Stock received in the exchange plus any liabilities assumed by the Company (as well as any liabilities to which any transferred assets are subject) over LTC's adjusted tax basis in the properties and assets immediately prior to the exchange. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-Interests Relating to LTC." LTC's tax basis in the Company Common Stock received in exchange for the contributed assets will be equal to the fair market value of the Company Common Stock received in the exchange.

     TRANSFER OF LTC GP VI, INC. STOCK. As discussed below in "BUSINESS AND PROPERTIES -- LTC Partners IX Properties," LTC holds indirect interests in several real properties through the ownership of a general partnership interest in Partners IX. This general partnership interest is held by LTC GP VI, Inc. ("LTC GP VI"), a wholly owned subsidiary corporation of LTC that qualifies for Federal income tax purposes as a "qualified REIT subsidiary." For purposes of the Code, a corporation is a qualified REIT subsidiary if 100% of its stock is owned by a REIT. A qualified REIT subsidiary's status as a separate taxable entity is disregarded, and its assets, liabilities, and items of income, loss, deduction and credit are treated as assets, liabilities, and items of income, loss, deduction and credit of the parent REIT.

     LTC will transfer its LTC GP VI stock to the Company in the Contribution. For Federal income tax purposes, such transfer will terminate LTC GP VI's status as a qualified REIT subsidiary, and will further be treated as if (i) immediately prior to the transfer, LTC contributed the assets of LTC GP VI to a new corporation in exchange for that new corporation's stock, and then (ii) LTC transferred the stock of such new corporation to the Company in exchange for additional shares of Company Common Stock. With respect to the deemed transfer described in (i), LTC will recognize gain equal to the excess, if any, of the fair market value of the stock of the new corporation received in the deemed exchange plus any liabilities deemed to be assumed by the new corporation in the deemed exchange and any liabilities to which the assets deemed transferred are subject over the adjusted tax basis of LTC GP VI's share of partnership assets immediately before the deemed transfer. Subject to the risk of being characterized as gain from a prohibited transaction, as described below, any such gain should be qualifying income for purposes of the 95% and 75% tests described below. LTC will further recognize gain, if any, on its transfer of the LTC GP VI stock to the Company in the Contribution to the extent that the fair market value of the Company Common Stock received in exchange for the LTC GP VI stock exceeds LTC's adjusted tax basis in such stock immediately prior to the Contribution. Such gain will constitute qualifying income for purposes of the 95% gross income test described below, but will not be qualifying income for purposes of the 75% gross income test described below.

     INCOME ON REVOLVING NOTE. In connection with the Contribution, the Company will issue to LTC a revolving note in the principal amount of approximately $20 million. Such note will bear interest at the rate of 10% per annum, mature on March 31, 2008 and be a full recourse unsecured obligation. See "RELATIONSHIP BETWEEN HEALTHCARE AND LTC AFTER THE DISTRIBUTION." Interest income with respect to the line of credit will be qualifying income for purposes of the 95% gross income test described below. However, because the line of credit is not an obligation secured by real property, the interest income will not be qualifying income for purposes of the 75% gross income test described below. Further, the note will not qualify under certain asset tests applicable to REITs.

     INCOME FROM ADMINISTRATIVE SERVICES AGREEMENT. In connection with the Distribution, LTC and Healthcare will enter into an Administrative Services Agreement, pursuant to which LTC will provide certain management and administrative services to the Company. See "RELATIONSHIP BETWEEN HEALTHCARE AND LTC AFTER THE DISTRIBUTION-Administrative Services Agreement." Gross income under the Administrative Services Agreement will not be qualifying income under either the 95% or 75% gross income tests described below.

     GAIN TO LTC ON THE DISTRIBUTION. LTC's taxable gain on the Distribution, if any, will be measured by the extent to which, at the time of the Distribution, the fair market value of the Company Common Stock distributed by LTC exceeds LTC's adjusted tax basis in such stock.

     Because of the factual nature of the issue of the value of the Company Common Stock received by LTC as a result of the Contribution and then distributed by LTC, Tax Counsel is unable to render an opinion on the amount of gain recognized by LTC as a result of these transactions. The amount of gain, if any, will increase LTC's current or accumulated earnings and profits, and thereby increase the portion of LTC's distributions that are treated as made out of earnings and profits, and thus are dividends for Federal income tax purposes.


     CHARACTERIZATION OF GAIN RECOGNIZED FOR PURPOSES OF REIT INCOME TESTS. The gain recognized by LTC in the Contribution and the Distribution will, depending upon the nature of the assets transferred, be qualifying or non-qualifying income for purposes of the REIT income tests. In order to maintain qualification as a REIT, LTC annually must satisfy two gross income requirements. First, at least 75% of LTC's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property," certain interest, and gains from the sale or other disposition of real property) or from certain types of temporary investments. Second, at least 95% of LTC's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from investments the income from which satisfies the 75% gross income test or from dividends, interest and gain from the sale or other disposition of stock or securities (or from any combination of the foregoing). To the extent that the gain LTC will recognize on either the Contribution or the Distribution constitutes gain from the sale or other disposition of real property that is not a prohibited transaction, as described below, such gain will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that such gain constitutes gain from the sale or other disposition of stock or securities or other non-real estate assets (which, for example, will be the case with respect to the contribution of the common stock of Assisted Living Concepts, Inc. ("ALC") and Regent, and the stock of LTC GP VI in the Contribution, and the distribution of Company Common Stock in the Distribution), such gain will be qualifying income for purposes of the 95% gross income test, but will not be qualifying income for purposes of the 75% gross income test.



     FAILURE TO SATISFY 75% GROSS INCOME TEST. Because of the nature of the assets being transferred to the Company in the Contribution and the uncertainty of the value of the Company Common Stock, as discussed above, the amount of gain recognized by LTC on the Distribution could cause LTC to fail to satisfy the 75% gross income test for its current taxable year. However, if LTC fails to satisfy the 75% gross income test, it will nonetheless be deemed to satisfy such test (and therefore will continue to qualify as a REIT for such taxable year) if certain disclosure requirements are met and the failure to meet such test is due to reasonable cause and not willful neglect. LTC believes that it has exercised ordinary business care and prudence in connection with the Contribution and the Distribution in attempting to satisfy the 75% gross income test, and that it will continue to exercise such ordinary business care and prudence in attempting to satisfy the 75% gross income test. Furthermore, LTC has engaged an independent, nationally recognized valuation firm to render an opinion as to the value of the Company Common Stock to be distributed in the Distribution, and believes that its reliance on such opinion will constitute reasonable cause for purposes of the relief provisions discussed herein. LTC has knowledge of no facts which would cause it to believe that it will realize gain upon the Distribution.


     Even if the relief provisions discussed in the preceding paragraph apply, a tax would be imposed on an amount equal to (a) the gross income attributable to the greater of the amount by which LTC failed the 75% test or 95% test multiplied by (b) a fraction intended to reflect LTC's profitability.

     If the relief provisions discussed above do not apply, LTC's REIT status would terminate in the taxable year of the Distribution.

     GAIN FROM PROHIBITED TRANSACTION. Because, among other things, LTC will have held some of the assets to be transferred to the Company for a relatively short period of time prior to the Contribution, there is a risk that any gain recognized on the deemed contribution would be characterized as gain from the sale or other disposition of property held for sale in the ordinary course of business. If this result occurs, such gain would further constitute gain from a "prohibited transaction," as such term is defined in Section 857(b)(6) of the Code. Any such gain would be subject to a 100% tax on the net income derived from such prohibited transaction. LTC believes that, on the date of the Contribution, the deemed contribution of such assets will not result in the recognition of any gain.

     TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS OF LTC AS A RESULT OF THE DISTRIBUTION. The Distribution will be treated as a distribution, the amount of which equals the value of the Company Common Stock distributed plus any cash in lieu of fractional shares, and LTC stockholders will receive a tax basis in Company Common Stock equal to the fair market value thereof at the time of the Distribution. Because of the factual nature of the issue of the fair market value of the Company Common Stock distributed, Tax Counsel is unable to render an opinion on it. As long as LTC qualifies as a REIT, distributions (including the Distribution) made to LTC's taxable U.S. stockholders out of LTC's current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and, for corporate stockholders, will not be eligible for the dividends received deduction. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted tax basis of the stockholder's shares of LTC Common Stock, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted tax basis of a stockholder's shares of LTC Common Stock, such distributions will be capital gain if the shares are a capital asset in the hands of the stockholder. For certain non-corporate stockholders (including individuals), such capital gain will be subject to a reduced rate if the stockholder has held the shares for more than one year, and will be eligible for a further reduced rate if the stockholder has held the shares for more than 18 months. In addition, any distribution declared by LTC in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by LTC and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by LTC during January of the following calendar year.
Stockholders may not include any net operating losses or capital losses of LTC in their respective income tax returns. In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from LTC required to be treated by such stockholder as long-term capital gain.

     TAXATION OF TAX-EXEMPT STOCKHOLDERS OF LTC AS A RESULT OF THE DISTRIBUTION. Most tax-exempt employees' pension trusts are not subject to Federal income tax except to the extent of their receipt of "unrelated business taxable income" as defined in Section 512(a) of the Code ("UBTI"). The Distribution to a stockholder that is a Tax-Exempt entity should not constitute UBTI, provided that the Tax-Exempt entity has not financed the acquisition of its shares of LTC Common Stock with "acquisition indebtedness" within the meaning of the Code and such shares are not otherwise used in an unrelated trade or business of the Tax-Exempt entity. In addition, certain pension trusts that own more than 10% of a "pension-held REIT" must report a portion of the dividends that they receive from such a REIT as UBTI. LTC has not been and does not expect to be treated as a pension-held REIT for purposes of this rule.

     TAXATION OF FOREIGN STOCKHOLDERS OF LTC AS A RESULT OF THE DISTRIBUTION. The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made in this Information Statement to provide more than a summary of such rules. Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of Federal, state and local tax laws with regard to the Distribution, including any reporting requirements. In general, as is the case with domestic taxable stockholders of LTC, the Distribution is treated as a distribution whose amount equals the value of the Company Common Stock distributed plus any cash in lieu of fractional shares, and LTC stockholders will receive a basis in Company Common Stock equal to the fair market value thereof at the time of the Distribution.

     Distributions that are not attributable to gain from sales or exchanges by LTC of United States real property interests and not designated by LTC as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of LTC. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces or eliminates that tax. LTC expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the Non-U.S. Stockholder has filed the required IRS Form 1001 with LTC (or, as discussed below, such other certifications as shall be required under the Final Treasury Regulations to establish that the Non-U.S. Stockholder is entitled to claim the benefits of such reduced treaty rate), or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with LTC claiming that the distribution is effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business. Distributions in excess of LTC's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted tax basis of the stockholder's shares of LTC Common Stock, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted tax basis of a Non-U.S. Stockholder's shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the LTC Common Stock. Any portion of the Distribution which is treated as a capital gain dividend and is not attributable to a disposition by LTC of a United States real property interest shall also be subject to rules similar to those applicable to gain from the sale or disposition of the LTC Common Stock. Provided that LTC is a "domestically controlled REIT" for Federal income tax purposes, a Non-U.S. Stockholder would be subject to taxation on gain from a sale or disposition of LTC Common Stock only if (i) the investment in the LTC Common Stock were treated as effectively connected with such Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (plus the 30% branch profits tax in the case of foreign corporations unless reduced or except under the applicable treaty), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year of the sale or disposition and either the individual has a "tax home" in the United States or the gain is attributable to an office or other fixed place of business maintained by the individual in the United States, in which case the gain will be subject to a 30% tax. The Company believes that LTC is and currently expects to continue to be a "domestically controlled REIT" for Federal income tax purposes.

     If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions would be subject to withholding at the same rate as dividends. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of LTC's current and accumulated earnings and profits.

     The Company anticipates that a portion of the Distribution will be treated as attributable to LTC's disposition of a United States real property interest. To the extent that a portion of the Distribution were to be treated as attributable to the disposition of a United States real property interest, a non-U.S. Stockholder would be subject to tax on such portion as though it were gain that was effectively connected with a United States trade or business of such Non-U.S. Stockholder. Thus, Non-U.S. Stockholders would be generally entitled to offset such portions of the Distribution by allowable deductions and would pay tax on the resulting net taxable income at the same rates applicable to U.S. stockholders (plus the 30% branch profits tax in the case of foreign corporations unless reduced or except under the applicable treaty). LTC is required under applicable Treasury Regulations to withhold 35% of a portion of the Distribution attributable to LTC's disposition of a United States real property interest. The amount so withheld is creditable against the Non-U.S. Stockholder's U.S. tax liability.

     Amounts required to be withheld from payments to Non-U.S. Stockholders will be collected by converting a portion of the Company Common Stock to be distributed into cash.

     REPORTING OF THE DISTRIBUTION. LTC will make a determination of the fair market value of the Company Common Stock as of the Distribution Date. Based upon such determination, LTC will report the amount of the Distribution received by each stockholder to such stockholder and to the IRS on IRS Form 1099-DIV. There can be no assurance that the IRS or the courts will agree with the amount determined by LTC.


     CLINTON ADMINISTRATION 1999 BUDGET PROPOSALS. On February 2, 1998, the Department of the Treasury (the "Treasury") released an explanation of the revenue proposals included in the Clinton Administration's fiscal 1999 budget. These proposals contains several provisions which, if enacted in their proposed form, may have an adverse impact on LTC's continued qualification as a REIT.



     One provision would prohibit a REIT from holding greater than 10 percent of the outstanding stock of any one issuer, measured by vote OR value. This proposal would be effective with respect to stock acquired on or after the date of first committee action (such date, the "Action Date"). However, under a grandfather provision, stock acquired before the Action Date would become subject to the proposal when the corporation in which stock is owned engages in a trade or business in which it was not engaged on the Action Date or if the corporation acquires substantial new assets on or after the Action Date.



     A second provision would impose as an additional requirement for REIT qualification that no person can own stock of a REIT possessing more than 50 percent of the combined voting power of all classes of voting stock OR 50 percent of the total value of shares of all classes of stock. For purposes of determining stock ownership, rules similar to the attribution rules for REIT qualification under present law would apply. This proposal would be effective for entities electing REIT status for taxable years beginning on or after the Action Date.



     Finally, a third proposal provides that the "grandfathered" status of certain "stapled" or "paired share" REITs that would otherwise be subject to
Section 269B of the Code would be revoked and the stapled entities would be treated as a single corporation with respect to properties acquired by the stapled entities on or after the Action Date and activities or services relating to such properties performed on or after such date. On March 26, 1998 Representative William Archer, Chairman of the House Ways and Means Committee, and Senator William V. Roth, Jr., Chairman of the Senate Finance Committee, introduced identical legislation to limit this "grandfathering" rule. Under the proposed legislation, the anti-pairing rules provided in the Code would apply to real property interest acquired after March 26, 1998 by a REIT or a stapled entity, or a subsidiary or partnership in which ten percent or greater interest is owned by the REIT or a stapled entity unless (i) the real property interest are acquired pursuant to a written agreement which was binding on March 26, 1998 and all times thereafter or (ii) the acquisition of such real property interests was described in a public announcement or in a filing with the Commission on or before March 26, 1998. A substantially similar provision appears in the IRS Restructuring and Reform Act of 1998 (H.R. 2676), which has passed both houses of Congress.



     With respect to the first proposal, LTC owns 100% of the nonvoting preferred stock of LTC Development Company, Inc. ("LTC Development") and 100% of the nonvoting common stock of the Company, (the Company and LTC Development are collectively referred to herein as the "Preferred Stock Subsidiaries"), which ownership represents, in each case, approximately 99% of the economic value of all classes of stock of each of the Preferred Stock Subsidiaries. LTC does not and will not own any of the voting securities of either of the Preferred Stock Subsidiaries, and therefore LTC will not be considered to own more than 10% of the voting securities of either of the Preferred Stock Subsidiaries (which would be prohibited by the REIT asset tests currently set forth in the Code). If this proposal were enacted in its present form, LTC's stock ownership in the Preferred Stock Subsidiaries would be grandfathered, but such grandfathered status would terminate if either of the Preferred Stock Subsidiaries engages in a trade or business that it is not engaged in on the Action Date or acquires substantial new assets on or after such date, even if such activities are undertaken or assets are acquired prior to the adoption of the proposal. In such case, LTC's continued ownership of more than 10% of the economic value of the Preferred Stock Subsidiaries beyond LTC's next quarterly asset testing date following the Action Date (which could occur prior to the adoption of the proposal) could cause LTC to fail to qualify as a REIT. See "-Failure to Qualify." At this time, it is expected that LTC Development will not acquire additional properties notwithstanding the proposed legislation regarding REIT subsidiaries. It is anticipated that the Company will not acquire any assets other than from LTCC by way of the Company's contribution of certain of its assets to the Company prior to the Distribution. It is presently uncertain, however, whether any proposal regarding REIT subsidiaries, such as the Preferred Stock Subsidiaries, will be enacted, or if enacted, what the terms of such proposal (including its effective date) will be.



     With respect to the second proposal, because LTCC's Common Stock is widely held, and possesses approximately 80% of the value and 100% of the voting power of all classes of LTC's stock, LTC does not anticipate that, if this proposal is adopted as proposed, ownership of its stock will cause it to fail to satisfy this test. Additionally, LTC believes that the share ownership and transfer restrictions with respect to LTC's Common Stock and Preferred Stock contained in LTC's Charter and Articles Supplementary should enable it to satisfy this proposed share ownership requirement. Furthermore, if required, LTC intends to take other reasonable action to ensure that this proposed share ownership requirement, if enacted, would be met.



     With respect to the third proposal, Section 269B(a)(3) of the Code provides that if the shares of a REIT and a non-REIT are paired or "stapled," then the REIT and the stapled non-REIT shall be treated as one entity for purposes of determining whether either company qualifies as a REIT. Section 269B(a)(3) does not apply, however, if the shares of the REIT and the non-REIT were paired on June 30, 1983 and the REIT was taxable as a REIT on such date. While this "grandfathering" of stapled REITs does not apply to LTC, LTC and the Company are not stapled entities, nor is LTC a stapled entity with respect to any other non-REIT corporate entity. Therefore, LTC believes that this proposal will have no effect on LTC's continued qualification as a REIT. However, if Section 269B(a)(3) did apply to LTC and the Company, LTC and the Company would be treated as one entity for purposes of determining REIT qualification, and LTC may not qualify as a REIT.



     The Treasury's explanation of the foregoing budget proposals provides only a general description of the foregoing proposals, and the details of the statutory amendments that would implement these proposals are not known, and would be subject to change until such time as they are enacted into law. Consequently, it is impossible to determine all of the ramifications of these proposals.


ALL LTC STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

LISTING AND TRADING OF COMPANY COMMON STOCK; DIVIDEND POLICY

     There is not currently a public market for the Company Common Stock.
Prices at which the Company Common Stock may trade prior to the Distribution on a "when-issued" basis or after the Distribution cannot be predicted. Until the Company Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. The prices at which the Company Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the success of the Company's business, the depth and liquidity of the market for the Company Common Stock, investor perception of the Company and its assets, the Company's dividend policy, and general economic and market conditions. Such prices also may be affected by certain provisions of the Company Articles and the Company Bylaws, as each will be in effect following the Distribution, which may have an anti-takeover effect. See "RISK FACTORS-Absence of Prior Trading Market for Company Common Stock; Potential Volatility" and "HEALTHCARE ARTICLES OF INCORPORATION AND BYLAWS."


     The Company has applied to have the Company Common Stock approved for listing and trading on the Pacific Exchange. Immediately after the
Distribution, the Company expects to have approximately       stockholders of
record based upon the number of stockholders of record of LTC on the Record Date. For certain information regarding options to purchase the Company Common Stock that will be outstanding after the Distribution, see "MANAGEMENT-Healthcare 1998 Plan."


     The Company presently intends to retain future earnings to finance the growth and development of its business; and, therefore, the Company does not currently anticipate paying any cash dividends. Any future determination relating to dividend policy will be made at the discretion of the Company Board. Such determinations will depend on a number of factors, including the future earnings, capital requirements, financial condition and prospects of the Company, possible loan or financing covenant restrictions, and such other factors as the Company Board may deem relevant. See "RISK FACTORS-Dividend Policy."

     The Company initially will consist of certain equity investments, real properties, debentures and related assets and liabilities, as described in "BUSINESS AND PROPERTIES." Nothing herein should be construed to suggest that the trading price of LTC Common Stock at any point in time may be used as a substitute for the trading price of Company Common Stock. No assurance can be given that the Company Common Stock will trade at a price per share reflecting the earnings per share or other multiple, or other attributes, of LTC. See "RISK FACTORS-Absence of Prior Trading Market for Company Common Stock; Potential Volatility."

     It is the Company's belief that the Company Common Stock distributed to LTC's stockholders in the Distribution will be freely transferable, except for securities received by persons who may be deemed to be "affiliates" of LTC within the meaning of Rule 144 under the Securities Act, in which case such persons may not publicly offer or sell the Company Common Stock received in connection with the Distribution except pursuant to a registration statement under the Securities Act or pursuant to Rule 144. There can be no assurance that the Commission will not take a contrary view, and no ruling from the Commission has been or will be sought. See "RISK FACTORS-Shares Eligible for Future Sale."

CONDITIONS; TERMINATION


     The LTC Board has conditioned the Distribution upon, among other things,
(i) the transfers of assets and liabilities to occur prior to consummation of the Distribution having been consummated in all material respects; (ii) the Company Board, comprised as contemplated in the Distribution Agreement, having been elected, and the Company Articles and Company Bylaws, having been adopted and in effect; (iii) LTC and Healthcare having obtained all third party consents or approvals necessary or desirable in connection with the transactions comprising the Distribution, the failure of which to obtain would not, in the sole judgment of the LTC Board, have a material adverse effect on LTC or Healthcare; (iv) the Registration Statement on Form 10 under the Exchange Act filed by Healthcare having been declared effective by the Commission; (v) the Healthcare Common Stock having been approved for listing and trading on the Pacific Exchange subject to official notice of issuance; and (vi) LTC and Healthcare having entered into all of the agreements, instruments, understandings, assignments or other arrangements which are entered into in connection with the transactions contemplated by the Distribution and which are set forth in a writing, including, without limitation (a) conveyancing and assumption instruments, (b) the Administrative Services Agreement, (c) the Tax Sharing Agreement and (d) the Intercompany Agreement. The Company believes that there are no third-party consents which if not obtained would have a material adverse effect on the Company, LTC or the Distribution. Any of the conditions to the Distribution may be waived in the discretion of the LTC Board. Even if all of the above conditions are satisfied, the LTC Board has reserved the right to abandon, defer or modify the Distribution or the other elements of the Distribution at any time prior to the Distribution Date; however, the LTC Board will not waive any of the conditions to the Distribution or make any changes in the terms of the Distribution unless the LTC Board determines that such changes would not be materially adverse to the LTC stockholders. See "RELATIONSHIP BETWEEN HEALTHCARE AND LTC AFTER THE DISTRIBUTION-Distribution Agreement."

REASONS FOR FURNISHING THE INFORMATION STATEMENT

     This Information Statement is being furnished by LTC solely to provide information to LTC stockholders who will receive Company Common Stock in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of LTC or the Company. The information contained in this Information Statement is believed by LTC and the Company to be accurate as of the date set forth on the cover of this Information Statement. Changes may occur after that date, and neither the Company nor LTC will update the information except in the normal course of their respective public disclosure practices.

                       RELATIONSHIP BETWEEN HEALTHCARE AND LTC
                                AFTER THE DISTRIBUTION

     For the purpose of governing certain of the ongoing relationships between the Company and LTC after the Distribution and to provide mechanisms for an orderly transition, the Company and LTC have entered or will enter into various agreements, and will adopt policies, as described in this section.

DISTRIBUTION AGREEMENT

     Prior to the Distribution Date, the Company and LTC will enter into the Distribution Agreement, which provides for, among other things, (i) the division between the Company and LTC of certain assets and liabilities, (ii) the Distribution, and (iii) certain other agreements governing the relationship between the Company and LTC following the Distribution. Pursuant to the Distribution Agreement, as consideration for the asset transfers, the Company will issue to LTC a sufficient number of shares of Company Common Stock to effect the Distribution. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     Subject to certain exceptions, the Distribution Agreement provides for, among other things, assumptions of liabilities and cross-indemnities designed to allocate to the Company, effective as of the Distribution Date, financial responsibility for the liabilities arising out of or in connection with the assets to be transferred to the Company pursuant to the Distribution Agreement. The agreements to be executed in connection with the Distribution Agreement set forth certain specific allocations of liabilities between the Company and LTC. See "-Administrative Services Agreement" and "-Tax Sharing Agreement."

     The Distribution Agreement also provides that by the Distribution Date, the Company Articles and the Company Bylaws shall be in the forms attached hereto as Annexes I and II, respectively, and that the Company and LTC will take all actions which may be required to elect or otherwise appoint, as directors of the Company, the persons indicated herein. See "MANAGEMENT" and "HEALTHCARE ARTICLES OF INCORPORATION AND BYLAWS."

     The Distribution Agreement also provides that each of the Company and LTC will be granted access to certain records and information in the possession of the others, and requires the retention by each of the Company and LTC for a period of ten years following the Distribution of all such information in its possession, and thereafter requires that each party give the others prior notice of its intention to dispose of such information. In addition, the Distribution Agreement provides for the allocation of shared privileges with respect to certain information and requires each of the Company and LTC to obtain the consent of the others prior to waiving any shared privilege.

     The Distribution Agreement provides that, except as otherwise set forth therein or in any related agreement, all costs and expenses in connection with the Distribution will be charged to the party for whose benefit the expenses are incurred, with any expenses that cannot be allocated on such basis to be split equally between the parties.

ADMINISTRATIVE SERVICES AGREEMENT


     The Distribution Agreement calls for LTC and the Company to enter into an Administrative Services Agreement (the "Administrative Services Agreement") containing a number of provisions relating to employees of LTC and the Company. The Administrative Services Agreement generally provides that, after the Distribution, LTC will provide rental space and management and administrative services to the Company, including the ability to use the services of LTC's employees in connection with the Company's business. In exchange for those services, the Company is required to pay LTC on a monthly basis 25% of (1) the aggregate amount of all wages, salaries and bonuses paid during each month to LTC employees and (2) the aggregate amount of rent paid by LTC for rental of its principal corporate offices during each month. Under the Administrative Services Agreement, LTC will be responsible for continuing to provide employee benefits (other than those provided under the Healthcare 1998 Plan) to LTC employees. The Administrative Services Agreement has a term of ten years but may be terminated either by LTC or the Company at any time upon 30 days' prior written notice to the other party. In addition, the Administrative Services Agreement may be terminated upon a change of control of LTC. A change of control of LTC shall occur upon the occurrence of any of the following: (i) any person or related group of persons directly or indirectly acquires beneficial ownership of more than 50% of the voting power of LTC, (ii) there is a change in the composition of the LTC Board over a period of 36 consecutive months (or less) such that a majority of the LTC Board ceases to be comprised of individuals who either (A) have been board members continuously since the beginning of such period or (B) have been elected or nominated for election as board members during such period by at least a majority of the board members described in clause (A) who were still in office at the time such election or nomination was approved by the LTC Board; or
(iii) there is a change in the composition of LTC's senior executive management such that both Andre C. Dimitriadis and James J. Pieczynski cease to be employed by LTC. Any individuals independently hired by the Company after the Distribution as separate employees of the Company will not be subject to the Administrative Services Agreement. The income LTC receives under the Administrative Services Agreement will not be qualifying income for purposes of the 75.0% REIT income test or the 95.0% REIT income test. Moreover, the Company, at its option, may choose to pay bonuses to LTC's employees based on their performance in connection with the Company's business. See "RISK FACTORS-Related Party Transactions On or Prior to the Distribution."


TAX SHARING AGREEMENT

     LTC and the Company will enter into a Tax Sharing Agreement defining the parties' rights and obligations with respect to tax returns and tax liabilities, including, in particular, Federal and state income tax returns and liabilities, for taxable years and other taxable periods ending on or before the Distribution Date. In general, LTC will be responsible for (i) filing all Federal and state income tax returns of LTC, the Company and any of their subsidiaries for all taxable years ending on or before the Distribution Date, and (ii) paying the taxes relating to such returns (including any deficiencies proposed by applicable taxing authorities). For post-Distribution periods, LTC and the Company will each be responsible for filing its own returns and paying its own taxes relating to such returns (including any deficiencies proposed by applicable taxing authorities). LTC and the Company will cooperate with each other and share information in preparing income tax returns and in dealing with other tax matters.

INTERCOMPANY AGREEMENT

     The Company and LTC will enter into the Intercompany Agreement on or prior to the Distribution Date to provide each other with rights to participate in certain transactions. See "THE COMPANY-Intercompany Agreement."

POLICIES AND PROCEDURES FOR ADDRESSING CONFLICTS


     As of the Distribution Date and continuing thereafter until his or her successor is elected and is duly qualified the Company Board will consist of Andre C. Dimitriadis, who is currently Chairman and Chief Executive Officer of LTC and who serves in the same positions with the Company, James J. Pieczynski, who is currently President and Chief Financial Officer of LTC and who serves in the same positions with the Company, and Steven Stuart and Bary G. Bailey, who are not affiliated with LTC. As of the Distribution Date and continuing thereafter until his or her successor is chosen and is duly qualified, the executive officers of the Company will include Mr. Dimitriadis, Mr. Pieczynski, Christopher T. Ishikawa, who is currently Senior Vice President and Chief Investment Officer of LTC and currently serves in the same positions with the Company and Pamela J. Privett, who is currently Senior Vice President, General Counsel and Secretary of LTC and currently serves in the same positions with the Company. See "MANAGEMENT."

     Based solely on their ownership of LTC Common Stock and options to acquire LTC Common Stock on March 31, 1998, the executive officers and directors of the Company will beneficially own an aggregate of 102,781 shares, or approximately 3.8% of the outstanding Company Common Stock immediately following the Distribution. In addition, certain officers of the Company will be granted options to acquire 140,000 shares of Company Common Stock under the Healthcare 1998 Plan upon consummation of the Distribution. See "RISK FACTORS-Control by Executive Officers and Directors"; "MANAGEMENT-Healthcare 1998 Plan"; "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" and "SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

     The Company and LTC intend to pursue separate and distinct business strategies to minimize potential conflicts of interest between the two companies. Nonetheless, the on-going relationships between the Company and LTC may present conflict situations for the persons who will serve as officers and/or directors of both the Company and LTC, and who will own (or have options or other rights to acquire) a significant number of shares of common stock in both companies. Such persons may be presented with conflicts of interest with respect to certain matters affecting the Company and LTC, such as the determination of which company may take advantage of potential business opportunities, decisions concerning the business focus of each company (including decisions concerning the types of properties and geographic locations in which such companies make investments), potential competition between the business activities conducted, or sought to be conducted, by such companies (including competition for properties and tenants), possible corporate transactions (such as acquisitions), and other strategic decisions affecting the future of such companies. Conflicts also may arise with respect to the restriction on the Company's right to engage in certain activities or make certain investments unless LTC is first offered the opportunity and declined to pursue such activities or investments (as described below).


     The Company and LTC will adopt appropriate policies and procedures on or prior to the Distribution Date to be followed by the Board of Directors of each company to limit the involvement of such officers and directors in conflict situations. Such procedures will include requiring the persons serving as directors of both companies to abstain from voting as directors with respect to matters that present a significant conflict of interest between the companies and will require approval of the disinterested directors of both companies with respect to the Intercompany Agreement and the Administrative Services Agreement. Whether or not a significant conflict of interest situation exists will be determined on a case-by-case basis depending on such factors as the dollar value of the matter, the degree of personal interest of any officers or directors in the matter and the likelihood that resolution of the matter has significant strategic, operational or financial implications for the business of the Company and/or LTC. It is anticipated that the members of the Board of Directors of each company that do not have any potentially significant conflict of interest between the companies will determine whether a matter presents such a significant conflict. The Intercompany Agreement will prohibit the Company from engaging in certain activities or making certain investments unless LTC is first offered the opportunity and declined to pursue such activities or investments. The Intercompany Agreement also prohibits the Company from prepaying or causing to be prepaid any of its mortgage loans provided by LTC which are securitized in REMIC transactions. See "RISK FACTORS-Possible Conflicts with LTC After the Distribution" and "THE COMPANY-Intercompany Agreement."


                               REGULATORY APPROVALS

     The Company does not believe that any material Federal or state regulatory approvals will be necessary in connection with the Distribution.

                          PRO FORMA COMBINED CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1998 and the pro forma capitalization of the Company at such date. The table should be read in conjunction with the historical and pro forma combined financial statements and the notes thereto contained elsewhere herein.


                                                AS OF MARCH 31, 1998
                                             -------------------------
                                              ACTUAL       AS ADJUSTED
                                             -------      ------------
       Mortgages payable . . . . . . .       $   -        $ 46,807,600

       Minority interest . . . . . . .           -           3,432,000

       Stockholders' equity. . . . . .         2,000        13,073,100

       Total Capitalization. . . . . .       $ 2,000      $ 63,312,700


                                 LTC HEALTHCARE, INC.
                      UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma balance sheet of LTC Healthcare, Inc. as of March 31, 1998 and unaudited pro forma condensed combined statements of operations for the three months ended March 31, 1998 and the year ended December 31, 1997 have been prepared to reflect the results of the Distribution and acquisition of assets and assumption of liabilities by the Company. The unaudited pro forma balance sheet has been prepared as if the transactions had occurred on March 31, 1998. The unaudited pro forma statements of operations have been prepared as if the transactions had occurred at the beginning of the year ended December 31, 1997. The unaudited pro forma financial information is not necessarily indicative of the results that actually would have occurred if the Distribution and capitalization had been consummated as of March 31, 1998.

                        PRO FORMA BALANCE SHEET - UNAUDITED

                                AS OF MARCH 31, 1998



                                                TRANSFER OF ASSETS BY LTC
                                        -----------------------------------------
                                                                                     ASSETS
                                        HEALTHCARE   HEALTHCARE                    PURCHASED BY    PRO FORMA
                                        HISTORICAL  ASSET GROUP   OTHER ASSETS      HEALTHCARE    ADJUSTMENTS      PRO FORMA
                                            (A)         (B)            (C)             (D)            (E)        CONSOLIDATED
                                        ----------  -----------  ---------------   ------------  -------------   ------------
ASSETS
REAL ESTATE:

  Buildings and improvements . . . .        $    -  $17,248,900  $ 7,261,400 (1)   $        -   $        -        $61,280,300
                                                                  36,770,000 (4)
  Land . . . . . . . . . . . . . . .             -      976,600      300,000 (1)            -            -          3,806,600
                                                                   2,530,000 (4)
  Accumulated depreciation . . . . .             -   (2,946,800)     (22,600)(1)            -            -         (2,969,400)

  Real estate investments, net . . .             -   15,278,700   46,838,800                -            -         62,117,500

Convertible subordinated
  debentures. . . . . . . . . . .                -            -            -        5,000,000    5,000,000 (2)     10,000,000
Rent receivable. . . . . . . . . . .             -      220,400            -                -            -            220,400
Other assets . . . . . . . . . . . .             -            -       20,400 (1)      435,700            -          1,646,400
                                                                     655,500 (2)
                                                                     534,800 (3)
Cash . . . . . . . . . . . . . . . .         2,000            -        6,300 (1)            -    4,991,700 (1)              -
                                                                                                (5,000,000)(2)


  Total assets . . . . . . . . . . .        $2,000  $15,499,100  $48,055,800       $5,435,700   $4,991,700        $73,984,300

LIABILITIES AND STOCKHOLDERS'
EQUITY

Mortgage loans payable . . . . . . .        $    -  $23,105,300   $6,302,300 (1)   $        -   $          -      $46,807,600
                                                                  17,400,000 (4)
Note payable - LTC . . . . . . . . .             -            -    2,049,100 (4)    3,435,700    4,991,700 (1)     10,476,500
Deferred tax liability . . . . . . .             -      418,900            -                -   (3,150,400)(3)              -
                                                                                                 2,731,500 (3)
Interest payable . . . . . . . . . .             -      109,400       11,300 (1)            -                -        120,700
Other liabilities. . . . . . . . . .             -       43,100       31,300 (1)            -                -         74,400
Total liabilities. . . . . . . . . .             -   23,676,700   25,794,000        3,435,700    4,572,800         57,479,200

Minority interest. . . . . . . . . .             -            -    3,432,000 (1)            -                -      3,432,000


Stockholders' equity:
  Non-voting common stock  ($0.01
  par value, 4,900,000 shares
  authorized, 2 shares outstanding
  as of March 25, 1998, 4,002
  shares outstanding as of March
  31, 1998). . . . . . . . . . . . .             -            -            -                -                -              -

Voting common stock ($0.01 par
  value, 100,000 shares authorized,
  2 shares outstanding as of March
  25, 1998 and March 31, 1998) . . .             -            -            -                -                -              -

Paid-in capital. . . . . . . . . . .         2,000   (8,177,600)  (2,211,400)(1)    2,000,000    3,150,400 (3)     13,073,100
                                                                     655,500 (2)                (2,731,500)(3)
                                                                     534,800 (3)
                                                                  19,850,900 (4)

Total Stockholders' Equity . . . . .         2,000   (8,177,600)  18,829,800        2,000,000      418,900         13,073,100
Total Liabilities and Stockholders'
  Equity . . . . . . . . . . . . . .        $2,000  $15,499,100  $48,055,800       $5,435,700   $4,991,700        $73,984,300

                           NOTES TO PRO FORMA BALANCE SHEET

(A) Reflects the audited historical balance sheet of the Company as of March 25, 1998. As of March 25, 1998, LTC owned all of the outstanding non-voting common stock of the Company (then representing approximately 50% of all outstanding shares of Company Common Stock) and Christopher T. Ishikawa, Senior Vice President and Chief Investment Officer of LTC Properties, Inc., owned all of the outstanding voting common stock of the Company (then representing approximately 50% of all outstanding shares of Company Common Stock).


(B) Reflects the transfer at historical cost of the assets and liabilities included in the Healthcare Asset Group at March 31, 1998. These assets and liabilities were contributed to the Company for non-voting common stock. See Combined Balance Sheet of Healthcare Asset Group at F-6. The Healthcare Asset Group includes four skilled nursing facilities which are encumbered by mortgage loans.



(C) In addition to the assets described in footnote (B) above, LTC intends to transfer the following assets: (1) a controlling general partner interest in a limited partnership that owns three skilled nursing facilities with a book value equal to LTC's historical cost less accumulated depreciation of approximately $7.5 million that are encumbered by mortgages payable of approximately $6.3 million and a minority interest of approximately $3.4 million along with cash of $6,300, other assets of $20,400, interest payable of $11,300 and other liabilities of $31,300; (2) 30,847 shares of ALC common stock with a book value equal to fair market value of approximately $655,500; (3) 69,000 shares of Regent common stock with a book value equal to fair market value of approximately $534,800; and (4) six recently acquired assisted living facilities with a book value equal to LTC's historical cost of approximately $39.3 million and encumbered by mortgage loans of approximately $17.4 million payable to third parties and borrowings under the unsecured line of credit provided by LTC (see note
     (D)).



     LTC's investment posture regarding its investment in ALC and Regent common stock is to hold the investments long-term. Accordingly, LTC accounts for its investment in ALC and Regent as available-for-sale securities under the fair value provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES which require the securities to be reported at fair value with unrealized gains and losses on changes in the fair value to be reported as a separate component of stockholders' equity. Subsequent to the Distribution, Healthcare intends to hold these securities long-term and will account for them at fair value as available-for-sale securities.



(D) Subsequent to the formation of the Company, the Company issued 4,000 non-voting shares of Company Common Stock to LTC for $2.0 million and obtained a $20 million unsecured line of credit bearing interest at 10% and maturing in March 2008 from LTC. The Company utilized the proceeds of $2.0 million from the issuance of non-voting common stock and borrowings of approximately $3.4 million to purchase 23,400 shares of LTC Common Stock for approximately $435,700 and $5 million par value of 7.5% convertible subordinated debentures of Regent due 2008 (the "Regent Debentures"). The Regent Debentures bear interest at 7.5% per annum and are convertible, at any time in whole or in part at Healthcare's option, into Regent common stock at a price of $7.50 per share, subject to adjustment. Regent can require conversion of the Regent Debentures at such time as the Regent common stock trades at $12 per share or more for thirty consecutive days. See "BUSINESS AND PROPERTIES-Initial Investments-Convertible Subordinated Debentures of Regent."

(E) Represents the following pro forma adjustments as numbered on the accompanying pro forma balance sheet: (1) borrowings of approximately
     $5.0 million under the unsecured line of credit provided by LTC to fund the purchase of additional convertible subordinated debentures of Regent; (2) the purchase of an additional $5 million face amount of 7.5% convertible subordinated debentures of Regent, and (3) for federal and state income tax purposes, the Company will record the assets transferred at fair market value, estimated to be approximately $8.1 million over their current book value, which would result in a deferred tax asset of approximately $3.2 million which will be offset by the $418,900 deferred tax liability transferred from the Healthcare Asset Group. See "BUSINESS AND PROPERTIES-Initial Investments-Convertible Subordinated Debentures of Regent." Sufficient taxable income must be generated in future years in order to realize tax benefits associated with the net deferred tax asset. The Company believes that it is more likely than not that future taxable income will not be sufficient to realize such tax benefits and, accordingly, a valuation allowance of approximately $2.7 million has been established.

                                LTC HEALTHCARE, INC.
                    PRO FORMA STATEMENTS OF OPERATIONS-UNAUDITED
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND
                          THE YEAR ENDED DECEMBER 31, 1997


                                         TRANSFER OF ASSETS BY LTC
                                    ---------------------------------------
                                                                                 ASSETS
                                    HEALTHCARE     HEALTHCARE                  PURCHASED BY       PRO FORMA         PRO FORMA
                                    HISTORICAL    ASSET GROUP  OTHER ASSETS     HEALTHCARE       ADJUSTMENTS      CONSOLIDATED
                                       (A)            (B)           (C)             (D)             (E)
                                    -----------   -----------  ------------    ------------      -----------      ------------
THREE MONTHS ENDED MARCH 31, 1998
Revenues:
  Rental income. . . . . . . . . .   $    -        $ 619,600    $ 1,131,000      $     -        $     -            $1,750,600
                                     --------     ----------     ----------      ---------    -------------        -----------
  Interest and other income. . . .        -              -              -          102,300         93,800 (4)         196,100
                                     --------     ----------     ----------      ---------    -------------        -----------
Total Revenues . . . . . . . . . .        -          619,600      1,131,000        102,300         93,800           1,946,700
                                     --------     ----------     ----------      ---------    -------------        -----------

Expenses:
  Interest . . . . . . . . . . . .        -          328,300        562,900         85,900        178,500 (1)       1,280,400
                                     --------     ----------     ----------      ---------    -------------        -----------
                                                                                                  124,800 (2)
  Depreciation . . . . . . . . . .        -          158,000        368,500            -              -               526,500
                                     --------     ----------     ----------      ---------    -------------        -----------
  Minority interest. . . . . . . .        -              -           85,800            -              -                85,800
                                     --------     ----------     ----------      ---------    -------------        -----------
  Other. . . . . . . . . . . . . .        -           19,300            -              -          205,700 (3)         225,000
                                     --------     ----------     ----------      ---------    -------------        -----------
Total Expenses . . . . . . . . . .        -          505,600      1,017,200         85,900        509,000           2,117,700
                                     --------     ----------     ----------      ---------    -------------        -----------

Income (Loss) Before Taxes . . . .        -          114,000        113,800         16,400       (415,200)           (171,000)
                                     --------     ----------     ----------      ---------    -------------        -----------

Provision (Benefit) for
  Income Taxes . . . . . . . . . .        -           44,300            -             -           (44,300) (5)            -
                                     --------     ----------     ----------      ---------    -------------        -----------

 Net Income (Loss) . . . . . . . .   $    -        $  69,700    $   113,800      $  16,400      $(370,900)         $ (171,000)
                                     --------     ----------     ----------      ---------    -------------        -----------

Net income (loss) per share:
  Basic. . . . . . . . . . . . . .                                                                                 $
                                     --------     ----------     ----------      ---------    -------------        -----------
  Diluted. . . . . . . . . . . . .                                                                                 $
                                     --------     ----------     ----------      ---------    -------------        -----------

YEAR ENDED DECEMBER 31, 1997
Revenues:
  Rental income. . . . . . . . . .   $    -       $2,350,400     $4,523,900      $     -        $      -           $6,874,300
                                     --------     ----------     ----------      ---------    -------------        -----------
  Interest and other income. . . .        -              -              -          408,600        375,000 (4)         783,600
                                     --------     ----------     ----------      ---------    -------------        -----------
Total Revenues . . . . . . . . . .        -        2,350,400      4,523,900        408,600        375,000           7,657,900
                                     --------     ----------     ----------      ---------    -------------        -----------

Expenses:
  Interest . . . . . . . . . . . .        -        1,323,000      2,251,700        343,600        714,100 (1)       5,131,600
                                     --------     ----------     ----------      ---------    -------------        -----------
                                                                                                  499,200 (2)
  Depreciation . . . . . . . . . .        -          632,000      1,474,100            -              -             2,106,100
                                     --------     ----------     ----------      ---------    -------------        -----------
  Minority interest. . . . . . . .        -              -          343,200            -              -               343,200
                                     --------     ----------     ----------      ---------    -------------        -----------


                                       44

  Other. . . . . . . . . . . . . .        -           86,800            -              -          813,200 (3)         900,000
                                     --------     ----------     ----------      ---------    -------------        -----------
Total Expenses . . . . . . . . . .        -        2,041,800      4,069,000        343,600      2,026,500           8,480,900
                                     --------     ----------     ----------      ---------    -------------        -----------

Income (Loss) Before Taxes . . . .        -          308,600        454,900         65,000     (1,651,500)           (823,000)
                                     --------     ----------     ----------      ---------    -------------        -----------

 Provision (Benefit) for
   Income Taxes. . . . . . . . . .        -          120,000            -              -         (120,000) (5)            -
                                     --------     ----------     ----------      ---------    -------------        -----------

 Net Income (Loss) . . . . . . . .   $    -       $  188,600     $  454,900      $  65,000    $(1,531,500)         $ (823,000)
                                     --------     ----------     ----------      ---------    -------------        -----------
                                     --------     ----------     ----------      ---------    -------------        -----------
Net income (loss) per share:
  Basic. . . . . . . . . . . . . .                                                                                 $
  Diluted. . . . . . . . . . . . .                                                                                 $


                     NOTES TO PRO FORMA STATEMENTS OF OPERATIONS

(A)  The Company had no operations prior to March 31, 1998.

(B) Reflects the historical revenue and expenses associated with the transfer of the Healthcare Asset Group assets held by LTC. See Combined Statements of Income of the Healthcare Asset Group at page F-7.


(C) Reflects revenues and expenses from the properties purchased by LTC subsequent to December 31, 1997 that will be transferred to the Company. See "BUSINESS AND PROPERTIES-LTC Partners IX Properties" and "-Karrington Properties." The revenues and expenses consist of the following: (1) base rental income under existing long-term triple-net leases on two skilled nursing facilities leased to a wholly owned subsidiary of Sun Healthcare Group, Inc. ($602,900 annually), five assisted living facilities and one Alzheimer facility leased to a wholly owned subsidiary of Karrington Health, Inc. ($3,577,100 annually) and one skilled nursing facility leased to Sensitive Care, Inc. ($343,900 annually) See "RISK FACTORS -Reliance on Major Operators."; (2) interest expense at a weighted average rate of 10.4% on mortgage loans of $6,302,300 currently encumbering the Partners IX Properties, estimated interest expense at 8.0% on a mortgage loan of $17,400,000 secured by the four properties operated by Karrington Health, Inc. which is currently being negotiated and interest expense at 10.0% on borrowings of $2,049,100 under the unsecured line of credit provided by LTC; (3) depreciation expense calculated using depreciable lives of 35 years for real property and seven years for personal property; and (4) minority interest expense equal to the 10% preferred return on the limited partners initial contribution to the limited partnership owning the properties of LTC Partners IX, LP.



(D) Interest and other income represents interest income on $5 million of 7.5% convertible subordinated debentures of Regent and dividends on 23,400 shares of LTC Common Stock. See "BUSINESS AND PROPERTIES-Initial Investments-Convertible Subordinated Debentures of Regent." Interest expense represents interest at 10% on the outstanding principal of approximately $3.4 million under the unsecured line of credit provided by LTC.



(E) Represents the following pro forma adjustments as numbered on the accompanying pro forma statements of operations: (1) interest expense at 8% on approximately $8.9 million of mortgage loans placed on two properties in the Healthcare Asset Group on March 31, 1998; (2) interest expense at 10.0% on borrowings of $5.0 million under the unsecured line of credit provided by LTC; (3) general and administrative costs of operating the Company are estimated to be $900,000 annually. Such costs consist of charges of approximately $750,000 calculated as 25% of LTC's wages, salaries and bonuses and rent as provided for under the Administrative Services Agreement and approximately $150,000 of direct general and administrative costs (e.g. external legal counsel, independent audit fees, directors and officers insurance, stockholder communication, etc.); (4) interest income on $5 million of 7.5% convertible subordinated debentures of Regent, and (5) the elimination of the tax provision previously recorded. See "BUSINESS AND PROPERTIES-Initial Investments-Convertible Subordinated Debentures of Regent." No additional tax benefit was recorded because the realization of tax benefits associated with net operating loss carryforwards is dependent upon generating sufficient taxable income prior to their expiration. The Company believes that it is more likely than not that future taxable income may not be sufficient to realize such tax benefits. As such, a valuation allowance has been established against them.

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              AND RESULTS OF OPERATIONS

NATURE OF BUSINESS

     The Company was recently formed and has no operating history. The Company was organized to engage in the following activities: (i) ownership of leveraged properties leased to third parties; (ii) ownership of secured high yield mortgage loans; (iii) operation of long-term care facilities; (iv) development of long-term care properties; and (v) ownership of equity investments in long-term care companies. The Company may pursue other business opportunities in addition to the foregoing activities after the Distribution. The Company intends to provide investors with return opportunities that are not generally available to publicly traded REITs due to investment limitations and leverage expectations imposed by the public markets and Federal income tax laws applicable to REITs.

LIQUIDITY AND CAPITAL RESOURCES


     In connection with the formation and capitalization of the Company, the Company will have $20 million available under an unsecured line of credit provided by LTC. Any borrowings under this line of credit bear interest at 10% and are due in March 2008. The Company has no external source of financing and has not received any commitment for required funds.


     The Company anticipates that cash flow from operations will be adequate to meet its short-term liquidity requirements. The Company expects to meet its long term liquidity requirements such as property acquisitions and development, the granting of high yield loans, the purchase of equity investments and mortgage debt maturities through the most advantageous sources of capital available to the Company at that time. This may include, but not be limited to, the sale of common stock, preferred stock or debt securities through public offerings or private placements, the incurrence of indebtedness through secured or unsecured borrowings and the reinvestment of proceeds from the disposition of assets.


     Following the distribution, the Company will own approximately $62.1 million in real estate that will be encumbered with mortgages totaling approximately $46.8 million. The Company will also own unencumbered assets consisting of $10 million of 7.5% convertible subordinated debentures and approximately $1.6 million in marketable equity securities.


     As of the date of this Information Statement, the Company has no commitments to purchase any additional assets. The Company intends to operate its business as described herein, and may purchase additional assets from time to time in the future. The purchase of additional assets will be contingent upon securing adequate funding on terms acceptable to the Company. The Company is not aware of any material unfavorable trends in either capital resources or the outlook for long-term cash generation; nor, does it expect any material changes in the availability and relative cost of such capital resources.

     There are currently no material changes being considered in the objectives and policies of the Company as set forth in this Information Statement.

OPERATING RESULTS

     The results of operations for the Healthcare Asset Group are set forth below.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996


     Rental income for the year ended December 31, 1997 of $2,350,400 was comparable to rental income of $2,348,900 for the year ended December 31, 1996.



     Interest expense increased approximately 18.8% to $1,323,000 for the year ended December 31, 1997 from $1,113,700 for the year ended December 31, 1996. During February 1996, two properties in Arizona were encumbered with mortgage loans totaling $14,505,000 bearing interest at 9.25%. The increase in interest expense is the result of a full year of interest during 1997 compared to ten months of interest during 1996. Partially offsetting the increase in interest expense was a decrease resulting from scheduled principal payments on mortgage loans.


YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995


     Rental income for the year ended December 31, 1996 increased by $6,100 as a result of increased contingent rents based on incremental revenues generated by the facilities.



     Interest expense increased to $1,113,700 for the year ended December 31, 1996 from $0 for the year ended December 31, 1995. During February 1996, two properties in were encumbered with mortgage loans totaling $14,505,000 bearing interest at 9.25%. Interest expense for the year ended December 31, 1996 represents ten months of interest.


THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997


     Rental income for the three months ended March 31, 1998 increased by $32,100 (or approximately 5.4%) to $619,600 from $587,500 for the three months ended March 31, 1997. The increase in rental income is due to the renewal of the lease on Coronado Care Center which resulted in an increase in the rent recorded under the straight-line method of accounting for the facility. Somewhat mitigating this increase in rent was a decrease in contingent rent based on incremental revenues generated by the facilities.


     The slight decrease in interest expense for the three months ended March 31, 1998 compared to the same period in 1997 was the result of scheduled principal payments on mortgage loans.

YEAR 2000


     The Company has evaluated its internal software and hardware and believes the existing systems will function properly with respect to dates in the year 2000 and beyond. The Company is currently assessing the extent to which its operations are vulnerable should its tenants or other parties with which the Company conducts business fail to ensure their computer systems are year 2000 compliant. The Company believes the year 2000 issue will not have a material adverse effect upon the Company's financial position or results of operations.


STATEMENT REGARDING FORWARD LOOKING DISCLOSURE

     Certain information contained in this report includes forward looking statements, which can be identified by the use of forward looking terminology such as "may", "will", "expect", "should" or comparable terms or negatives thereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: the effect of economic and market conditions and changes in interest rates, government policy relating to the health care industry including changes in reimbursement levels under the Medicare and Medicaid programs, changes in reimbursement by other third party payors, the financial strength of the operators of the Company's facilities as it affects the continuing ability of such operators to meet their obligations to the Company under the terms of the Company's agreements with its borrowers and operators, the amount and the timing of additional investments and access to capital markets.

                                     THE COMPANY

GENERAL

     The Company was organized to create and realize value by identifying and making opportunistic real estate and health care investments through the direct acquisition, development, financing and operation of real properties and/or participation in these activities through the purchase of debt instruments or equity interests of entities engaged in the health care or real estate businesses. The Company intends to provide investors with return opportunities that are not generally available to publicly traded REITs due to investment limitations and leverage expectations imposed by the public markets and Federal income tax laws applicable to REITs.

     To a large extent, public REITs, including LTC, manage their property portfolios with consideration to both public market perceptions and tax laws. Because investors are seeking a consistent and growing income stream from their REIT investments, REITs are encouraged to (i) grow FFO, an indicator of performance in the REIT industry, (ii) maintain a low leverage ratio (debt to total capitalization is one measure used to determine the relative risk of that cash flow stream, as rising interest rates can diminish FFO and impact dividends) and (iii) make conservative investments as evidenced by positive debt service coverages or low per bed or per unit investments in health care facilities. As a result, REITs have generally been hesitant to participate in long-term, higher-risk development projects or to bring their leverage ratios above 40.0%. In addition, the tax laws governing REITs include limitations on
(i) the types of assets that REITs may own and the time period that real estate may be held, restricting REITs from investing in operating companies, equity securities, debt securities and participating in short-term trading opportunities, and (ii) the ability of REITs to retain earnings, requiring REITs to distribute 95.0% of net taxable income, excluding capital gains, each year. Further, because gains on the sales of real estate are not included in the calculation of FFO, REITs are dissuaded from buying distressed assets which may have substantial long-term appreciation potential but lack immediate cash flow.


     LTC has adopted The National Association of Real Estate Investment Trusts ("NAREIT") definition of Funds From Operations ("FFO") which is (i) net income (computed in accordance with generally accepted accounting principles ("GAAP")) excluding gains (or losses) from debt restructuring and sales of property, plus
(ii) depreciation of real property and (iii) after adjustments for unconsolidated entities in which a REIT holds an interest. LTC believes that FFO is an important supplemental measure of operating performance. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance as an indicator of operating performance or as an alternative to cash flows from operations, investing, and financing activities as a measure of liquidity. LTC believes that FFO is helpful in evaluating a real estate investment portfolio's overall performance considering the fact that historical cost accounting implicitly assumes that the value of real estate assets diminishes predictably over time. The term FFO was designed by the REIT industry to provide useful supplemental information. FFO provides an alternative measurement criteria, exclusive of certain non-cash charges included in GAAP income, by which to evaluate the performance of such investments. FFO, as used by the Company in accordance with the NAREIT definition, may not be comparable to similarly entitled items reported by other REITs that have not adopted the NAREIT definition.



     In such an environment, the Company believes that significant opportunities are available to those investors that are not restricted by the Federal income tax laws governing REITs or influenced by public market perception with regard to REIT securities. All of the properties to be transferred to the Company by LTC are subject to long-term leases. Ownership of these properties by LTC is consistent with the limitations on REITs described above however, LTC believes it is in the best interests of LTC and its stockholders to transfer these properties to the Company for the following reasons. As described above, REITs are encouraged to increase FFO. Significant leverage on properties in the Healthcare Asset Group and the LTC Partners IX, LP ("Partners IX") properties results in such properties generating minimal FFO. As of March 31, 1998, the total pro forma mortgages payable on these properties was $29,407,600. The expected FFO of $253,500 generated by the Healthcare Asset Group and the Partners IX properties equates to only 0.9% of the $29,407,600 of mortgages payable that are being transferred to the Company. By transferring these mortgages payable to the Company, LTC will be able to increase its debt carrying capacity to fund additional investments, thereby allowing LTC to generate FFO that will be greater than the $253,500 generated by the Healthcare Asset Group and the Partners IX properties. The assets in the Healthcare Asset Group were attributed a value of approximately $23.4 million which represents the current annual rent on the properties at a 10% capitalization rate. The book value of these properties was approximately $15.3 million as of March 31, 1998. The Partners IX properties were attributed a value of approximately $7.6 million, which represents the purchase price of the properties in February 1998. The book value of these properties was approximately $7.6 million as of March 31, 1998. Expected FFO and use of cash for the next twelve months, based on annual base rent and debt service pursuant to leases and mortgages in effect on the Distribution Date, is approximately $253,500 and $41,700, respectively, for the properties in the Healthcare Asset Group and the LTC Partners IX properties. LTC's investment strategy has been to make conservative, low cost per unit/bed investments. As of March 31, 1998, LTC's average investment in owned assisted living facilities was approximately $60,000 per unit. Four of the properties acquired from Karrington Health, Inc. were acquired for approximately $125,000 per unit and LTC has the opportunity to finance 75% of the purchase price of these properties with non-recourse mortgage financing, and the remaining 25% of the purchase price with equity. The remaining two properties acquired from Karrington Health, Inc. were acquired for approximately $121,000 per unit and LTC intends to encumber such properties with non-recourse mortgage financing. Because the leveraged returns are attractive, LTC felt this was a more appropriate investment for Healthcare. The properties acquired from Karrington Health, Inc. were attributed a value of approximately $39.3 million which represents the purchase price of such properties.



     In addition to the properties it will own immediately following the Distribution, the Company intends to invest in a variety of real estate related assets such as (i) development opportunities that provide substantial value appreciation rather than immediate cash flow, (ii) properties with long-term leases enabling the Company to utilize a substantial amount of leverage,
(iii) properties requiring restructuring in order to create significant value, and (iv) public and private debt and equity securities of real estate and health care-related entities. Although such real estate related assets are not subject to the limitations applicable to REITs described above, there are some risks associated with investments in these types of assets. See "RISK FACTORS-Disadvantages of Investments in Debt Instruments"; "-Limited Remedies Upon Default of Mortgage Loans"; "-Disadvantages of Investments in Commercial Mortgage-Backed Securities" and "-Limitations on Remedies Upon Default." Further, the Company will be able to manage the timing of asset dispositions without regard to the minimum hold periods required of REITs while also acquiring properties using substantial, yet prudent, leverage, to increase returns on what otherwise might be less attractive investments. As opportunities emerge, the Company may in the future expand its real estate related businesses and activities beyond the areas listed above.


     The Company and LTC will enter into the Intercompany Agreement on or prior to the Distribution Date to provide each other with rights to participate in certain transactions. See "RISK FACTORS-Possible Conflicts with LTC After the Distribution"; "RELATIONSHIP BETWEEN HEALTHCARE AND LTC AFTER THE
DISTRIBUTION-Policies and Procedures for Addressing Conflicts" and "-Intercompany Agreement."

     The Company currently does not intend to qualify as a REIT under the Code. Consequently, the Company has the flexibility to respond quickly to opportunities without the structural limitations inherent in REITs and to operate, when deemed advantageous by management, on a more highly leveraged basis than most REITs. By not qualifying as a REIT under the Code (which would require the Company to distribute each year at least 95.0% of its net taxable income, excluding capital gains), the Company has the ability and currently intends to retain for reinvestment its cash flow generated from operations and to sell properties without the substantial income tax penalties which may be imposed on REITs in such transactions. In addition, the Company differs from real estate opportunity funds that are typically structured as private partnerships. In that regard, the business of the Company is conducted without the payment of acquisition, disposition or management fees to general partners which should result in additional cash flow being available for reinvestment.
In addition, unlike investors in opportunity funds, the Company's stockholders will have voting rights and are expected to have enhanced liquidity through their ability to sell or margin their stock. The Company also hopes to attract a broader range of investors because there will be no stipulated investment minimum. However, unlike REITs and opportunity funds, the Company is subject to corporate level taxation.

     In pursuing the real estate related opportunities described above, the Company expects to compete for real estate investments with many public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and REITs) and other institutional investors, as well as individuals. The real estate industry and the process of identifying, completing and acquiring real estate investments has from time to time been highly competitive. In addition, many of those with whom the Company will compete for investments are far larger than the Company, may have greater financial resources than the Company and may have management personnel with more experience than the officers of the Company. See "RISK FACTORS-Difficulty of Locating Suitable Investments; Competition."

     The Company was incorporated under the laws of Nevada on March 20, 1998. The Company's executive offices are located at 300 Esplanade Drive, Suite 1860, Oxnard, California 93030, and its telephone number is (805) 981-8655.

INTERCOMPANY AGREEMENT

     The Company and LTC will enter into the Intercompany Agreement on or prior to the Distribution Date to provide each other with rights to participate in certain transactions. Pursuant to the Intercompany Agreement, during the term thereof, the Company will agree not to engage in activities or make investments that involve real estate, unless it has first provided written notice to LTC of the material terms and conditions of such activities or investments, and LTC has determined not to pursue such activities or investments either by providing written notice to the Company rejecting the opportunity within ten days following the date of receipt of notice of the opportunity or by allowing such ten-day period to lapse.


     Pursuant to the Intercompany Agreement, during the term thereof, the Company and LTC also will agree to notify each other of, and make available to each other, investment opportunities which they develop or of which they become aware but are unable or unwilling to pursue. The Company also agrees not to prepay or cause to be prepaid any of its mortgage loans provided by LTC which are securitized in REMIC transactions. The Intercompany Agreement has a term of ten years but shall terminate earlier upon a change of control of LTC. A change of control of LTC shall occur upon the occurrence of any of the following:
(i) any person or related group of persons directly or indirectly acquires beneficial ownership of more than 50% of the voting power of LTC, (ii) there is a change in the composition of the LTC Board over a period of 36 consecutive months (or less) such that a majority of the LTC Board ceases to be comprised of individuals who either (A) have been board members continuously since the beginning of such period or (B) have been elected or nominated for election as board members during such period by at least a majority of the board members described in clause (A) who were still in office at the time such election or nomination was approved by the LTC Board; or (iii) there is a change in the composition of LTC's senior executive management such that both Andre C. Dimitriadis and James J. Pieczynski cease to be employed by LTC. See "RISK FACTORS-Possible Conflicts with LTC After the Distribution" "-Termination of Administrative Services and Intercompany Agreements" and "RELATIONSHIP BETWEEN HEALTHCARE AND LTC AFTER THE DISTRIBUTION-Policies and Procedures for Addressing Conflicts."



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

                               BUSINESS AND PROPERTIES

INITIAL INVESTMENTS

     Healthcare was formed in March 1998 and immediately began making investments. Healthcare's first investment was the purchase of convertible subordinated debentures from Regent. Healthcare's second investment was the purchase of shares of LTC Common Stock. The details of these investments are further described below.

CONVERTIBLE SUBORDINATED DEBENTURES OF REGENT


     In March 1998, pursuant to the terms of a Convertible Subordinated Debenture Purchase Agreement (the "Regent Purchase Agreement"), Healthcare agreed to invest $10.0 million in Regent Debentures. Regent is a publicly traded (NASDAQ:RGNT) owner, operator and developer of high quality assisted living communities. Assisted living is part of a spectrum of long-term care services that provide a combination of housing, personal services and health care designed to respond to elderly individuals who require assistance with activities of daily living in a manner that promotes maximum independence. Regent caters to private pay residents and provides graduated levels of care within their communities. As of March 31, 1998 Regent's operating capacity totaled 2,004 beds in 17 assisted living communities located in seven states.
As of April 30, 1998, LTC has provided $19.8 million of sale/leaseback financing to Regent on three assisted living communities with 257 units in California, New Mexico and Oregon. In addition, LTC has commitments to Regent of approximately $53.9 million to be funded over the next seven months. Based upon public reports filed by Regent with the Commission, Regent reported a net operating loss and net loss of approximately $4.1 million and $3.9 million, respectively, for the year ended December 31, 1997 and total assets and shareholders' equity of approximately $75.7 million and $15.9 million, respectively, at December 31, 1997.


     On March 30, 1998, pursuant to the terms of the Regent Purchase Agreement, Healthcare purchased $4.0 million aggregate principal amount of Regent Debentures, and on April 22, 1998, Healthcare purchased an additional $1.0 million aggregate principal amount of Regent Debentures. Additionally, pursuant to the Purchase Agreement, Healthcare must purchase up to an additional $5.0 million principal amount of Regent Debentures on or prior to March 31, 2000.
The Regent Debentures bear interest at 7.5% and are convertible, at any time in whole or in part at Healthcare's option, into Regent common stock at a price of $7.50 per share, subject to adjustment. Regent can require conversion of the Regent Debentures at such time as the Regent common stock trades at $12 per share or more for thirty consecutive days. Assuming that Healthcare has purchased all additional Regent Debentures required to be purchased under the Regent Purchase Agreement, and assuming that all such additional debentures are converted, Healthcare would hold approximately 1.3 million shares of Regent common stock.

     Healthcare also entered into a Registration Rights Agreement with Regent pursuant to which Healthcare has, among other things, the right, under certain circumstances and subject to certain conditions and exceptions, to require Regent to register all or any portion of the shares of Regent common stock issued to it upon conversion of all or any portion of the Regent Debentures.

LTC COMMON STOCK

     In April 1998, the Company purchased for investment purposes, 23,400 shares of LTC Common Stock. The shares were purchased at a weighted average price of $18.62 per share for a total investment amount of approximately $435,700. As of April 30, 1998, the fair market value of such shares of LTC

Common Stock was $459,200 or $19.625 per share (based on the closing sales price of such common stock on the New York Stock Exchange on such date). The Company classifies its investment in LTC Common Stock as available-for-sale. Changes in LTC Common Stock's fair market value are reported as a separate component of equity on Healthcare's balance sheet. LTC reported total revenues and net income of approximately $73.4 million and $35.8 million, respectively, for the year ended December 31, 1997, and total assets and stockholders' equity of $656.7 million and $386.1 million, respectively, at December 31, 1997.

PROPERTIES TO BE TRANSFERRED TO HEALTHCARE PRIOR TO THE DISTRIBUTION

     Pursuant to the terms of the Distribution Agreement, prior to the Distribution, LTC will transfer all outstanding shares of capital stock of several wholly owned subsidiaries to Healthcare. As a result of such transfer, such subsidiaries will become wholly owned subsidiaries of Healthcare. Such subsidiaries currently operate (and, after such contribution, Healthcare intends to operate through such subsidiaries) the properties described below.

CORONADO CARE CENTER

     In May 1994, LTC acquired Coronado Care Center, a 193 bed skilled nursing facility located in Phoenix, Arizona. Coronado Care Center is a 38,400 square-foot single-story building situated on approximately 2.9 acres of land located in a stable multi-family and business area. The facility was constructed in 1985 with an addition of a 64-bed Alzheimer's wing in 1992.


     Coronado Care Center provides a wide range of skilled nursing, subacute medical and subacute rehabilitation services, including ancillary therapies, as well as specialized Alzheimer's care. The facility is operated by Sunrise Healthcare Corporation ("Sunrise"), a wholly owned subsidiary of the Sun Healthcare Group, Inc. ("Sun"), a public company and a leading provider of long-term health care services. Based on leases in effect as of the date of this Information Statement, the Company presently expects that Sun will be one of the Company's largest operators for the year ended December 31, 1998, representing approximately 31% of the Company's total expected annual lease revenue for such period. See "RISK FACTORS-Reliance on Major Operators" and "-Concentration of Company Operators in Long-Term Care Industry." The facility receives significant referrals from local area hospitals and has maintained occupancy rates in excess of 95% over the past three years. The facility competes with two other skilled nursing facilities located within a two-mile radius; however, both competitors have occupancy rates in excess of 90%. The facility has generated gross operating cash flows (defined as cash flow before rent, non-cash charges, and management fees) of approximately $2.0 million for each of the years ended December 31, 1995, 1996 and 1997.



     LTC acquired Coronado Care Center for approximately $7.2 million or $37,300 per bed. LTC's current book value associated with such property is approximately $6.2 million. The facility is leased to Sunrise on a triple-net basis ("Triple-Net Basis") under which the tenant is responsible for all ongoing maintenance expenses, including taxes, utilities, insurance and general upkeep of the property. Under the terms of the lease, the current annual rent is approximately $810,000 with annual increases of 3%. Sunrise exercised its first lease renewal option in January 1998, which expires in December 2002. Sunrise has the option to extend the lease for an additional five-year term at that time. In addition, Sunrise has a right of first refusal to purchase the facility upon an acceptable bona fide offer to buy from a third party or if the facility is offered for sale.

     In March 1996, the ownership of the facility was transferred to Coronado Corporation, a Delaware corporation ("Coronado Corp."), a wholly owned subsidiary of LTC. Concurrently with the transfer, a non-recourse mortgage loan of approximately $7.8 million was placed on the facility by LTC. The loan bears interest at rate of 9.25% per annum with monthly scheduled principal and interest payments based on a 25-year amortization period. The current balance of the loan is approximately $7.7 million with an annual debt service requirement of approximately $808,000. The mortgage has a 10-year maturity with a scheduled balloon payment of approximately $6.6 million due in March 2006.
The mortgage is prepayable in whole or in part at any time without penalty. However, pursuant to the Intercompany Agreement, Healthcare has agreed not to prepay or cause to be prepaid any of its mortgage loans provided by LTC which are securitized in REMIC transactions. The mortgage was subsequently sold by LTC through a REMIC securitization completed in March 1996.


PARK VILLA CONVALESCENT CENTER


     In March 1993, LTC acquired Park Villa Convalescent Center ("Park Villa"), a 200-bed skilled nursing facility located in Tucson, Arizona. Park Villa is a 64,100 square-foot two-story building situated on approximately 2.3 acres of land located in a stable residential and multi-family area and is approximately one mile north of the University of Arizona. The facility was constructed in 1985.


     Park Villa provides a wide range of skilled nursing, subacute medical and subacute rehabilitation services, including ancillary therapies. Park Villa also offers Alzheimer's care. The facility is operated by Sunrise. See "RISK FACTORS-Reliance on Major Operators" and "-Concentration of Company Operators in Long-Term Care Industry." The facility competes with four other skilled nursing facilities; however, their proximity ranges from 4 to 10 miles. Occupancy for the facility in 1997 was approximately 80%. The facility has generated gross operating cash flows (defined as cash flow before rent, non-cash charges, and management fees) in excess of $1.2 million for each of the years ended December 31, 1995, 1996 and 1997.



     LTC acquired Park Villa for approximately $4.1 million or $20,500 per bed. LTC's current book value associated with such property is approximately $3.4 million. The facility is leased to Sunrise on a Triple-Net Basis. Under the terms of the lease, the current annual rent is approximately $739,000 with scheduled annual increases of 3%. The initial term of the lease expires April 1, 2003. Sunrise has the option to extend the lease for three additional five-year terms. The lease does not contain a right of first refusal or purchase option.


     In March 1996, the ownership of the facility was transferred to Park Villa Corporation, a Delaware corporation ("Park Villa Corp."), a wholly owned subsidiary of LTC. Concurrently with the transfer, a non-recourse mortgage loan of approximately $6.6 million was placed on the facility by LTC. The loan bears interest at rate of 9.25% per annum with monthly scheduled principal and interest payments based on a 25-year amortization period. The current balance of the loan is approximately $6.5 million with an annual debt service requirement of approximately $683,000. The mortgage has a 10-year maturity with a scheduled balloon payment of approximately $5.5 million due in March 2006. The mortgage is prepayable in whole or in part at any time without penalty. However, pursuant to the Intercompany Agreement, Healthcare has agreed not to prepay or cause to be prepaid any of its mortgage loans provided by LTC which are securitized in REMIC transactions. The mortgage was subsequently sold by LTC through a REMIC securitization completed in March 1996.

CASA MARIA NURSING HOME

     In November 1992, LTC acquired Casa Maria Nursing Home ("Casa Maria"), a 116-bed skilled nursing facility located in Roswell, New Mexico. Casa Maria is a 47,800 square-foot single-story building situated on approximately 6.4 acres of land located in a stable residential and multi-family area. The facility was constructed in 1979 with an addition completed in 1990. The facility is located immediately south of Eastern New Mexico Medical Center.


     Casa Maria provides a wide range of skilled nursing services. In addition, ancillary services such as physical, speech and other therapies are provided as contracted services. Through September 1997 the facility was operated by Horizon. In October 1997, Integrated acquired the operations of Horizon and is now the facility's operator. See "RISK FACTORS-Reliance on Major Operators" and "-Concentration of Company Operators in Long-Term Care Industry." Over the past three years, the facility has maintained occupancy rates in excess of 95%. The facility competes with two other skilled nursing facilities; however, both competitors are located several miles from the facility. The facility has generated gross operating cash flows (defined as cash flow before rent, non-cash charges, and management fees) ranging from approximately $0.8 million to $1.0 million for each of the years ended December 31, 1995, 1996 and 1997.



     LTC acquired Casa Maria for approximately $3.0 million or $25,800 per bed. LTC's current book value associated with such property is approximately $2.4 million. The lease with Horizon (which was assumed by Integrated) was provided on a Triple-Net Basis. The current annual base rent is approximately $360,000, which is fixed; however, incremental rents are due based upon 4% of incremental revenues over lease year 1994 revenues. Incremental rents were approximately $14,000 for the year ended December 31, 1997. The initial lease term expires November 2002; however, Integrated has the option to extend the lease for an additional six five-year terms. The lease does not contain a right of first refusal or purchase option.


     In March 1998, the ownership of the facility was transferred to LTC-New Mexico, Inc. ("New Mexico Corp."), a wholly owned subsidiary of LTC. Concurrently with the transfer, a non-recourse mortgage loan of approximately $4.1 million was placed on the facility by LTC. The loan bears interest at rate of 8.00% per annum and is fully amortizing over 30 years. Interest and principal is payable monthly with an annual debt service requirement of approximately $360,000. The mortgage is prepayable in whole or in part at any time subject to a yield maintenance penalty. However, pursuant to the Intercompany Agreement, Healthcare has agreed not to prepay or cause to be prepaid any of its mortgage loans provided by LTC which are securitized in REMIC transactions. The mortgage was subsequently sold in a REMIC securitization that was completed in May 1998.

CASA ARENA BLANCA

     In March 1993, LTC acquired Casa Arena Blanca Nursing Home ("Casa Arena"), a 120-bed skilled nursing facility located in Alamogordo, New Mexico.
Alamogordo is located approximately 90 miles north of El Paso Texas. Casa Arena is a 43,000 square-foot single-story building situated on approximately 7.8 acres of land located in a stable multi-family area. The facility was constructed in 1985.


     Casa Arena provides a wide range of skilled nursing services. In addition, ancillary services such as physical, speech and other therapies are provided as contracted services. Through September 1997 the facility was operated by Horizon. In October 1997, Integrated acquired the operations of Horizon and is now the facility's operator. See "RISK FACTORS-Reliance on Major Operators" and "-Concentration of Company Operators in Long-Term Care Industry." Over the past three years, the facility has maintained occupancy rates above 90%. The facility competes with one other skilled nursing facility which is located approximately 1.5 miles from the facility. The facility has generated gross operating cash flows (defined as cash flow before rent, non-cash charges, and management fees) ranging between approximately $1.0 million and $1.5 million for each of the years ended December 31, 1995, 1996 and 1997.



     LTC acquired Casa Arena for approximately $3.9 million or $32,300 per bed. LTC's current book value associated with such property is approximately $3.2 million. The lease with Horizon (which was assumed by Integrated) was provided on a Triple-Net Basis. The current annual base rent is approximately $426,000 which is fixed; however, incremental rents are due based upon 4% of incremental revenues over lease year 1994 revenues. Incremental rents were approximately $20,300 for the year ended December 31, 1997. The initial lease term expires March 2003; however, Integrated has the option to extend the lease for an additional six five-year terms. The lease does not contain a right of first refusal or purchase option.


     In March 1998, the ownership of the facility was transferred to New Mexico Corp. Concurrently with the transfer, a non-recourse mortgage loan of approximately $4.8 million was placed on the facility by LTC. The loan bears interest at rate of 8.00% per annum and is fully amortizing over 30 years. Interest and principal is payable monthly with an annual debt service requirement of approximately $426,000. The mortgage is prepayable in whole or in part at any time subject to a yield maintenance penalty. However, pursuant to the Intercompany Agreement, Healthcare has agreed not to prepay or cause to be prepaid any of its mortgage loans provided by LTC which are securitized in REMIC transactions. The mortgage was subsequently sold in a REMIC securitization that was completed in May 1998.

LTC PARTNERS IX PROPERTIES

     In February 1998, LTC acquired three skilled nursing facilities through the formation of a limited partnership, Partners IX. The transaction was effected through the contribution of a 100% undivided interest in the three properties by the previous general partners. In exchange for the contribution of such properties, the contributing general partners became limited partners of Partners IX and received 201,882 partnership units. A wholly owned subsidiary of LTC, LTC GP VI, Inc., is currently the general partner of Partners IX.

     Two of the facilities were contributed subject to mortgage debt that was financed by LTC in August 1992. These two mortgages were subsequently sold by LTC in a REMIC securitization in July 1993. Additionally, subsequent to the acquisition of the properties by the partnership, LTC provided $2.9 million of mortgage financing on the third facility. The financing was used to repay approximately $689,000 of outstanding debt on the facility and the remaining proceeds of approximately $2.2 million were distributed to the general partner, and then subsequently transferred to LTC.

     Under the terms of the partnership agreement, the limited partners receive a 10% preferred return on their partnership units. The limited partnership units are convertible into LTC Common Stock at any time at a price of $17 per share. In addition, the limited partners receive 10% of any excess cash flow generated by the partnership.

     SUNRISE GOLDEN AGE CARE & REHABILITATION

     In February 1998, LTC acquired an interest in SunRise Golden Age Care & Rehabilitation ("Golden Age") in the above described Partners IX transaction. Golden Age is an 82-bed skilled nursing facility located in Clovis, New Mexico. Golden Age is a 28,150 square-foot one-story building situated on approximately
2.3 acres of land located in a rural residential area. The facility was constructed in 1969, with an addition of a 28 bed wing in 1995.


     Golden Age provides a wide range of skilled nursing, subacute medical and subacute rehabilitation services, including ancillary therapies. The facility is currently operated by Sunrise. See "RISK FACTORS-Reliance on Major Operators" and "-Concentration of Company Operators in Long-Term Care Industry." The facility competes with three other skilled nursing facilities (including High Plains described below) within three to five miles. Two of these facilities have occupancy rates of approximately 98%. For the year ended December 31, 1997, the facility generated gross operating cash flows (defined as cash flow before rent, non-cash charges, and management fees) of approximately $1.3 million and had an occupancy rate of 99%.



     Partners IX acquired the Golden Age facility for approximately $2.0 million or $24,300 per bed. The facility is leased to Sunrise on a Triple-Net Basis. Under the terms of the lease, the current annual rent is $261,000, which is fixed. The initial term of the lease expires July 31, 2001. Sunrise has the option to extend the lease for two additional six-year terms. The lease does not contain a right of first refusal or purchase option.


     Subsequent to the acquisition of the facility, LTC placed a non-recourse mortgage loan of $2.9 million on the facility. The loan bears interest at rate of 8.50% per annum with monthly scheduled principal and interest payments based on a 30-year amortization period. The current balance of the loan is approximately $2.9 million with an annual debt service requirement of approximately $267,500. The mortgage has a 15-year maturity with a scheduled balloon payment of approximately $2.3 million due in March 2013. The mortgage is not prepayable in whole or in part at any time without consent of the lender. In addition, upon a sale of any portion of the borrower's interest in the mortgaged property, the borrower is required to prepay the entire loan with a yield maintenance penalty. Moreover, pursuant to the Intercompany Agreement, Healthcare has agreed not to prepay or cause to be prepaid any of its mortgage loans provided by LTC which are securitized in REMIC transactions. The mortgage was subsequently sold in a REMIC securitization that was completed in May 1998.

     SUNRISE HIGH PLAINS CARE & REHABILITATION

     In February 1998, LTC acquired an interest in SunRise High Plains Care & Rehabilitation ("High Plains") in the above described Partners IX transaction. High Plains is a 76-bed skilled nursing facility located in Clovis, New Mexico. The facility is a 21,500 square-foot one-story building situated on approximately 2.0 acres of land located in a stable commercial area. The facility was constructed in 1968.


     High Plains provides a wide range of skilled nursing, subacute medical and subacute rehabilitation services, including ancillary therapies. The facility is currently operated by Sunrise. See "RISK FACTORS-Reliance on Major Operators" and "-Concentration of Company Operators in Long-Term Care Industry." The facility competes with another skilled nursing facility located approximately one-mile away, which has a 98% occupancy rate. Golden Age (described above) is also a competitor. During the three prior years, the facility's occupancy rates have been in excess of 90% with an occupancy rate of approximately 97% in 1997. The facility has generated gross operating cash flows

(defined as cash flow before rent, non-cash charges, and management fees) in excess of $750,000 for each of the years ended December 31, 1995, 1996 and 1997.



     Partners IX acquired the High Plains facility for approximately $2.6 million or $34,200 per bed, subject to an existing mortgage loan of approximately $1.7 million. The facility is leased to Sunrise on a Triple-Net Basis. Under the terms of the lease, the current annual rent is $342,000, which is fixed. The initial term of the lease expires July 31, 2001. Sunrise has the option to extend the lease for two additional six-year terms. The lease does not contain a right of first refusal or purchase option.


     As indicated above, the facility was acquired subject a non-recourse mortgage loan of approximately $1.7 million. The mortgage was originated by LTC in August 1992. In July 1993, LTC sold the mortgage in a REMIC securitization. Currently, the loan bears interest at rate of 12% per annum with monthly scheduled principal and interest payments based on a 25-year amortization period. The current balance of the loan is approximately $1.7 million and the current annual debt service is approximately $210,000. The mortgage has a 10-year maturity with a scheduled balloon payment of approximately $1.6 million due in September 2002. The mortgage is not prepayable unless the facility is sold. However, in the event of a sale, the borrower is required to substitute another similar skilled nursing facility such that the original terms of the note will be satisfied. Moreover, pursuant to the Intercompany Agreement, Healthcare has agreed not to prepay or cause to be prepaid any of its mortgage loans provided by LTC which are securitized in REMIC transactions.

     BOULEVARD MANOR

     In February 1998, LTC acquired an interest in Boulevard Manor in the above described Partners IX transaction. Boulevard Manor is a 122-bed skilled nursing facility located in Richland Hills, Texas. The facility is a 32,000 square-foot one-story building situated on approximately 2.4 acres of land located in a stable mixed area. The facility was originally constructed around in 1964; however, an addition and major renovations were completed in 1976.

     Boulevard Manor provides a wide range of skilled nursing services, including ancillary therapies. The facility is operated by Sensitive Care, Inc. ("Sensitive Care"), a regional nursing home operator in Texas. The facility competes with four other skilled nursing facilities in the area. During the three prior years, the facility's occupancy rates have been in excess of 85%. The facility has generated gross operating cash flows (defined as cash flow before rent, non-cash charges, and management fees) of approximately $550,000 for each of the years ended December 31, 1995, 1996 and interim 1997.


     Partners IX acquired the Boulevard Manor facility for approximately $2.9 million or $23,800 per bed, which approximated its fair value, subject to an existing mortgage loan of approximately $1.8 million. The facility is leased to Sensitive Care on a Triple-Net Basis. Under the terms of the lease, the current annual rent is $344,000, with annual increases of 3%. The initial term of the lease expires in September 2003. Sensitive Care has the option to extend the lease at the end of the initial term on a year-to-year basis. The lease does not contain a right of first refusal or purchase option.


     As indicated above, the facility was acquired subject a non-recourse mortgage loan of approximately $1.8 million. The mortgage was originated by LTC in August 1992. In July 1993, LTC sold the mortgage in a REMIC securitization. Currently, the loan bears interest at rate of 12% per annum with monthly scheduled principal and interest payments based on a 25-year amortization period. The current loan balance is approximately $1.8 million and the annual debt service is approximately $222,000. The mortgage has a 10-year maturity with a scheduled balloon payment of approximately $1.7 million due in September 2002. The mortgage is not prepayable unless the facility is sold. However, in the event of a sale, the borrower is required to substitute another similar skilled nursing facility such that the original terms of the note will be satisfied. Moreover, pursuant to the Intercompany Agreement, Healthcare has agreed not to prepay or cause to be prepaid any of its mortgage loans provided by LTC which are securitized in REMIC transactions.

KARRINGTON PROPERTIES


     In April 1998, LTC-Ohio, Inc., a Delaware corporation doing business in the State of Ohio as LTC Properties-Ohio, Inc. ("Ohio Corp."), acquired the fee simple interest in two assisted living facilities and the ground leasehold interest in one assisted living facility and one Alzheimer's facility (collectively, the "Ohio Corp. Facilities") from Karrington Health, Inc. and/or its affiliates ("Karrington") pursuant to a sale-leaseback transaction. The Ohio Corp. Facilities were purchased for a total of $23,250,000 or approximately $125,000 per unit. Under the terms of the master lease for the Ohio Corp. Facilities (the "Master Lease"), the current annual rent is $2,092,500; however, annual rent is increased by 150% of the change in the Consumer Price Index ("CPI") for the year, but in no event will the annual increase be greater than 2%. The Ohio Corp. Facilities are located in the suburbs of Columbus, Ohio.



In June and July 1998, Missouri River Corporation, a Delaware corporation ("MRC"), acquired the fee simple interest in two assisted living facilities (the "MRC Facilities") from Karrington pursuant to sale-leaseback transactions. The MRC Facilities were purchased for a total of $16,050,000 or approximately $121,000 per unit. Under the terms of the leases for the MRC Facilities, the current annual rent is $1,484,600; however annual rent is increased by 150% of the change in CPI for the year, but in no event will the annual increase be greater than 2%. One of the MRC Facilities is located on the west side of Cleveland, Ohio, and the other MRC Facility is located in Erie, Pennsylvania.



     Ohio Corp. is a wholly-owned subsidiary of MRC, and MRC is a wholly-owned subsidiary of LTC.



     The Ohio Corp. Facilities and the MRC Facilities are operated by Karrington Operating Company, Inc. ("KOC"), a wholly-owned subsidiary of Karrington, which is a publicly traded company based in Columbus, Ohio. Karrington owns and operates private pay assisted living facilities for physically frail and cognitively impaired seniors. Based on leases in effect as of the date of this Information Statement, the Company presently expects that Karrington will be one of the Company's largest operators for the year ended December 31, 1998, representing approximately 52% of the Company's total expected annual lease revenue for such period. See "RISK FACTORS-Reliance on Major Operators" and "-Concentration of Company Operators in Long-Term Care Industry."



     In connection with these assets, Ohio Corp. is currently negotiating the terms of a $17.4 million non-recourse loan with a third-party lender that will be secured by the Ohio Corp. Facilities. The loan is expected to bear interest at 8% per annum with monthly scheduled principal and interest payments based on a 25-year amortization period. The initial loan balance will be $17.4 million and the annualized debt service will be approximately $1,612,000. The mortgage will have a 10-year maturity with a scheduled balloon payment of approximately $14.5 million due at maturity. The mortgage will not be pre-payable; however, at any time after three years the mortgage allows for defeasance.


     KARRINGTON ON THE SCIOTO


     In April 1998, Ohio Corp. acquired the fee simple interest in Karrington on the Scioto, a 53 unit assisted living facility located in Upper Arlington, Ohio which is a suburb of Columbus. Karrington on the Scioto is a 34,000 square foot three-story building situated on approximately 1.7 acres of land located in a residential area across the street from the Scioto River. The facility was constructed in 1993.


     Karrington on the Scioto provides a wide range of assisted living as well as specialized Alzheimer's care to its residents. In addition, the facility provides a high level of amenities to its residents, which allows the facility to have a "home-like" atmosphere. The facility is operated by KOC and receives significant referrals from the medical community and has maintained occupancy
rates in excess of 95% since 1996.   The facility competes with four other
assisted living facilities within a five mile radius with an average occupancy of 87%. The facility has generated gross operating cash flows (defined as cash flow before rent, non-cash charges, and management fees) of approximately $850,000 for each of the years ended 1996 and 1997.


     Ohio Corp. acquired the fee simple interest in Karrington on the Scioto for approximately $6.6 million or $125,000 per unit. Under the terms of the Master Lease, the current annual rent attributable to this facility is approximately $596,250; however, annual rent is increased by 150% of the change in the CPI for the year, but in no event will the annual increase be greater than 2%. The initial Master Lease term expires in April 2018; however, KOC will have two consecutive ten-year options to extend the Master Lease so long as it extends the leases for the MRC Facilities. There is no right of first refusal or purchase option in the Master Leases.


     KARRINGTON OF BEXLEY


     In April 1998, Ohio Corp. acquired the fee simple interest in Karrington of Bexley, a 53 unit assisted living facility located in Bexley, Ohio which is a suburb of Columbus. Karrington of Bexley is a 32,000 square foot three-story building situated on approximately one acre of land. The facility was constructed in 1992.


     Karrington of Bexley provides a wide range of assisted living as well as specialized Alzheimer's care to its residents. In addition, the facility provides a high level of amenities to its residents, which allows the facility to have a "home-like" atmosphere. The facility is operated by KOC and receives significant referrals from the medical community. This facility has maintained
occupancy rates in excess of 88% since 1996.   The facility competes with two
other assisted living facilities within a five mile radius with average occupancies of 83%. The facility has generated gross operating cash flows (defined as cash flow before rent, non-cash charges, and management fees) of approximately $750,000 for each of the years ended 1996 and 1997.


     Ohio Corp. acquired the fee simple interest in Karrington of Bexley for approximately $6.6 million or $125,000 per unit. Under the terms of the Master Lease, the current annual rent attributable to this facility is approximately $596,250; however, annual rent is increased by 150% of the change in the CPI for the year, but in no event will the annual increase be greater than 2%. The initial Master Lease term expires in April 2018; however, KOC will have two consecutive ten-year options to extend the Master Lease so long as it extends the leases for the MRC Facilities. There is no right of first refusal or purchase option in the Master Lease.


     KARRINGTON AT TUCKER CREEK


     In April 1998, Ohio Corp. acquired the ground leasehold interest in Karrington at Tucker Creek, a 54 unit assisted living facility located in Worthington, Ohio which is a suburb of Columbus, Ohio. Karrington at Tucker Creek is a 35,500 square foot three-story building situated on approximately 2.1 acres of land.

     Karrington at Tucker Creek provides a wide range of assisted living as well as specialized Alzheimer's care to its residents. In addition, the facility provides a high level of amenities to its residents, which allows the facility to have a "home-like" atmosphere. The facility is operated by KOC and receives significant referrals from the medical community. This facility has maintained
occupancy rates in excess of 93% since 1996.   The facility competes with one
other assisted living facility within a five mile radius with an occupancy of 100%. The facility has generated gross operating cash flows (defined as cash flow before rent, non-cash charges, and management fees) of approximately $800,000 for each of the years ended 1996 and 1997.



     Ohio Corp. acquired the ground leasehold interest in Karrington at Tucker Creek for approximately $6.8 million or $125,000 per unit. Under the terms of the Master Lease, the current annual rent attributable to this facility is approximately $607,500; however, annual rent is increased by 150% of the change in the CPI for the year, but in no event will the annual increase be greater than 2%. The initial Master Lease term expires in April 2018; however, KOC will have two consecutive ten-year options to extend the Master Lease so long as it extends the leases for the MRC Facilities. There is no right of first refusal or purchase option in the Master Lease.


     KARRINGTON PLACE


     In April 1998, Ohio Corp. acquired the ground leasehold interest in Karrington Place, a 26-unit Alzheimer's facility located in Worthington, Ohio which is a suburb of Columbus, Ohio. Karrington Place is a 18,000 square foot three-story building situated on approximately 0.6 acre of land.


     Karrington Place is a stand-alone facility that provides a wide range of services to Alzheimer's residents. The facility is operated by KOC and receives significant referrals from the medical community. This facility has maintained occupancy rates in excess of 85% in its first full year since opening in
February of 1996.   The facility competes with three other Alzheimer facilities within a five mile radius with an average occupancy of 96%. The facility has generated gross operating cash flows (defined as cash flow before rent, non-cash charges, and management fees) of approximately $400,000 for the year 1997.


     Ohio Corp. acquired the ground leasehold interest in Karrington Place for approximately $3.3 million or $125,000 per unit. Under the terms of the Master Lease, the current annual rent attributable to this facility is approximately $292,500; however, annual rent is increased by 150% of the change in the CPI for the year, but in no event will the annual increase be greater than 2%. The initial Master Lease term expires in April 2018; however, KOC will have two consecutive ten year options to extend the Master Lease so long as it extends the leases for the MRC Facilities. There is no right of first refusal or purchase option in the Master Lease.



     KARRINGTON OF ROCKY RIVER



     In July 1998, MRC acquired the fee simple interest in Karrington of Rocky River, a 64 unit assisted living facility located on Cleveland's west side. Karrington of Rocky River is a 44,276 square foot three-story building situated on approximately 2.2 acres of land on the western edge of the City of Rocky River.



     Karrington of Rocky River provides a wide range of assisted living as well as specialized Alzheimer's care to its residents. In addition, the facility provides a high level of amenities to its residents, which allows the facility to have a "home-like" atmosphere. The facility, which opened in

May 1998, is operated by KOC and competes with three other assisted living within a five-mile radius with an average occupancy of 95%.



     MRC acquired the fee simple interest in Karrington of Rocky River for approximately $7.7 million or $121,000 per unit. Under the terms of the lease for this facility, the current annual rent is approximately $714,405; however, annual rent is increased by 150% of the change in CPI for the year, but in no event will the annual increase be greater than 2%. The initial lease term expires in April 2018; however KOC will have two consecutive ten-year options to extend the lease so long as it extends the Master Lease and the lease for the other MRC Facility. There is no right of first refusal or purchase option in the lease for this facility.



KARRINGTON ON PRESQUE ISLE BAY



     In June 1998, MRC acquired the fee simple interest in Karrington on Presque Isle Bay, a 69 unit assisted living facility located in Erie, Pennsylvania. Karrington on Presque Isle Bay is a 47,635 square foot three-story building situated on approximately 2.9 acres of land along the edge of the Niagra Pier on Presque Isle Bay, an inlet to Lake Erie.



     Karrington on Presque Isle Bay provides a wide range of assisted living as well as specialized Alzheimer's care to its residents. In addition, the facility provides a high level of amenities to its residents, which allows the facility to have a "home-like" atmosphere. The facility, which opened in June 1998, is operated by KOC and competes with three other assisted living within a five- mile radius. Two of the three have a 100% occupancy, while the third opened in November 1997.



     MRC acquired the fee simple interest in Karrington on Presque Isle Bay for approximately $8.3 million or $121,000 per unit. Under the terms of the lease for this facility, the current annual rent is approximately $770,220; however, annual rent is increased by 150% of the change in CPI for the year, but in no event will the annual increase be greater than 2%. The initial lease term expires in April 2018; however, KOC will have two consecutive ten-year options to extend the lease so long as it extends the Master Lease and the lease for the other MRC Facility. There is no right of first refusal or purchase option in the lease for this facility.


EQUITY INVESTMENTS

ASSISTED LIVING CONCEPTS, INC. COMMON STOCK


     In September 1997, LTC received 30,847 shares of common stock of ALC in exchange for LTC's 9.9% ownership interest in a private assisted living company. ALC is a publicly traded (AMEX:ALF), national owner, operator and developer of assisted living residences for older adults who need assistance with activities of daily living such as bathing and dressing. In addition to housing, ALC provides personal care, support services and makes nursing services available according to the individual needs of its residents. As of December 31, 1997, ALC operated 109 assisted living residences with 4,888 units in eight states.
At April 30, 1998, the fair market value of the ALC common stock was $564,900 or $18.3125 per share (based on the closing sales price of such common stock on the American Stock Exchange on such date). LTC's investment posture prior to the Distribution is, and the Company's investment posture subsequent to the Distribution will be, to hold the investment in ALC common stock as long-term available-for-sale securities. Accordingly, LTC has accounted, and the Company will account, for the investment in ALC common stock at fair value with unrealized gains and losses on changes in the fair value reported as a separate component of stockholders' equity. Based upon public reports filed by ALC with the Commission, ALC reported net operating income and net income of approximately $2.8 million and $4.2 million, respectively, for the year ended December 31, 1997, and total assets and stockholders' equity of approximately $298.3 million and $141.0 million, respectively, at December 31, 1997.


REGENT COMMON STOCK


     As of April 30, 1998, the Company holds 69,000 shares of Regent common stock, which was acquired through open market purchases by LTC, and subsequently contributed to the Company. The weighted average purchase price of the Regent common stock was $4.56 per share, and as of April 30, 1998 the fair market value of the stock was $552,000 or $8.00 per share (based on the closing sales price of such common stock on the Nasdaq National Market on such date). LTC's investment posture prior to the Distribution is, and the Company's investment posture subsequent to the Distribution will be, to hold the investment in Regent common stock as long-term available-for-sale securities. Accordingly, LTC has accounted, and the Company will account, for the investment in Regent common stock at fair value with unrealized gains and losses on changes in the fair value reported as a separate component of stockholders' equity.


ENVIRONMENTAL MATTERS

     Pursuant to the Distribution Agreement, LTC will agree to indemnify the Company for all liabilities arising out of LTC's prior ownership of the properties and equity investments described above. LTC's ownership of such properties and equity investments and LTC's agreement to indemnify the Company could subject it to certain environmental liabilities.

     Under various Federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. These laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such persons. Certain environmental laws govern the removal, encapsulation or disturbance of ACMs when such materials are in poor condition, or in the event of renovation or demolition. Such laws impose liability for release of ACMs into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. The operation and subsequent removal of certain underground storage tanks also are regulated by Federal and state laws.

     Each of the properties being transferred to the Company prior to the Distribution has undergone a Phase I assessment (involving investigation without soil sampling or groundwater analysis) by environmental consultants in the past. However, neither LTC nor the Company intends to conduct any additional Phase I assessments on any of such properties prior to or after their transfer to the Company. The Company is unaware of any environmental liability or noncompliance with applicable environmental laws or regulations arising out of such properties that the Company believes would have a material adverse effect on its business, assets or results of operations. Nonetheless, there can be no assurance that the Company's knowledge is complete with regard to, or that the Phase I assessments have identified, all material environmental liabilities. See "RISK FACTORS-Potential Environmental Liability Related to the Properties."

EMPLOYEES


     Following the Distribution, the Company will have no employees. However, pursuant to an Administrative Services Agreement, LTC is obligated to provide the Company with the services of its employees. These employees will be compensated by both the Company and LTC. At March 31, 1998, LTC had 18 employees. The Company will pay 25% of the aggregate amount of such employees' wages, salaries and bonuses to LTC and LTC will pay the remaining 75% of such amount. See "RELATIONSHIP BETWEEN HEALTHCARE AND LTC AFTER THE DISTRIBUTION-Administrative Services Agreement." The Company believes that its future prospects will depend, in part, on its ability to continue to attract and retain skilled management personnel.


CORPORATE HEADQUARTERS

     LTC has agreed to make available to the Company, at LTC's principal office located at 300 Esplanade Drive, Suite 1860, Oxnard, California 93030, space for the Company's principal corporate office. The Company will pay to LTC 25% of the aggregate rent paid by LTC for such rental space. The Company believes that these facilities are adequate to meet its current needs and that suitable additional or alternative space will be available on commercially reasonable terms as needed.

LEGAL PROCEEDINGS

     The Company is a newly-formed corporation and, as such, is not a party to any legal proceedings.

                                      MANAGEMENT

BOARD OF DIRECTORS

     Upon consummation of the Distribution, the Company's Board of Directors is expected to be comprised of four directors: Andre C. Dimitriadis, James J. Pieczynski, Steven Stuart and Bary G. Bailey. Such directors will serve until the next Annual Meeting of Stockholders of the Company and until their respective successors have been duly elected and qualified.

     The table below indicates the name, position with the Company and age of each nominee for director.


NAME                     POSITION WITH HEALTHCARE                            AGE
----                     ------------------------                            ---
Andre C. Dimitriadis...  Chairman of the Board and Chief Executive Officer   57
James J. Pieczynski....  Director, President and Chief Financial Officer     35
Steven Stuart..........  Director                                            34
Bary G. Bailey.........  Director                                            39

     ANDRE C. DIMITRIADIS founded LTC and was employed by Beverly Enterprises, Inc., an owner/operator of long-term care facilities, retirement living facilities and pharmacies, from October 1989 to May 1992, where he served as Executive Vice President and Chief Financial Officer. Prior to that, he was employed by American Medical International, Inc., an owner/operator of hospitals, from 1985 to 1989, where he served as Executive Vice President-Finance, Chief Financial Officer and director. Mr. Dimitriadis is a member of the board of directors of Magellan Health Services.

     JAMES J. PIECZYNSKI has served as President and Director of LTC since September 8, 1997 and Chief Financial Officer since May 1994. From May 1994 to September 1997, he also served as Senior Vice President of LTC. He joined LTC in December 1993 as Vice President and Treasurer. Prior to joining LTC, he was employed by American Medical International, Inc., an owner/operator of hospitals, from May 1990 to December 1993, where he served as Assistant Controller and Director of Development.

     STEVEN STUART has been employed as a Director in the real estate finance group of Deutsche Morgan Grenfell (a subsidiary of Deutsche Bank), an investment banking firm, since January 1997. From 1986 to 1997, Mr. Stuart was a Vice President of Goldman, Sachs & Co. where he focused on capital markets activities relating to real estate including several transactions involving long-term care and assisted living facilities.


     BARY G. BAILEY currently serves as Executive Vice President, Finance of Premier, Inc. (formerly American Healthcare Systems). Prior to joining American Healthcare Systems in July 1995, Mr. Bailey was employed by American Medical International, Inc., an owner/operator of hospitals, from 1987 to 1995 where he served as Vice President of Finance and Controller from 1990 to 1995.


COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE. The Audit Committee will consist of Steven Stuart and Bary Bailey. The Audit Committee will review the annual audits of the Company's independent public accountants, review and evaluate internal accounting controls, recommend the selection of the Company's independent public accountants, review and pass upon (or ratify) related party transactions, and conduct such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, the Company and its independent public accountants.

     COMPENSATION COMMITTEE. The Compensation Committee will consist of Steven Stuart and Bary Bailey. The Compensation Committee will review salaries, bonuses and stock options of senior officers of the Company, and administer the Company's executive compensation policies and stock option plans.

COMPENSATION OF THE BOARD OF DIRECTORS

     Each non-employee director of the Company will receive $10,000 per year for serving on the Company Board and will not receive any additional compensation for attendance at board or committee meetings. Directors also will receive reimbursement for travel expenses incurred in connection with their duties as directors. Each director is eligible to receive stock options pursuant to the Healthcare 1998 Plan.

EXECUTIVE OFFICERS

     Set forth below are the names, positions and ages of the individuals who are executive officers of the Company:


NAME                          POSITION WITH HEALTHCARE                       AGE
----                          ------------------------                       ---
Andre C. Dimitriadis......    Chairman of the Board and Chief Executive
                                Officer                                      57
James J. Pieczynski.......    Director, President and Chief Financial
                                Officer                                      35
Christopher T. Ishikawa...    Senior Vice President and Chief
                                Investment Officer                           34
Pamela J. Privett.........    Senior Vice President, General Counsel and
                                Secretary                                    40

     In addition to the description above under the caption "--Board of Directors" regarding Mr. Dimitriadis and Mr. Pieczynski:

     CHRISTOPHER T. ISHIKAWA has served as Senior Vice President and Chief Investment Officer of LTC since September 8, 1997. Prior to that, he served as the Vice President and Treasurer of LTC beginning in April 1995. Prior to joining LTC, he was employed by Metrobank from December 1991 to March 1995, where he served as First Vice President and Controller.

     PAMELA J. PRIVETT has held the position of Senior Vice President and General Counsel of LTC since September 8, 1997. Prior to that, Ms. Privett was the sole owner, officer and director of Pamela J. Privett, A Professional Law Corporation, which served as outside General Counsel to LTC beginning in August 1994. Ms. Privett was a stockholder in the Santa Monica, California law firm of Stern, Neubauer, Greenwald & Pauly from 1990 to August 1994.

EXECUTIVE OFFICER COMPENSATION

     The Company was recently formed. None of the Company's executive officers has received compensation from or on behalf of the Company since its formation. The Company has no employment agreements with any person and does not presently anticipate paying a salary or other compensation to any executive officer for his services in such capacity, although options will be granted to the executive officers. See "-Healthcare 1998 Plan."


     Pursuant to the Administrative Services Agreement, the Company will pay 25% of the aggregate amount of the wages, salaries and bonuses of LTC's employees to LTC and LTC will pay the remaining 75% of such amount. The following table sets forth information for the fiscal year ended December 31, 1997 concerning the compensation paid to the executive officers of LTC who are also executive officers of the Company:







                                                                                                                ALL OTHER
NAME                                    POSITION WITH LTC                       SALARY ($)      BONUS ($)     COMPENSATION ($)
----                                    -----------------                       ----------     ----------     ----------------
Andre C. Dimitriadis . . . . . . .      Chairman of the Board and Chief         $  400,000     $  400,000     $  62,400 (1)
                                          Executive Officer
James J. Pieczynski. . . . . . . .      President and Chief Financial Officer      190,000        265,000        17,700 (1)
Pamela J. Privett. . . . . . . . .      Senior Vice President and General           55,208 (2)    150,000         1,100 (1)
                                          Counsel
Christopher T. Ishikawa. . . . . .      Senior Vice President and Chief            112,500        150,000         1,000 (1)
                                          Investment Officer




     The following table provides certain information concerning the stock options which the Company expects to grant to its executive officers as of the Distribution Date. The Company does not expect to grant any stock appreciation rights as of such date.

                                    OPTION GRANTS




                                                            Individual Grants                       Potential Realizable Value
                                          ------------------------------------------------------      at Assumed Annual Rates
                                          Number of                                                      of Stock Price
                                          Securities     % of Total                                   Appreciation for Option
                                          Underlying       Options    Exercise or                             Term(3)
                                           Options        Granted to   Base Price    Expiration      -------------------------
     Name                                  Granted        Employees    Per Share        Date              5%          10%
---------------------------------         ----------     -----------  -----------    ----------      ------------  -----------
Andre C. Dimitriadis . . . . . . .          40,000          24.2%
James J. Pieczynski. . . . . . . .          35,000          21.2%
Christopher T. Ishikawa. . . . . .          22,500          13.6%
Pamela J. Privett. . . . . . . . .          22,500          13.6%






HEALTHCARE 1998 PLAN


     Prior to the Distribution Date, the Company will adopt (which adoption will be approved by Christopher Ishikawa, as sole voting stockholder of the Company) the Healthcare 1998 Plan. The principal purposes of the Healthcare 1998 Plan are to provide incentives for officers, employees, non-employee directors and consultants of the Company and its subsidiaries through granting of options, restricted stock and other awards ("Awards"), thereby stimulating their personal and active interest in the Company's development and financial success and inducing them to remain in the Company's employ.

--------------------


(1) Such amounts represent LTC's contribution to the named executive officer's deferred compensation plan account.
(2) Such amount represents salary for a partial year. Ms. Privett was employed by LTC on September 7, 1997.
(3) These amounts represent assumed rates of appreciation in the price of the Company Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations (assuming the per share market value as of the date of grant equals the estimated book
     value per share of $    ).  Actual gains, if any, on stock option exercises
     will depend on the future price of the Company Common Stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

In addition to Awards made to officers, employees or consultants, the Healthcare 1998 Plan permits the granting of options ("Director Options") to the Company's independent non-employee directors.


     Under the Healthcare 1998 Plan, not more than 500,000 shares of Company Common Stock (or the equivalent in other equity securities) are authorized for issuance upon exercise of options, stock appreciation rights ("SARs") and other Awards, or upon vesting of restricted or deferred stock awards. Furthermore, the maximum number of shares which may be subject to Awards granted under the Healthcare 1998 Plan to any individual in any calendar year may not exceed 75,000 shares.


     Upon consummation of the Distribution, the Company will issue options to acquire an aggregate of 120,000 shares of Company Common Stock to its executive officers under the Healthcare 1998 Plan. The options will have an exercise price equal to the value of the Company Common Stock on the Distribution Date (i.e., the value used to calculate tax basis in the Company Common Stock at the time of the Distribution). The options will vest in three equal installments on each of the first, second and third anniversary of the date of grant and shall expire on the earlier of the seventh anniversary of the date of vesting or one year following an executive officer ceasing to be an executive officer for any reason: provided that no option shall vest more than one year following an executive officer's ceasing to be an executive officer.

     The principal features of the Healthcare 1998 Plan are summarized below, but the summary is qualified in its entirety by reference to the Healthcare 1998 Plan, which is attached hereto as Annex III.

     ADMINISTRATION. - The Compensation Committee of the Company Board or another committee thereof (the "Plan Committee") will administer the Healthcare 1998 Plan with respect to grants to employees or consultants of the Company and the full Company Board will administer the Healthcare 1998 Plan with respect to grants to non-employee directors ("Independent Directors") Options. The Plan Committee will consist of at least two members of the Company Board, each of whom is a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3") and, an "outside director" for the purposes of Section 162(m) of the Code ("Section 162(m)"). Subject to the terms and conditions of the Healthcare 1998 Plan, the Company Board or Plan Committee has the authority to select the persons to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof and to make all other determinations and to take all other actions necessary or advisable for the administration of the
Healthcare 1998 Plan.   Similarly, the Company Board has discretion to determine
the terms and conditions of grants to Independent Directors Options and to interpret and administer the Healthcare 1998 Plan with respect to grants to Independent Director Options. The Plan Committee (and the Company Board) are also authorized to adopt, amend and rescind rules relating to the administration of the Healthcare 1998 Plan.

     ELIGIBILITY. - Options, SARs, restricted stock and other Awards under the Healthcare 1998 Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries. Such Awards also may be granted to consultants of the Company selected by the Company Board or Plan Committee for participation in the Healthcare 1998 Plan. Non-employee Independent Directors of the Company may be granted NQSOs (as defined below herein) and other Awards by the Board. The Healthcare 1998 Plan will authorize the Plan Committee and the Company Board to, and it is expected that the Plan Committee and the Company Board will, adopt procedures pursuant to which employees, consultants and Independent Directors will be permitted to elect to receive bonuses or directors' fees, which would otherwise be payable to them in cash, in the form of NQSOs, restricted stock and/or other Awards.

     GRANT OF AWARDS. - The Healthcare 1998 Plan provides that the Plan Committee (or the Company Board, with respect to Independent Directors) may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Each Award will be set forth in a separate agreement or certificate with the person receiving the Award and will indicate the type, terms and conditions of the Award.

     NONQUALIFIED STOCK OPTIONS ("NQSOS") will provide for the right to purchase Company Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m), may be less than fair market value on the date of grant (but not less than par value) and usually will become exercisable (in the discretion of the Company Board or Plan Committee) in one or more installments after the grant date, subject to the participant's continued provision of services to employment with the Company and/or subject to the satisfaction of individual or Company performance targets established by the Company Board or Plan Committee. NQSOs may be granted for any term specified by the Company Board or Plan Committee.

     INCENTIVE STOCK OPTIONS ("ISOS"), will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Company Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the Optionee's termination of employment and must be exercised within the ten years after the date of grant; but, subject to the consent of the optionee, may be subsequently modified to disqualify them from treatment as ISOs

     RESTRICTED STOCK may be sold to participants at various prices or may be granted for no cash consideration and, in either case, may be made subject to such restrictions as may be determined by the Company Board or Plan Committee. Restricted stock may be repurchased by the Company at the original purchase price if the conditions or restrictions associated with such restricted stock are not met, or if no cash consideration was paid in connection with its sale or grant, may be canceled if such conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

     DEFERRED STOCK may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Company Board or Plan Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

     STOCK APPRECIATION RIGHTS may be granted in connection with stock options or other Awards, or separately. SARs granted by the Company Board or Plan Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company Common Stock over the exercise price of the related option or other Awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) with respect to an SAR intended to qualify as performance-based compensation as described in Section 162(m), there are no restrictions specified in the Healthcare 1998 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Company Board or Plan Committee in the SAR agreements. The Company Board or Plan Committee may elect to pay SARs in cash or in Company Common Stock or in a combination of both.

     DIVIDEND EQUIVALENTS are rights to receive the equivalent value (in cash or Company Common Stock) of dividends paid on common stock that is covered by a stock option, SAR or other Award held by the participant.

     PERFORMANCE AWARDS may be granted by the Company Board or Plan Committee on an individual or group basis. Generally, these Awards will be based upon specific performance targets and may be paid in cash or in Company Common Stock or in a combination of both. Performance Awards may include "phantom" stock Awards that provide for payments based upon increases in the price of the Company Common Stock over a predetermined period. Performance Awards may also include bonuses which may be granted by the Company Board or Plan Committee on an individual or group basis and which may be payable in cash or in Company Common Stock or in a combination of both.

     STOCK PAYMENTS may be authorized by the Company Board or Plan Committee in the form of shares of Company Common Stock or an option or other right to purchase Company Common Stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee or consultant.

     INDEPENDENT DIRECTOR OPTIONS to purchase covering 10,000 shares of Company Common Stock will be granted to each person who is initially elected to the Company Board on or after the date of the effectiveness of the Healthcare 1998 Plan and who is an Independent Director non-employee Director ("Independent Director") at the time of such initial election. Each Independent Director Option shall vest with respect to 3,333 shares on each of the first, second and third anniversary of the date of grant and shall expire on the earlier of the seventh anniversary of the date of vesting or one year following an Independent Director ceasing to be a Director for any reason: provided that no option shall vest more than one year following an Independent Director's ceasing to be a Director. The Company Board may from time to time, in its absolute discretion, and subject to applicable limitations of the Healthcare 1998 Plan determine (i) which Independent Directors, if any, should in its opinion, be granted Non-Qualified Stock Options, (ii) the number of shares subject to such options, and (iii) the terms and conditions of such options. Members of the Company Board who are employees of the Company who subsequently retire from the Company and remain on the Company Board will not receive an initial option grant pursuant to the first sentence of this paragraph.

SECURITIES LAWS AND FEDERAL INCOME TAXES

SECURITIES LAWS. The Healthcare 1998 Plan is intended to conform to the extent necessary with all provisions of the Exchange Act and any and all regulations and rules promulgated by the Commission thereunder, including without limitation Rule 16b-3. The Healthcare 1998 Plan will be administered and Awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Healthcare 1998 Plan and Awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     GENERAL FEDERAL TAX CONSEQUENCES. Under current federal laws, in general, recipients of awards and grants of nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments under the Healthcare 1998 Plan are taxable under Section 83 of the Code upon the receipt of Company Common Stock or cash with respect to such awards or grants and, subject to Section 162(m), the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Code, recipients of ISOs are generally not taxable on their receipt of Company Common Stock upon their exercises of ISOs if the ISOs and option stock are held for certain minimum holding periods and, in such event, the Company is not entitled to income tax deductions with respect to such exercises. Participants in the Healthcare 1998 Plan will be provided with detailed information regarding the tax consequences relating to the various types of awards and grants under the plan.

     SECTION 162(m) LIMITATION. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) per officer in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation." Under Section 162(m), stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option or SAR exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as "performance-based compensation" if such awards are only granted or payable to the recipients based upon the attainment of objectively determinable and pre-established objective performance goals which are established by a qualifying compensation committee and which relate to performance criteria which are approved by the corporation's stockholders.

     The Healthcare 1998 Plan has been designed in order to permit the Plan Committee to grant stock options and SARs which will qualify as "performance-based compensation." In addition, in order to permit Awards other than stock options and SARs to qualify as "performance-based compensation," the Healthcare 1998 Plan provides that the Plan Committee may designate as "Section 162(m) Participants" certain employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m). The Plan Committee may grant Awards to Section 162(m) Participants that vest or become exercisable upon the attainment of performance criteria which are related to one or more of the following performance goals: (i) net income, (ii) investments, (iii) cash flow, (iv) earnings per share, (v) return on equity,
(vi) return on invested capital or assets, (vii) cost reductions or savings,
(viii) funds from operations, (ix) appreciation in the fair market value of Common Stock and (x) earnings before any one or more of the following items: interest, depreciation or amortization.

     REGISTRATION STATEMENT ON FORM S-8. The Company intends to file a registration statement on Form S-8 under the Securities Act to register the shares of Company Common Stock reserved for issuance under the Healthcare 1998 Plan.

INDEMNIFICATION AGREEMENTS

     The Company will enter into indemnification agreements with its directors and certain executive officers (each, an "Indemnitee"). An Indemnitee is specifically indemnified and held harmless under such agreements for costs and expenses, including without limitation, attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed claim, action, suit or proceeding (the "Expenses") by reason of the fact that (i) he or she is or was a director, officer, employee or agent of the Company, or (ii) he or she is or was serving as a director, officer, employee, or agent of another corporation or entity at the request of the Company. The Company will indemnify the Indemnitee against any and all Expenses unless to the extent that the

Indemnitee gives the Company prompt written notice of any claim, unless (a) the Indemnitee has already received payment pursuant to collectible insurance policies; (b) a judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale of securities pursuant to Section 16(b) of the Exchange Act; (c) the amounts paid to the Indemnitee shall be determined by a final judgment or other final adjudication to be in violation of the law or public policy; (d) the Indemnitee's conduct is finally adjudged to have been (or the Indemnitee has admitted facts sufficient to conclude his or her conduct was): (i) an act or omission that was not in good faith and which the Indemnitee did not reasonably believe to be in the best interests of the Company, (ii) with respect to any criminal action or proceeding, conduct which the Indemnitee had reasonable cause to believe was unlawful, (iii) an act or omission involving intentional misconduct, fraud or a knowing violation of law (except with respect to the advancement of expenses pursuant to the terms of the indemnification agreement or indemnification ordered by a court of competent jurisdiction, (iv) a transaction from which the Indemnitee derived an improper personal benefit, or
(v) the payment of distributions in violation of Nevada Revised Statutes 78.300; or (e) the Expenses relate to any income taxes, or any interest and penalties thereto with respect to any compensation received by the Indemnitee for services as a director or officer of the Company.


Under such indemnification agreements, the Company will advance costs and expenses incurred by the Indemnitee in advance of the final disposition of an action, suit or proceeding if he or she undertakes to repay the amounts advanced if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company. If the Company advances costs and expenses of any action, suit or proceeding, the Company reserves the right to assume the defense of such action, suit or proceeding upon written notice to the Indemnitee of its intention to do so. After delivery of such notice, the Company shall be obligated to defend the claim in good faith and in a manner consistent with the best interests of the Indemnitee; and provided the Company defends the claim in good faith and no conflict of interest develops between the Company and the Indemnitee with respect to such claim, the Company shall not be liable for any costs or expenses incurred by the Indemnitee in connection with defending or otherwise contesting the claim after the Indemnitee has received such notice. The indemnification provisions and provisions for advancing expenses in such agreements are expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant to any statute, the Company Articles, the Company Bylaws, agreement, vote of stockholders or directors or otherwise.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     LTC owns a 99% non-voting common stock interest in the Company as of the date of this Information Statement. Prior to the Distribution, LTC will transfer to the Company certain equity investments, real properties and related assets and liabilities currently held by LTC. As consideration for such asset transfers, the Company will issue to LTC a sufficient number of shares of Company Common Stock to effect the Distribution. See "RELATIONSHIP BETWEEN HEALTHCARE AND LTC AFTER THE DISTRIBUTION."

     The Intercompany Agreement between the Company and LTC will set forth the basis on which the Company and LTC will provide each other with rights to participate in certain transactions. See "THE COMPANY-Intercompany Agreement."


     The Administrative Services Agreement between the Company and LTC containing a number of provisions relating to employees of LTC and the Company. See "RELATIONSHIP BETWEEN HEALTHCARE AND LTC AFTER THE DISTRIBUTION -Administrative Services Agreement."

           SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Based on the number of outstanding shares of LTC Common Stock on March 31, 1998, the following table sets forth the number of shares of Company Common Stock and the approximate percent expected to be beneficially owned immediately following the Distribution by (i) the executive officers and directors of the Company, (ii) all of the Company's executive officers and directors as a group, and (iii) all other stockholders expected to beneficially own more than 5.0% of the Company Common Stock, based upon the beneficial ownership by such persons of LTC Common Stock as of the Record Date.


                                  NUMBER OF SHARES
                               OF COMPANY COMMON STOCK        PERCENT
NAME                            BENEFICIALLY OWNED (1)   BENEFICIALLY OWNED (1)
---------------------------    -----------------------   ----------------------
FMR Corporation
  82 Devonshire Street
  Boston, MA 02109 . . . . . .         204,640 (3)                 7.7%
Brinson Partners, Inc.
  209 South LaSalle Street
  Chicago, IL 60604. . . . . .         142,320 (4)                 5.3%
Franklin Resources, Inc.
  777 Mariners Island Blvd.
  San Mateo, CA 94404. . . . .         133,182                     5.0%
Waddell & Reed, Inc.
  6300 Lamar Avenue
  Overland, KS 66202 . . . . .         103,800 (2)                 3.9%
Palisade Capital Management, LLC
  1 Bridge Plaza, Suite 695
  Fort Lee, NJ 07024 . . . . .          76,100 (2)                 2.8%
Andre C. Dimitriadis . . . . .          71,918                     2.7%
James J. Pieczynski. . . . . .          13,998                       *
Christopher T. Ishikawa. . . .           7,525                       *
Pamela J. Privett. . . . . . .           9,340                       *
Steven Stuart. . . . . . . . .               -                       *
Bary G. Bailey . . . . . . . .               -                       *
Officers and Directors as a
  group (6 persons). . . . . .         102,781                     3.8%



-------------------------
*  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Company Common Stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of the Distribution Date, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as otherwise indicated by footnote, and subject to the community property laws where applicable, to the knowledge of the Company each individual named in the table above has a business address of 300 Esplanade Drive, Suite 1860, Oxnard, California 93030, and is expected to have sole investment and voting power with respect to the securities shown.

(2) The number of shares assumes that the beneficial owner does not exercise its right to acquire additional shares of LTC Common Stock pursuant to certain conversion rights.

(3) FMR Corporation is expected to have sole voting power with respect to 110 shares and sole dispositive power with respect to 204,640 shares.


(4) Brinson Partners, Inc. is expected to have shared voting power and shared dispositive power with respect to 142,320 shares.

(5)  Excludes the following options for the purchase of Company Common Stock:
     (a) Mr. Dimitriadis - 40,000; (b) Mr. Pieczynski - 35,000; (c) Mr. Ishikawa
     - 22,500; and (d) Ms. Privett - 22,500. Such options are not currently exercisable and become exercisable in three equal installments on each of the first, second and third anniversary of the date of grant.



                   HEALTHCARE ARTICLES OF INCORPORATION AND BYLAWS


     Prior to the Distribution Date, the Company's Articles of Incorporation and Bylaws will be amended by the Company Board. The following is a summary of such Amended and Restated Articles of Incorporation (the "Company Articles") and such Amended and Restated Bylaws (the "Company Bylaws") and is qualified in its entirety by reference to the complete text of the Company Articles as set forth in Annex I hereto, and the Company Bylaws as set forth in Annex II hereto.

AUTHORIZED STOCK

     The Company Articles will provide that the Company is authorized to issue 50,000,000 shares of stock, consisting of 40,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock (the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Stock"), with all of such shares having a par value of $.01 per share. Shares of the Company Preferred Stock may be issued from time to time, in one or more series, each of which series shall have such voting powers designations, preferences and rights, and the qualifications, limitations or restrictions relating thereto, as shall be authorized by the Company Board. See "DESCRIPTION OF THE COMPANY'S CAPITAL STOCK."

DIRECTORS

     The Company Articles will provide that the governing board of the Company shall be styled as directors. The Company Articles will provide that the Company Board shall consist of at least one individual to be elected in the manner provided by the Company Bylaws and that the number of directors may be changed from time to time in such manner as provided by the Company Bylaws.

     The Company Bylaws will provide that the board of directors shall consist of one or more members, the exact number of which shall be fixed by the Company Board from time to time by resolution. Initially, the Company Board will have four members. The Company Bylaws will provide that a quorum of the Company Board for the transaction of company business shall consist of a majority of the entire Board of Directors. The act of a majority of directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. The Company Articles and the Company Bylaws will not provide for a classified board or for cumulative voting in the election of directors to the Company Board. The Company Bylaws will provide that vacancies and any newly-created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, except as otherwise fixed by resolution of the Company Board pursuant to the Company Articles relating to the authorization of the Company Board to provide by resolution for the issuance of Company Preferred Stock and to determine the rights of the holders of such Company Preferred Stock to elect directors.

LIABILITY FOR MONETARY DAMAGES

     The Company Articles will provide that no director or officer of the Company will be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, other than liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law and for payment of distributions in violation of Nevada Revised Statutes ("NRS") Section 78.300. Any repeal or modification of such provision by the stockholders of the Company will be prospective only. Such provision will control in the event of any conflict between such provision and any other provision of the Company Articles.

ANTI-TAKEOVER EFFECT OF AUTHORIZED BUT UNDESIGNATED PREFERRED STOCK

     As described above, the Company Board will be authorized to provide for the issuance of shares of Company Preferred Stock, in one or more series, and fix by resolution to the extent permitted by the NRS, the terms and conditions of such series. The Company believes that the availability of Company Preferred Stock will provide the Company with increased flexibility in structuring future financings and acquisitions and in meeting other corporate needs which might arise from time to time. Authorized but unissued shares of Company Preferred Stock, as well as authorized but unissued shares of Company Common Stock, will be available for issuance without further action by Company stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which any class of Company Stock may then be listed for trading.

     Although the Company has no present intention of doing so (other than as described in the section entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS"), it will be able to issue a series of Company Preferred Stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For instance, such new shares might impede a business combination by including class voting rights which would enable the holder to block such transaction or facilitate a business combination by including voting rights which would provide a required percentage vote of stockholders. The Company Board will make any determination to issue such shares based on its judgment as to the best interests of the Company and its then existing stockholders. The Company Board, in so acting, will be able to issue Company Preferred Stock having terms which would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. Such provisions may further have the effect of making it more difficult for third parties to cause the replacement of the current management of the Company without the concurrence of the Company Board and may inhibit fluctuations in the market price of the Company Common Stock that could result from takeover attempts.

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

     The Company Bylaws will provide for the indemnification (the "Indemnification Provisions") of present and former directors and officers of the Company and persons serving as a director, officer, employee, agent, partner, or fiduciary of another corporation or partnership, joint venture, trust, or other enterprise at the request of the Company (each, an "Indemnitee") to the fullest extent permitted by Nevada law. The Indemnification Provisions will continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators, and the Company may, by action of the Company Board and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

     Indemnitees are specifically indemnified in the Indemnification Provisions against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any threatened, pending, or completed action, or suit (including without limitation an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, or investigative. The Indemnification Provisions will provide that the Company may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the Company has the authority to indemnify him or her against such liability and expenses. The other financial arrangements which may be made by the Company may include the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and/or (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to the Indemnification Provisions may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to such section may be provided by the Company or any other person approved by the Company Board, even if all or part of the other person's stock or other securities is owned by the Company. In the absence of fraud: (i) the decision of the Company Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to such section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement: (A) is not void or voidable; and (B) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement. The Indemnification Provisions shall constitute a contract between the Company and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in the Indemnification Provisions. Any repeal or amendment of the Indemnification Provisions which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. No repeal or amendment of the Company Bylaws shall affect any or all of the Indemnification Provisions so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the Company then serving, or (b) by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the combined voting power of all the then outstanding shares of the Company Stock entitled to vote; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

     The Company Articles will provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Company, must be paid by the Company or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if its ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company. Any repeal or modification of such provision by the stockholders of the Company will be prospective only.
Such provision will control in the event of any conflict between such provision and any other provision of the Company Articles.

     The Indemnification Provisions will be expressly not exclusive of any other rights of indemnification or advancement of expenses pursuant any statute, provision of the Company Bylaws or the Company Articles, agreement, vote of stockholders or directors, or otherwise. The provisions for advancing expenses in the Company Articles will be in addition to any other rights of indemnification permitted by Nevada law as may be provided for in the Company Bylaws or by agreement. Any references in the Company Bylaws to Nevada law or to any provision thereof shall be to such law as it existed on the date the Company Bylaws are adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Company may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Company Articles and/or the Company Bylaws shall continue to the extent permitted by law; and (b) if such change permits the Company, without the requirement of any further action by stockholders or directors, to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Company was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.


     In addition, the Company will enter into indemnification agreements with its directors and certain of its executive officers pursuant to which such persons are indemnified for costs and expenses actually and reasonably incurred by such persons in connection with a threatened, pending or completed claim arising out of service as a director, officer, employee, trustee and/or agent of the Company or another entity at the request of the Company. See "MANAGEMENT-Indemnification Agreements."


AMENDMENT OF THE COMPANY ARTICLES AND BYLAWS

     The Company reserves the right to amend, alter, change or repeal any provision contained in the Company Articles in the manner now or hereafter prescribed by the NRS, and all rights granted to stockholders in the Company Articles are subject to this reservation; PROVIDED, HOWEVER, that no amendment, alteration, change or repeal may be made to the provisions regarding actions taken by the stockholders or voting on certain transactions without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Company, voting together as a single class. A bylaw may be repealed, altered, amended or rescinded by (i) the Company Board or (ii) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Company, voting together as a single class. Additional bylaws may be adopted only by the Company Board.

                      DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

GENERAL

     The Company's authorized capital stock consists of (i) 4,900,000 shares of Class A (voting) Company Common Stock, par value $.01 per share, of which two shares are issued and outstanding and are owned by Christopher T. Ishikawa and
(ii) 100,000 shares of Class B (non-voting) Company Stock, par value $.01 per share, of which 4,002 shares are issued and outstanding and owned by LTC. Under the Company Articles which will be adopted by the Company Board prior to the Distribution Date in substantially the form set forth in Annex I to this Information Statement, the total number of shares of all classes of stock that the Company will have authority to issue will be 50,000,000 of which 40,000,000 will be shares of Company Common Stock and 10,000,000 will be shares of Company Preferred Stock, with all of such shares having a par value of $.01 per share.

     Based on the number of shares of LTC Common Stock outstanding on the Record Date, approximately __________________ shares of Company Common Stock, constituting approximately __________________ percent (____%) of the authorized Company Common Stock, will be issued and distributed to stockholders of LTC in the Distribution. All of the shares of Company Common Stock issued in the Distribution will be validly issued, fully paid and non-assessable.

COMMON STOCK

     Each holder of Company Common Stock will be entitled to one vote for each share registered in his or her name on the books of the Company on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the holders of the Company Common Stock will vote as one class. The shares of Company Common Stock will not have cumulative voting rights. As a result, subject to the voting rights, if any, of the holders of any shares of Company Preferred Stock which may at the time be outstanding, the holders of the Company Common Stock entitled to exercise more than 50% of the voting rights in an election of directors will be able to elect 100% of the directors to be elected if they choose to do so. In such event, the holders of the remaining shares of Company Common Stock voting for the election of directors will not be able to elect any persons to the Company Board. The Company Articles and the Company Bylaws contain certain provisions that could have an anti-takeover effect. See "HEALTHCARE ARTICLES OF INCORPORATION AND BYLAWS."

     The Company Common Stock will bear no preemptive rights and is not subject to redemption or conversion provisions. The shares of Company Stock, when issued and paid for, will be fully paid and non-assessable.

     Holders of the Company Common Stock will be entitled to dividends when, as and if declared by the Company Board out of assets legally available therefor, subject to the dividend rights of any Company Preferred Stock which may at the time be outstanding (and subject to any dividend restriction contained in any credit facility which the Company may enter into in the future) and distributed pro rata in accordance with the number of shares of Company Common Stock held by each stockholder. Because portions of the operations of the Company may be conducted through wholly-owned subsidiaries, the Company's cash flow and consequent ability to pay dividends on the Company Common Stock may be dependent to some degree upon the earnings of such subsidiaries and on dividends and other payments therefrom. See "RISK FACTORS-Dividend Policy."

     Subject to the prior rights of Company Preferred Stock which may at the time be outstanding, holders of the Company Common Stock are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets.

     The transfer agent and registrar for the Company Common Stock will be Harris Trust and Savings Bank.

PREFERRED STOCK

     The Company Articles will provide that the Company Board is authorized to provide for the issuance of shares of Company Preferred Stock, from time to time, in one or more series. Prior to the issuance of shares in each series, the Company Board is required by the Company Articles and the NRS to adopt resolutions and file a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof with the Secretary of State of Nevada, fixing for each such series the designations, preferences and relative, participating, optional or other special rights applicable to the shares to be included in any such series and any qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as are permitted by Nevada law.

     The Company believes that the availability of Company Preferred Stock will provide the Company with increased flexibility in structuring future financings and acquisitions and in meeting other corporate needs which might arise from time to time. Authorized but unissued shares of Company Preferred Stock, as well as authorized but unissued shares of Company Common Stock, will be available for issuance without further action by Company stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which any class of Company Stock may then be listed for trading.

     Although the Company has no present intention of doing so (other than as described in the section entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS"), it will be able to issue a series of Company Preferred Stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For instance, such new shares might impede a business combination by including class voting rights which would enable the holder to block such transaction or facilitate a business combination by including voting rights which would provide a required percentage vote of stockholders. The Company Board will make any determination to issue such shares based on its judgment as to the best interests of the Company and its then existing stockholders. The Company Board, in so acting, will be able to issue Company Preferred Stock having terms which would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.

NEVADA ANTI-TAKEOVER LEGISLATION

     Nevada's Combinations with Interested Stockholders statute (NRS Sections 78.411-78.444), which applies to Nevada corporations having at least 200 stockholders, prevents an "interested stockholder" and an applicable Nevada corporation from entering into a "combination" unless certain conditions are met. A "combination" means any merger or consolidation with an "interested stockholder," or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) 10% or more of the earning power or net income of the corporation. An "interested stockholder" means a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the voting power of the corporation. A corporation to which this statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If this approval is not obtained, then, after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher; (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher; or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

     Nevada's Acquisition of Controlling Interest statute (NRS Sections 78.378-78.3793) applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. As of the date of this Information Statement, the Company does not have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the Acquisition of Controlling Interest statute will not apply to the Company.

     The Acquisition of Controlling Interest statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become "Control Shares" and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Acquisition of Controlling Interest statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

                           LIABILITY AND INDEMNIFICATION OF
                        OFFICERS AND DIRECTORS OF THE COMPANY

INDEMNIFICATION FOR DIRECTOR'S AND OFFICER'S LIABILITY

     The Company Articles provide that no officer or director will be personally liable to the Company or any stockholder for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of distributions in violation of NRS Section 78.300.

     Additionally, the Company Bylaws limit the liability of its directors and officers (and, by action of the Company Board, its employees and other persons) to the fullest extent permitted by Nevada law. If the Nevada law is subsequently amended to permit further limitation of personal liability of directors and officers, the liability of the Company's directors and officers will be eliminated or limited to the fullest extent permitted by Nevada law, as amended. Nevada law permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This same permissible indemnification is not allowed as to any action or suit by or in the right of the Company if the person has been adjudged by a court (after exhaustion of all appeals) to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that a court determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses, as the court deems proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, Nevada law requires that he must be indemnified by the Company against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with that defense.

     The Company Bylaws further provide that the Company may purchase and maintain insurance or make other financial arrangements for such indemnification and that such indemnification shall continue as to any indemnitee who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators. See "HEALTHCARE ARTICLES OF INCORPORATION AND BYLAWS--Indemnification and Advancement of Expenses."

The inclusion of the permissive indemnification provision in the Company Bylaws may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

RESTRICTIONS ON INTERESTED TRANSACTIONS

     Pursuant to Nevada law, each director and officer is subject to restrictions relating to the misappropriation of corporate opportunities by such director or officer or such director's or officer's affiliates. Nevada law requires that a transaction with the Company in which a director or officer of the Company has a direct or indirect interest is not voidable by the Company solely because of the director's or officer's interest in the transaction if:
(i) the material facts of the transaction and the director's or officer's interest therein are disclosed to or known by the directors or a committee noted in the minutes, and the transaction is approved, authorized, or ratified by the disinterested directors, (ii) the material facts of the transaction and the director's or officer's interest therein are disclosed to or known by the stockholders entitled to vote and the transaction is approved or ratified by the stockholders, (iii) the material facts are not disclosed or known to the director or officer at the time the transaction is brought before the directors for action, or (iv) the transaction is established to have been fair to the Company at the time it was authorized or approved.


                                                                           PAGE
                                                                           ----
LTC HEALTHCARE, INC.

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . F-2

Balance Sheet as of March 25, 1998 . . . . . . . . . . . . . . . . . . . . F-3

Note to Balance Sheet as of March 25, 1998 . . . . . . . . . . . . . . . . F-4


LTC HEALTHCARE, INC. ASSET GROUP

FINANCIAL STATEMENTS:

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . F-5

Combined Balance Sheets as of December 31, 1996 and 1997
  and March 31, 1998 (unaudited) . . . . . . . . . . . . . . . . . . . . .F-6

Combined Statements of Income for the years ended December 31, 1995,
  1996 and 1997 and the three months ended March 31, 1997 and 1998
  (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-7

Combined Statements of Changes in LTC Properties, Inc. Net Asset
 (Deficit) for the years ended December 31, 1995, 1996 and 1997 and the three months ended March 31, 1998 (unaudited) . . . . . . . . . . F-8

Combined Statements of Cash Flows for the years ended  December 31, 1995,
 1996 and 1997 and the three months ended March 31, 1997 and 1998
  (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-9

Notes to Combined Financial Statements . . . . . . . . . . . . . . . . . .F-10

FINANCIAL STATEMENT SCHEDULES:

Schedule III - Real Estate and Accumulated Depreciation as of
 December 31, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . F-16


                            REPORT OF INDEPENDENT AUDITORS




The Board of Directors and Stockholders
  of LTC Healthcare, Inc.

     We have audited the accompanying balance sheet of LTC Healthcare, Inc. (the "Company") as of March 25, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of LTC Healthcare, Inc. at March 25, 1998, in conformity with generally accepted accounting principles.

                                   /s/ ERNST & YOUNG LLP






Los Angeles, California
May 6, 1998

                                 LTC HEALTHCARE, INC.



                                    BALANCE SHEET
                                    MARCH 25, 1998



ASSET
Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  2,000

STOCKHOLDERS' EQUITY
 Non-voting common stock, $0.01 par value, 4,900,000
  shares authorized, 2 shares outstanding. . . . . . . . . .       $      -
Voting common stock, $0.01 par value, 100,000 shares
  authorized, 2 shares outstanding . . . . . . . . . . . . .              -
Paid-in capital. . . . . . . . . . . . . . . . . . . . . . .          2,000
                                                                   --------
                                                                   $  2,000
                                                                   --------
                                                                   --------



                                See accompanying note

                                 LTC HEALTHCARE, INC.



                                NOTE TO BALANCE SHEET



FORMATION OF THE COMPANY

     LTC Healthcare, Inc. (the "Company"), a Nevada corporation, was incorporated on March 20, 1998 to engage in the following activities: (i) ownership of leveraged properties leased to third parties; (ii) ownership of secured high yield mortgage loans; (iii) operation of long-term care facilities;
(iv) development of long-term care properties, and (v) ownership of equity investments in long-term care companies. In connection with the formation of the Company, on March 25, 1998, LTC Properties, Inc. ("LTC") acquired 2 shares of non-voting common stock for $1,000 and Christopher T. Ishikawa, Senior Vice President and Chief Investment Officer of LTC, acquired 2 shares of voting common stock for $1,000.


     Subsequent to the formation of the Company, the Company issued 4,000 non-voting shares of common stock to LTC for $2,000,000 and obtained an $8,000,000 unsecured line of credit from LTC. The line of credit bears interest at 10% and matures in March 2008. As of May 6, 1998, borrowings of $3,435,700 were outstanding under the line of credit. Proceeds from the issuance of non-voting common stock and borrowings under the line of credit were used to purchase 23,400 shares of LTC common stock for approximately $435,700 and $5,000,000 of convertible subordinated debentures of Regent Assisted Living, Inc. ("Regent"). The convertible subordinated debentures mature on March 31, 2008, bear interest at 7.5% and are convertible into Regent common stock at $7.50 per share. The Company has agreed to purchase an additional $5,000,000 principal amount of 7.5% convertible subordinated debentures from Regent prior to March 31, 2000.

                            REPORT OF INDEPENDENT AUDITORS




The Board of Directors and Stockholders
  of LTC Healthcare, Inc.


     We have audited the accompanying combined balance sheets of LTC Healthcare, Inc. Asset Group (the "Portfolio") as of December 31, 1997 and 1996 and the related combined statements of income, changes in LTC Properties, Inc. net asset (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements and financial statement schedules are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of LTC Healthcare, Inc. Asset Group at December 31, 1997 and 1996, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                        /s/ ERNST & YOUNG LLP


Los Angeles, California
May 6, 1998

                           LTC HEALTHCARE, INC. ASSET GROUP


                               COMBINED BALANCE SHEETS



                                                            December 31,              March 31,
                                                    ----------------------------  --------------
                                                         1996          1997             1998
                                                    -------------  -------------  --------------
                                                                                    (unaudited)
ASSETS
Real Estate:
  Buildings and improvements . . . . . . . . . . .  $  17,195,200  $  17,195,200  $  17,248,900
  Land . . . . . . . . . . . . . . . . . . . . . .        976,600        976,600        976,600
  Accumulated depreciation . . . . . . . . . . . .     (2,156,800)    (2,788,800)    (2,946,800)
                                                    -------------  -------------  -------------
Real Estate Investments, net . . . . . . . . . . .     16,015,000     15,383,000     15,278,700

Rent receivable. . . . . . . . . . . . . . . . . .        225,100        178,500        220,400
                                                    -------------  -------------  -------------

 Total Assets. . . . . . . . . . . . . . . . . . .  $  16,240,100  $  15,561,500  $  15,499,100
                                                    -------------  -------------  -------------
                                                    -------------  -------------  -------------

LIABILITIES AND LTC PROPERTIES, INC. NET ASSET
(DEFICIT)
  Mortgage loans payable . . . . . . . . . . . . .    $14,389,800  $  14,223,400  $  14,179,300
  Mortgage loans payable to LTC Properties, Inc. .            -              -        8,926,000
  Deferred tax liability . . . . . . . . . . . . .        357,000        398,800        418,900
  Interest payable . . . . . . . . . . . . . . . .        110,900        109,600        109,400
  Other liabilities. . . . . . . . . . . . . . . .          7,700         27,700         43,100
                                                    -------------  -------------  -------------
Liabilities. . . . . . . . . . . . . . . . . . . .     14,865,400     14,759,500     23,676,700

LTC Properties, Inc. net asset (deficit) . . . . .      1,374,700        802,000     (8,177,600)
                                                    -------------  -------------  -------------

Total Liabilities and LTC Properties, Inc.
  net asset (deficit). . . . . . . . . . . . . . .  $  16,240,100  $  15,561,500  $  15,499,100
                                                    -------------  -------------  -------------
                                                    -------------  -------------  -------------



                                See accompanying notes

                           LTC HEALTHCARE, INC. ASSET GROUP



                            COMBINED STATEMENTS OF INCOME





                                                                                                      Three Months
                                                         Years Ended December 31,                    Ended March 31,
                                                ------------------------------------------     --------------------------
                                                    1995           1996           1997            1997           1998
                                                ------------     ----------     ----------     -----------    -----------
                                                                                               (unaudited)    (unaudited)
REVENUES:
  Rental income. . . . . . . . . . . . . . .    $  2,342,800     $2,348,900     $2,350,400     $  587,500     $  619,600
                                                  ----------     ----------     ----------      ---------      ---------

EXPENSES:
  Interest . . . . . . . . . . . . . . . . .               -      1,113,700      1,323,000        332,200        328,300
  Depreciation . . . . . . . . . . . . . . .         632,000        632,000        632,000        158,000        158,000
  Other expenses . . . . . . . . . . . . . .          83,100         80,900         86,800         17,400         19,300
                                                  ----------     ----------     ----------      ---------      ---------
     Total Expenses. . . . . . . . . . . . .         715,100      1,826,600      2,041,800        507,600        505,600
                                                  ----------     ----------     ----------      ---------      ---------

INCOME BEFORE TAXES. . . . . . . . . . . . .       1,627,700        522,300        308,600         79,900        114,000

  Income taxes . . . . . . . . . . . . . . .         633,200        203,200        120,000         31,100         44,300
                                                  ----------     ----------     ----------      ---------      ---------

NET INCOME . . . . . . . . . . . . . . . . .      $  994,500     $  319,100     $  188,600      $  48,800      $  69,700
                                                  ----------     ----------     ----------      ---------      ---------
                                                  ----------     ----------     ----------      ---------      ---------



                               See accompanying notes

                           LTC HEALTHCARE, INC. ASSET GROUP

                          COMBINED STATEMENTS OF CHANGES IN
                       LTC PROPERTIES, INC. NET ASSET (DEFICIT)


LTC Properties, Inc. net asset (deficit) at December 31, 1994. .  $17,115,900
  Net income . . . . . . . . . . . . . . . . . . . . . . . . . .      994,500
                                                                  -----------
  Net return to LTC Properties, Inc. . . . . . . . . . . . . . .   (1,583,200)
                                                                  -----------
LTC Properties, Inc. net asset (deficit) at December 31, 1995. .   16,257,200
  Net income . . . . . . . . . . . . . . . . . . . . . . . . . .      319,100
                                                                  -----------
  Net return to LTC Properties, Inc. . . . . . . . . . . . . . .  (15,471,600)
                                                                  -----------
LTC Properties, Inc. net asset (deficit) at December 31, 1996. .    1,374,700
  Net income . . . . . . . . . . . . . . . . . . . . . . . . . .      188,600
                                                                  -----------
  Net return to LTC Properties, Inc. . . . . . . . . . . . . . .     (761,300)
                                                                  -----------
LTC Properties, Inc. net asset (deficit) at December 31, 1997. .      802,000
  Net income (unaudited) . . . . . . . . . . . . . . . . . . . .       69,700
  Net return to LTC Properties, Inc. (unaudited) . . . . . . . .   (9,049,300)
                                                                  -----------
LTC Properties, Inc. net asset (deficit) at March 31, 1998
  (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . .  $(8,177,600)
                                                                  -----------
                                                                  -----------



                                See accompanying notes

                           LTC HEALTHCARE, INC. ASSET GROUP

                          COMBINED STATEMENTS OF CASH FLOWS



                                                                                                               THREE MONTHS
                                                                     YEARS ENDED DECEMBER 31,                 ENDED MARCH 31,
                                                            -----------------------------------------    --------------------------
                                                               1995            1996          1997           1997           1998
                                                            -----------    ----------     -----------    -----------    -----------
                                                                                                         (unaudited)    (unaudited)
OPERATING ACTIVITIES:
  Net income . . . . . . . . . . . . . . . . . . . . . .    $  994,500     $  319,100     $  188,600      $  48,800      $  69,700
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation . . . . . . . . . . . . . . . . . . . .       632,000        632,000        632,000        158,000        158,000
  (Increase) decrease in rent receivable . . . . . . . .      (126,000)       (88,600)        46,600         60,300        (41,900)
  Increase in deferred tax liability . . . . . . . . . .        82,700        100,700         41,800         11,200         20,100
  Increase (decrease) in interest payable. . . . . . . .             -        110,900         (1,300)          (300)          (200)
  Increase in other liabilities. . . . . . . . . . . . .             -          7,700         20,000         15,500         15,400
                                                           -----------   ------------   ------------     ----------     ----------
    Net cash provided by operating activities. . . . . .     1,583,200      1,081,800        927,700        293,500        221,100

INVESTING ACTIVITIES:
  Investment in real estate. . . . . . . . . . . . . . .             -              -              -              -        (53,700)
                                                           -----------   ------------   ------------     ----------     ----------
    Net cash used in investing activities. . . . . . . .             -              -              -              -        (53,700)

FINANCING ACTIVITIES:
  Proceeds from mortgage loans . . . . . . . . . . . . .             -     14,505,000              -              -      8,926,000
  Principal payments on mortgage loans . . . . . . . . .             -       (115,200)      (166,400)       (40,200)       (44,100)
  Net return to LTC Properties, Inc. . . . . . . . . . .    (1,583,200)   (15,471,600)      (761,300)      (253,300)    (9,049,300)
                                                           -----------   ------------   ------------     ----------     ----------
    Net cash used in financing activities. . . . . . . .    (1,583,200)    (1,081,800)      (927,700)      (293,500)      (167,400)
                                                           -----------   ------------   ------------     ----------     ----------
    Increase (decrease) in cash and cash equivalents . .             -              -              -              -              -
  Cash and cash equivalents, beginning of year . . . . .             -              -              -              -              -
                                                           -----------   ------------   ------------     ----------     ----------
  Cash and cash equivalents, end of year . . . . . . . .     $       -     $        -     $        -       $      -       $      -
                                                           -----------   ------------   ------------     ----------     ----------
                                                           -----------   ------------   ------------     ----------     ----------

  Interest paid. . . . . . . . . . . . . . . . . . . . .   $         -   $  1,002,800   $  1,324,300     $  332,500     $  328,500
                                                           -----------   ------------   ------------     ----------     ----------



                                See accompanying notes

1.   THE COMPANY


     LTC Healthcare, Inc. ("Healthcare"), a Nevada corporation, was incorporated on March 20, 1998 to engage in the following activities: (i) ownership of leveraged properties leased to third parties; (ii) ownership of secured high yield mortgage loans; (iii) operation of long-term care facilities; (iv) development of long-term care properties, and (v) ownership of equity investments in long-term care companies. LTC Properties, Inc. ("LTC") owns all of the outstanding non-voting common stock and Christopher
T. Ishikawa, Senior Vice President and Chief Investment Officer of LTC, owns all of the outstanding voting common stock of Healthcare. LTC intends to transfer certain real estate assets and certain related liabilities (the "LTC Healthcare, Inc. Asset Group" or the "Portfolio") to Healthcare. The LTC Healthcare, Inc. Asset Group consists of four skilled nursing facilities that are leased to third parties under triple net leases with a book value of $15,278,700 and encumbered by mortgages of $23,105,300 as of March 31, 1998.


     In May 1998, LTC's Board of Directors approved in principle, a plan for the distribution (the "Distribution") of Healthcare stock to holders of LTC common stock. As of March 31, 1998, Healthcare has 4,900,000 shares of $0.01 par value voting common stock and 100,000 shares of $0.01 par value non-voting common stock authorized. Healthcare's authorized stock will be increased to provide for the shares to be issued in connection with the Distribution.

     The Portfolio's real estate investments utilize a leveraged capital structure. As a result of such leverage, the Portfolio is subject to the risks normally associated with debt financing, including the risk that cash flow from operations will be insufficient to meet required payments of principal and interest and the risk that existing debt will not be able to be refinanced or that the terms of such refinancings will not be as favorable to the Portfolio.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     BASIS OF PRESENTATION. The accompanying financial statements present the financial position, results of operations and cash flows of the Portfolio as if it were a separate entity of LTC for all periods presented. The assets and liabilities in the accompanying financial statements are reflected at LTC's historical basis. Changes in the investment by LTC represent the net income of the Portfolio plus the net change in cash and non-cash items transferred between the Portfolio and LTC. The accompanying financial statements as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 are unaudited but include all adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of the financial position, results of operations and cash flows for such periods. Interim results are not necessarily indicative of results for the entire year or future periods.


     USE OF ESTIMATES. The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.


     REAL ESTATE. Land and buildings and improvements are recorded at cost. Effective January 1, 1996, the Portfolio adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF." Accordingly, impairment losses are recorded when events or changes in circumstances indicate the asset is impaired and the undiscounted cash flows estimated to be generated by the asset are less than the carrying amount. Impairment losses are measured as the amount by which the carrying amount of the real estate exceeds the fair value. Management assesses the recoverability of the carrying value of its assets on a property by

                           LTC HEALTHCARE, INC. ASSET GROUP
property basis. Depreciation is provided on a straight-line basis over the estimated useful lives of 7 years for equipment and 35 years for buildings


REVENUE RECOGNITION. Base rental revenue is recognized using the straight-line method by averaging annual minimum rents over the terms of the leases. Contingent rental income, which is generated by a percentage of increased revenue over a specified base period revenue of the long-term care facilities, is recognized as earned.


GENERAL AND ADMINISTRATIVE EXPENSES. LTC provides various administrative services to the Portfolio including, but not limited to, legal and accounting assistance. Identifiable costs have been charged to the Portfolio and are reflected in the accompanying statements of operations. Indirect costs have been allocated to the Portfolio based on its proportionate share of LTC's adjusted gross real estate investment portfolio. Indirect general and administrative costs allocated to the Portfolio for the years ended December 31, 1995, 1996 and 1997 were $83,100, $78,400 and $79,900, respectively.
Indirect general and administrative costs allocated to the Portfolio for the three months ended March 31, 1997 and 1998 were $15,200 and $19,100, respectively. In the opinion of the Portfolio's management, the method of allocating indirect general and administrative costs is reasonable and approximates what such costs would have been had the Portfolio operated on a stand-alone basis.


INCOME TAXES. The Portfolio's income tax provision is determined as if the Portfolio had paid income tax on taxable income on a separate company basis. Current income taxes are charged directly against the investment by LTC. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases and book bases of assets and liabilities at each year end based on enacted laws and statutory tax rates applicable to the years in which the differences are expected to affect taxable income.


NEW ACCOUNTING PRONOUNCEMENTS. During 1997, the Financial Accounting Standards Board issued SFAS No. 128, "EARNINGS PER SHARE", SFAS No. 129, "DISCLOSURE OF INFORMATION ABOUT CAPITAL STRUCTURE", SFAS No. 130, "REPORTING COMPREHENSIVE INCOME" and SFAS No. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION". SFAS No. 128 and SFAS No. 129 are effective for fiscal years ending after December 15, 1997 and SFAS No. 130 and SFAS No. 131 are effective for fiscal years beginning after December 15, 1997. Adoption of SFAS No. 128, SFAS No. 129, SFAS No. 130 and SFAS No. 131 would not have a material impact on the Portfolio's financial statements or related disclosures.



CONCENTRATION OF CREDIT RISKS. As of March 31, 1998, Integrated Health Services, Inc. ("IHS") leased two facilities and a wholly-owned subsidiary of Sun Healthcare Group, Inc. ("Sun") leased two facilities representing 34% and 66%, respectively, of the Portfolio's base rental revenue. As of December 31, 1996 and 1997 and March 31, 1998, approximately 37% and 63% of the Portfolio's total real estate investments were leased to IHS and Sun, respectively. The financial position of the Portfolio may be adversely affected by financial difficulties experienced by IHS or Sun, including bankruptcy, insolvency or general downturn in business, or in the event IHS or Sun does not renew and/or extend its lease with the Portfolio as it expires.

                           LTC HEALTHCARE, INC. ASSET GROUP

     IHS and Sun are publicly-traded companies and as such, have financial and other information on file with the Securities and Exchange Commission. The following table contains summary information (in thousands) for IHS and Sun which was extracted from public reports on file with the Securities and Exchange Commission and which is not covered by the Report of Independent Auditors contained herein.




                                                                                                          THREE MONTHS
                                                               YEARS ENDED DECEMBER 31,                  ENDED MARCH 31,
                                                       ----------------------------------------     --------------------------
                                                          1995           1996           1997           1997           1998
                                                       -----------    ----------     ----------     -----------    -----------
                                                                                                    (unaudited)    (unaudited)
SUN
  Total assets                                                N/A     $1,229,426     $2,579,236            N/A     $2,687,986
  Total debt                                                  N/A        512,435      1,626,842            N/A      1,694,638
  Total stockholders' equity                                  N/A        572,137        617,053            N/A        639,550

  Total revenues                                       $1,135,508     $1,316,308     $2,010,820     $  398,636     $  741,490
  Income before taxes and extraordinary items              12,794         52,466         95,882         26,127         31,977
  Net income (loss)                                       (23,751)        21,536         34,801         15,937         18,387

IHS
  Total assets                                                N/A     $1,993,107     $5,063,144            N/A     $5,246,908
  Total debt                                                  N/A      1,054,747      3,238,233            N/A      3,302,875
  Total stockholders' equity                                  N/A        534,865      1,088,161            N/A      1,201,570

  Total revenues                                       $1,178,888     $1,434,695     $1,993,197     $  460,943     $  854,880
  Income (loss)  before taxes and extraordinary items     (42,259)       111,480         13,326         31,261         64,543
  Net income (loss)                                       (27,002)        46,334        (33,505)        19,069         38,080



3.   REAL ESTATE


     As of March 31, 1998, the Portfolio consisted of two skilled nursing facilities with 236 beds in New Mexico and two skilled nursing facilities with 393 beds in Arizona.


     All of the Portfolio's leases are triple-net leases that require the payment of all taxes, insurance, maintenance and other costs of the facilities by the lessee. All of the leases contain renewal options and none of the leases contain an option to purchase the facility; however, one of the leases contains a right of first refusal. The leases provide for a fixed minimum base rent during the initial and renewal periods. Two of the leases provide for annual fixed rent increases and three of the leases provide for additional rent through participation in incremental revenues generated by the facilities, over a defined base period, effective at various times during the term of the lease.


     Contingent rent income for the years ended December 31, 1995, 1996 and 1997 was $31,600, $37,700 and $34,400, respectively. Contingent rent income for the three months ended March 31, 1997 and 1998 was $9,700 and $8,500, respectively. Non-cash rental income recognized as a result of accounting under the straight-line method for the years ended December 31, 1995, 1996 and 1997 was $94,000, $51,000 and $25,100, respectively. Non-cash rental income recognized as a result of accounting under the straight-line method for the three months ended March 31, 1997 and 1998 was $9,700 and $33,400, respectively. As of December 31, 1996 and 1997 and March 31, 1998 straight-line rent receivable was $144,900, $170,000 and

                           LTC HEALTHCARE, INC. ASSET GROUP

$203,400, respectively. As of December 31, 1996 and 1997 and March 31, 1998 contingent rent receivable was $80,200, $8,500 and $17,000, respectively.



     Future minimum base rents receivable under the remaining non-cancelable terms of operating leases are: $1,760,600 for the remaining nine months of 1998 and $2,368,600, $2,409,100, $2,450,700, $2,433,400 and $5,018,000 for
the years ending December 31, 1999, 2000, 2001, 2002 and thereafter.


4.   MORTGAGE LOANS PAYABLE


     All of the Portfolio's facilities are encumbered by non-recourse mortgage loans that are secured by first mortgages on the facilities. Mortgage loans on two facilities have an aggregate outstanding principal balance of $14,179,300 at March 31, 1998, bear interest at 9.25% and mature in March 2006. The remaining two facilities were encumbered by mortgage loans on March 31, 1998 that are payable to LTC, have an aggregate outstanding principal balance of $8,926,000 at March 31, 1998, bear interest at 8.0% and mature in March 2028. Total annual debt service on the mortgage loans is approximately $2,277,000. The $14,179,000 of 9.25% mortgage loans due 2006 may be prepaid, in whole or in part, at anytime without prepayment penalty. The $8,926,000 of 8.0% mortgage loans due 2028 may be prepaid, in whole or in part, at any time subject to a yield maintenance penalty.



Aggregate scheduled principal payments are: $187,500 for the remaining nine months of 1998 and $278,800, $304,700, $332,900, $363,800 and $21,637,600 for
the years ending December 31, 1999, 2000, 2001, 2002 and thereafter.


5.   INCOME TAXES

     The provisions for income taxes consist of the following:



                                                                                                          THREE MONTHS
                                                               YEAR ENDED DECEMBER 31,                   ENDED MARCH 31,
                                                       ----------------------------------------     --------------------------
                                                          1995           1996           1997           1997           1998
                                                       -----------    ----------     ----------     -----------    -----------
                                                                                                    (unaudited)    (unaudited)
Current:
  Federal                                              $  450,000      $  76,600      $  61,500      $  15,900      $  18,000
  State                                                   100,500         25,900         16,700          4,000          6,200
                                                       ----------     ----------     ----------      ---------      ---------
Total current                                             550,500        102,500         78,200         19,900         24,200
                                                       ----------     ----------     ----------      ---------      ---------
                                                       ----------     ----------     ----------      ---------      ---------

Deferred:

  Federal                                                  60,000         85,700         33,600          8,900         17,300
  State                                                    22,700         15,000          8,200          2,300          2,800
                                                       ----------     ----------     ----------      ---------      ---------
Total deferred                                             82,700        100,700         41,800         11,200         20,100
                                                       ----------     ----------     ----------      ---------      ---------

                                                       $  633,200     $  203,200     $  120,000      $  31,100      $  44,300
                                                       ----------     ----------     ----------      ---------      ---------
                                                       ----------     ----------     ----------      ---------      ---------


                           LTC HEALTHCARE, INC. ASSET GROUP

     The reconciliation of income to continuing operations computed at the U.S. Federal statutory tax rates to income tax expense is as follows:




                                                              YEAR ENDED DECEMBER 31,
                                ------------------------------------------------------------------------------------
                                          1995                          1996                          1997
                                ------------------------      ------------------------      ------------------------
                                 AMOUNT          PERCENT       AMOUNT          PERCENT       AMOUNT          PERCENT
                                ------------------------      ------------------------      ------------------------
Tax at U.S. statutory rates     $553,400          34.0%       $177,600          34.0%       $104,900          34.0%

State income taxes net of
  federal tax benefits            79,800           4.9%         25,600           4.9%         15,100           4.9%
                                ------------------------      ------------------------      ------------------------
                                $633,200          38.9%       $203,200          38.9%       $120,000          38.9%
                                ------------------------      ------------------------      ------------------------
                                ------------------------      ------------------------      ------------------------




                                             THREE MONTHS ENDED MARCH 31,
                                ------------------------------------------------------
                                          1997                          1998
                                ------------------------      ------------------------
                                 AMOUNT          PERCENT       AMOUNT          PERCENT
                                ------------------------      ------------------------
                                       (unaudited)                    (unaudited)
Tax and U.S. statutory rates     $27,200          34.0%       $ 38,800          34.0%

State income taxes net of
  federal tax benefits             3,900           4.9%          5,500           4.9%
                                ------------------------      ------------------------

                                 $31,100          38.9%       $ 44,300          38.9%
                                ------------------------      ------------------------
                                ------------------------      ------------------------



     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Portfolio's deferred tax liabilities and assets for the following years are as follows:



                                   AS OF DECEMBER 31,       AS OF MARCH 31,
                               -------------------------    ---------------
                                  1996           1997            1998
                               ----------     ----------    ---------------
                                                             (unaudited)
Deferred Liabilities:

  Straight Line Rent           $  60,100      $  70,500      $  84,400
  Depreciation                   333,800        369,100        370,600
                               ---------      ---------      ---------
Total Deferred Tax
  Liabilities                    393,900        439,600        455,000
                               ---------      ---------      ---------
Deferred Tax Assets:

  State Tax                       10,200          7,100          7,800
  Tax Credit - AMT                 2,600          6,800            400


                                         F-14

                           LTC HEALTHCARE, INC. ASSET GROUP

                  NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

  Other                           24,100         26,900         27,900
                               ---------      ---------      ---------
Total Deferred Tax Assets         36,900         40,800         36,100
                               ---------      ---------      ---------

Net Deferred Tax Liabilities  $  357,000      $ 398,800     $  418,900
                              ----------      ---------     ----------
                              ----------      ---------     ----------


                          LTC HEALTHCARE, INC. ASSET GROUP
                                    SCHEDULE III
                      REAL ESTATE AND ACCUMULATED DEPRECIATION
                              AS OF DECEMBER 31, 1997



                                                                                              Construction/
                                                Buildings and                   Accumulated    Renovation       Acquisition
                    Encumbrances       Land     Improvements       Total       Depreciation       Date              Date
                    -------------------------------------------------------------------------------------------------------
Phoenix, AZ         $7,707,400       $431,800   $  6,764,100   $  7,195,900     $  902,600      1985/1992           1994
Tucson, AZ           6,516,000        145,600      3,931,600      4,077,200        638,900        1985              1993
Alamagordo, NM           -            314,200      3,567,300      3,881,500        612,100        1985              1993
Roswell, NM              -             85,000      2,932,200      3,017,200        635,200        1979              1992
                   ------------------------------------------------------------------------
                   $14,223,400       $976,600    $17,195,200    $18,171,800     $2,788,800
                   ------------------------------------------------------------------------
                   ------------------------------------------------------------------------


                                      ANNEX I

                                AMENDED AND RESTATED

                             ARTICLES OF INCORPORATION

                                         OF

                                LTC HEALTHCARE, INC.


          Pursuant to the provisions of Nevada Revised Statutes ("NRS")
Section 78.403, the Articles of Incorporation of the above-referenced corporation are hereby amended and restated as follows:

                                     ARTICLE I
                                        NAME

          The name of the corporation shall be LTC Healthcare, Inc. (the "Corporation").

                                     ARTICLE II
                                   CAPITAL STOCK

          Section 1. AUTHORIZED SHARES. The total number of shares of stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.01 per share. The total number of shares of Common Stock which the Corporation shall have authority to issue is forty million (40,000,000) shares. The total number of shares of Preferred Stock which the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors pursuant to Section 3 of this Article II.

          Section 2.     COMMON STOCK.

               (a) DIVIDEND RATE. Subject to the rights of holders of any Preferred Stock having preference as to dividends, the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors out of assets legally available therefor.

               (b) VOTING RIGHTS. The holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock.

               (c) LIQUIDATION RIGHTS. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation's assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation's assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock.

               (d) NO CUMULATIVE VOTING, CONVERSION, REDEMPTION, OR PREEMPTIVE RIGHTS. The holders of Common Stock shall not have any cumulative voting, conversion, redemption, or preemptive rights.

               (e) CONSIDERATION FOR SHARES. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.

          Section 3.     PREFERRED STOCK.

               (a) CONSIDERATION. The Board of Directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Amended and Restated Articles of Incorporation, as amended from time to time (hereinafter, the "Articles"), and to determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may vary over time and which may be applicable generally only upon the happening and continuance of stated facts or events or ascertained outside the Articles), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable).

               (b) CERTIFICATE. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth a copy of the resolution or resolutions of the Board of Directors, fixing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be made and signed by, acknowledged and filed in the manner prescribed by the NRS. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

          Section 4. NON-ASSESSMENT OF STOCK. The capital stock of the Corporation, after the amount of the subscription price has been paid in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

                                    ARTICLE III
                                    STOCKHOLDERS

          Section 1. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of stockholders of the Corporation for any purpose or purposes may be called only in the manner provided in the Bylaws.

          Section 2. ACTION OF STOCKHOLDERS. No action shall be taken by the stockholders except at a duly called annual or special meeting of stockholders. The stockholders may not take action by written consent.

                                     ARTICLE IV
                               DIRECTORS AND OFFICERS

          Section 1. NUMBER OF DIRECTORS. The members of the governing board of the Corporation are styled as directors. The Board of Directors of the Corporation shall consist of at least one (1) individual who shall be elected in such manner as shall be provided in the Bylaws of the Corporation. The number of directors may be changed from time to time in such manner as shall be provided in the Bylaws of the Corporation.

          Section 2. CURRENT DIRECTORS. The names and post office boxes or street addresses of each of the four (4) directors constituting the current Board of Directors are:

          NAME                     ADDRESS

          Andre C. Dimitriadis     300 Esplanade Drive, Suite 1860
                                   Oxnard, CA  93030

          James J. Pieczynski      300 Esplanade Drive, Suite 1860
                                   Oxnard, CA  93030

          Steven Stuart            31 West 52nd Street
                                   New York, NY 10019

          Bary G. Bailey           12225 El Camino Real
                                   San Diego, CA  92130

          Section 3. STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES. Advance notice of nominations for the election of directors, other than by the Board of Directors or a duly authorized committee thereof or any authorized officer of the Corporation to whom the Board of Directors or such committee shall have delegated such authority, and information concerning nominees, shall be given in the manner provided in the Bylaws.

          Section 4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise fixed pursuant to the provisions of Article II hereof relating to the rights of the holders of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Section 5. LIMITATION OF PERSONAL LIABILITY. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer; PROVIDED, HOWEVER, that the foregoing provision does not eliminate or limit the liability of a director or officer of the Corporation for:

               (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

               (b)  The payment of distributions in violation of NRS 78.300.

          Section 6. PAYMENT OF EXPENSES. In addition to any other rights of indemnification permitted by the laws of the State of Nevada as may be provided for by the Corporation in its Bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation, must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

          Section 7. REPEAL AND CONFLICTS. Any repeal or modification of Sections 5 or 6 above approved by the stockholders of the Corporation shall be prospective only. In the event of any conflict between

Sections 5 or 6 of this Article and any other Article of the Articles, the terms and provisions of Sections 5 or 6 of this Article shall control.

                                     ARTICLE V
                           VOTING ON CERTAIN TRANSACTIONS

          Section 1. MERGER, SALE. The affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the Corporation entitled to vote shall be required for:

               (a) Any merger, exchange or consolidation to which the Corporation is a party and which requires stockholder approval under the NRS; and

               (b) Any sale or other disposition by the Corporation of all or substantially all of its assets.

          Section 2. AMENDMENT OF ARTICLES. The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles, in the manner now or hereafter prescribed by the NRS, and all rights conferred on stockholders herein are granted subject to this reservation; PROVIDED, HOWEVER, that no amendment, alteration, change or repeal may be made to: (i)
Section 2 of Article III or (ii) this Article V without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.

          Section 3.     AMENDMENT OF BYLAWS.

               (a) BOARD OF DIRECTORS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation.

               (b) STOCKHOLDERS. Notwithstanding Section 3(a) of this Article V, the Bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.

                                      ANNEX II

                            AMENDED AND RESTATED BYLAWS

                                         OF

                                LTC HEALTHCARE, INC.


                                     ARTICLE I
                                      OFFICES

     SECTION 1.01 REGISTERED OFFICE. The registered office of the corporation shall be in the City of Las Vegas, County of Clark, State of Nevada. The corporation may, from time to time, in the manner provided by law, change the registered office within the State of Nevada.

     SECTION 1.02 OTHER OFFICES. The corporation may also maintain an office or offices at such other places within or without the State of Nevada as the Board of Directors may form time to time determine or the business of the corporation may require.

                                     ARTICLE II
                                    STOCKHOLDERS

     SECTION 2.01 ANNUAL MEETING. The annual meeting of stockholders shall be held each year on a date and time designated by the Board of Directors. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders.

     SECTION 2.02   SPECIAL MEETINGS.

          (a) Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, the chairman of the board, chief executive officer, or president. Each special meeting shall be held at such date, time and place either within or without the State of Nevada as shall be designated by the Board of Directors at least ten (10) days prior to such meeting.

          (b) No business shall be acted upon at a special meeting except as set forth in the notice calling the meeting, unless one of the conditions for the holding of a meeting without notice set forth in Section 2.05 shall be satisfied, in which case any business (except as noted in Section 2.12 immediately below) may be transacted and the meeting shall be valid for all purposes.

     SECTION 2.03 PLACE OF MEETINGS. Any meeting of the stockholders of the corporation may be held at its registered office in the State of Nevada or at such other place in or out of the United States as the Board of Directors may designate. A waiver of notice signed by stockholders entitled to vote may designate any place for the holding of such meeting.

     SECTION 2.04   NOTICE OF MEETINGS.

          (a) The president, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver written notice of any meeting at least ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called.

          (b) In the case of an annual meeting, subject to Section 2.12, any proper business may be presented for action, except that action on any of the following items shall be taken only if the general nature of the proposal is stated in the notice:

               (1) Action with respect to any contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any corporation, firm or association in which one or more of the corporation's directors or officers is a director or officer or is financially interested;

               (2)  Adoption of amendments to the Articles of Incorporation; or

               (3) Action with respect to a merger, share exchange, reorganization, partial or complete liquidation, or dissolution of the corporation.

          (c) A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record entitled to vote at the meeting at the address appearing on the records of the corporation, and the notice shall be deemed delivered the date the same is deposited in the United States mail for transmission to such stockholder. If the address of any stockholder does not appear upon the records of the corporation, it will be sufficient to address any notice to such stockholder at the registered office of the corporation.

          (d) The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.

          (e) Any stockholder may waive notice of any meeting by a signed writing, either before or after the meeting.

     SECTION 2.05   MEETING WITHOUT NOTICE.

          (a) Whenever all persons entitled to vote at any meeting consent, either by:

               (1) A writing on the records of the meeting or filed with the secretary; or

               (2) Presence at such meeting and oral consent entered on the minutes; or

               (3) Taking part in the deliberations at such meeting without objection;
The doings of such meeting shall be as valid as if had at a meeting regularly called and noticed.

          (b) At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

          (c) If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

          (d) Such consent or approval may be by proxy or power of attorney, but all such proxies and powers of attorney must be in writing.

     SECTION 2.06   DETERMINATION OF STOCKHOLDERS OF RECORD.

          (a) For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

          (b) If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 2.07   QUORUM; ADJOURNED MEETINGS.

          (a) Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least a majority of the voting power of the corporation's stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power within each such class is necessary to constitute a quorum of each such class.

          (b) If a quorum is not represented, a majority of the voting power so represented may adjourn the meeting from time to time until holders of the voting power required to constitute a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a stockholders' meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum of the voting power.

     SECTION 2.08   VOTING.

          (a) Unless otherwise provided in the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each stockholder of record, or such stockholder's duly authorized proxy or attorney-in-fact, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder's name on the record date. No stockholder of the corporation shall be entitled to cumulative voting for the election of directors.

          (b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (included pledged shares) shall be cast only by that individual or such individual's duly authorized proxy, attorney-in-fact, or voting trustee(s) pursuant to a voting trust. With respect to shares held by a representative of the estate of a deceased stockholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand in the name of the receiver; provided, that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of such minor if such guardian has provided the corporation with written proof of such appointment.

          (c) With respect to shares standing in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the board of directors, president or any vice-president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the corporation of satisfactory evidence of his authority to do so.

          (d) Notwithstanding anything to the contrary herein contained, no votes may be cast for shares owned by this corporation or its subsidiaries, if any. If shares are held by this corporation or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

          (e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

          (f) With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

               (1)  If only one person votes, the vote of such person binds all.

               (2) If more than one person casts votes, the act of the majority so voting binds all.

               (3) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

          (g) If a quorum is present, unless the Articles of Incorporation provide for a different proportion, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless voting by classes is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the affirmative vote of holders of a least a majority of the voting power of each such class shall be required.

     SECTION 2.09 PROXIES. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. No proxy is valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its creation. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

     SECTION 2.10 ORDER OF BUSINESS. At the annual stockholder's meeting, the regular order of business shall be as follows:

          1. Determination of stockholders present and existence of quorum, in person or by proxy;

          2. Reading and approval of the minutes of the previous meeting or meetings;

          3. Reports of the Board of Directors, and, if any, the president, treasurer and secretary of the corporation;

          4.   Reports of committees;

          5.   Election of directors;

          6.   Unfinished business;

          7.   New business;

          8.   Adjournment.

     SECTION 2.11 ABSENTEES' CONSENT TO MEETINGS. Transactions of any meeting of the stockholders are as valid as though had at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in Section 2.04(a) and
(b) or Section 2.12 (if applicable) of these Bylaws.

     SECTION 2.12 BUSINESS TO BE CONDUCTED AT MEETING. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) brought before the meeting by or at the direction of the Board of Directors,
(c) properly brought before an annual meeting by a stockholder, or (d) if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders, properly brought before the meeting by a stockholder who is a stockholder of record at the time of serving of the notice pursuant to Section 2.04, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.12. For business to be properly brought before a meeting by a stockholder pursuant to the preceding clauses (c) or (d), the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the secretary at the principal executive office of the corporation not less than thirty-five (35) days prior to the meeting; PROVIDED, HOWEVER, that in the event less than forty-five (45) days notice or public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received not later than the fifth (5th) day following the day on which such notice of the date of the meeting was mailed or such disclosure was made. In no event shall the public disclosure of an adjournment of an annual or special meeting commence a new time period for the giving of stockholder's notice as described above. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.12. The presiding officer at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not brought in accordance with this Section 2.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth herein. As used herein, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Association, the Associated Press, or comparable news service or in a document publicly filed with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     SECTION 2.13 NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Stockholders may take action only at a regular or special meeting of stockholders.

                                    ARTICLE III
                                     DIRECTORS

     SECTION 3.01 NUMBER, ELECTION, TENURE, AND QUALIFICATIONS. Except as otherwise fixed by resolution of the Board of Directors pursuant to the Articles of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of Preferred Stock and to determine the rights of the holders of such Preferred Stock to elect directors, the Board of Directors shall consist of at least one (1) individual who shall be elected at the annual meeting of the stockholders of the corporation and who shall hold office for one (1) year or until his or her successor is elected and qualify. A director need not be a stockholder of the corporation.

     SECTION 3.02 CHANGE IN NUMBER. Subject to any limitation in the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, the number of directors may be changed from time to time by resolution adopted by the Board of Directors.

     SECTION 3.03 REDUCTION IN NUMBER. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term in office.

     SECTION 3.04 NOMINATION OF DIRECTORS. Except as otherwise fixed by resolution of the Board of Directors pursuant to the Articles of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of Preferred Stock and to determine the rights of the holders of such Preferred Stock to elect directors, nominations for the election of directors may be made by the Board of Directors, by a committee appointed by the board of directors, or by any stockholder of record at the time of giving of notice provided for herein. However, any stockholder entitled to vote in the election of directors as provided herein may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to or mailed and received by the secretary of the corporation not later than, (a) with respect to an election to be held at an annual meeting of stockholders, 120 calendar days in advance of the first anniversary of the date the corporation's proxy statement was released to security holders in connection with the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth (10th) day following the day on which public disclosure is first made of the date of the special meeting and the nominees proposed by the board of directors to be elected at such a meeting. Notwithstanding any of the foregoing to the contrary, in the event that the number of directors to be elected by the Board of Directors of the corporation is increased and there is no public disclosure by the corporation naming the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the date of the preceding year's annual meeting, a stockholder's notice required hereunder shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the corporation not later than the close of business on the tenth
(10th) day following the earlier of day on which notice of the meeting is mailed or such public disclosure is first made by the corporation. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a stockholder's notice as describe above. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; (d) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and
(ii) the class and number of shares of the corporation which are beneficially owned by such person; (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had such nominee been nominated, or intended to be nominated, by the Board of Directors; and (g) the written consent of each nominee to being named as nominee in the proxy statement and to serving as a director of the corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the corporation, that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. As used herein, "public disclosure" shall have the meaning set forth in Section 2.12. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.04. The presiding officer at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 3.04, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions hereof, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

     SECTION 3.05 VACANCIES; NEWLY CREATED DIRECTORSHIPS. Except as otherwise fixed by resolution of the Board of Directors pursuant to the Articles of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of Preferred Stock and to determine the rights of the holders of such Preferred Stock to elect directors, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the director(s) so chosen shall hold office (i) in the case of the replacement of a director, during the remainder of the term of office of the replaced director and (ii) in the case of an increase in the number of directors, until the next annual meeting of stockholders at which directors are elected, unless sooner displaced.

     SECTION 3.06. REMOVAL OF DIRECTORS. Subject to any rights of the holders of Preferred Stock, any director may be removed from office by the affirmative vote of the holders of at least two-thirds (2/3rds) of the voting power of all shares of the corporation entitled to vote generally in the election of directors (voting as a single class).

     SECTION 3.07 ANNUAL AND REGULAR MEETINGS. Immediately following the adjournment of, and at the same place as, the annual or any special meeting of the stockholders at which directors are elected other than pursuant to Section
3.06 of this Article, the Board of Directors, including directors newly elected, shall hold its annual meeting without notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings.

     SECTION 3.08 SPECIAL MEETINGS. Except as otherwise required by law, and subject to the rights, if any, of the holders of Preferred Stock, special meetings of the Board of Directors may be called by the chairman, or if there be no chairman, by the president or secretary and shall be called by the chairman, the president or the secretary upon the request of any two (2) directors. If the chairman, or if there be no chairman both the president and secretary, refuses or neglects to call such special meeting, a special meeting may be called by notice signed by any two (2) directors.

     SECTION 3.09 PLACE OF MEETINGS. Any regular or special meeting of the directors of the corporation may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by directors may designate any place for the holding of such meeting.

     SECTION 3.10 NOTICE OF MEETINGS. Except as otherwise provided in Section 3.07, there shall be delivered to all directors, at least forty-eight (48) hours before the time of such meeting, a copy of a written notice of any meeting by delivery of such notice personally by mailing such notice postage prepaid or by telegram. Such notice shall be addressed in the manner provided for notice to stockholders in Section 2.04(c). If mailed, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of the meeting or taking part in deliberations of the meeting without objection shall constitute a waiver of notice of such meeting. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convened shall not constitute presence nor a waiver of notice for purposes hereof.

     SECTION 3.11   QUORUM; ADJOURNED MEETINGS.

          (a) A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

          (b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

     SECTION 3.12 BOARD OF DIRECTORS' DECISIONS. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

     SECTION 3.13 TELEPHONIC MEETINGS. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section 3.13 constitutes presence in person at the meeting.

     SECTION 3.14 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the Board of Directors or committee.

     SECTION 3.15   POWERS AND DUTIES.

          (a) Except as otherwise restricted in the laws of the State of Nevada or the Articles of Incorporation, the Board of Directors has full control over the affairs of the corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the corporation to any standing or special committee, as more fully set forth in Article V of these Bylaws, or to any officer or agent and to appoint any persons to be agents of the corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.

          (b) The Board of Directors may present to the stockholders at annual meetings of the stockholders, and when called for by a majority vote of the stockholders at an annual meeting or, subject to Section 2.12, a special meeting of the stockholders shall so present, a full and clear report of the condition of the corporation.

          (c) The Board of Directors, in its discretion, or the officer of the corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot and may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called for the purpose of considering any such contract or act, provided a quorum is present.

     SECTION 3.16. COMPENSATION. The directors shall be paid their expenses of attendance at each meeting of the board of directors and any applicable committee and may be paid a fixed fee for attendance at each meeting of the board of directors and any applicable committee or a stated salary as director and member of an applicable committee. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 3.17   BOARD OF DIRECTORS' OFFICERS.

          (a) At its annual meeting, the Board of Directors shall elect, from among its members, a chairman who shall preside at meetings of the Board of Directors and the stockholders. The Board of Directors may also elect such other officers of the Board of Directors and for such term as it may, from time to time, determine advisable.

          (b) Any vacancy in any office of the Board of Directors because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

     SECTION 3.18 ORDER OF BUSINESS. The order of business at any meeting of the Board of Directors shall be as follows:

          1.   Determination of members present and existence of quorum;

          2. Reading and approval of the minutes of any previous meeting or meetings;

          3.   Reports of officers and committeemen;

          4.   Election of officers (annual meeting);

          5.   Unfinished business;

          6.   New business;

          7.   Adjournment.

                                     ARTICLE IV
                                     COMMITTEES

     SECTION 4.01 STANDING COMMITTEES. The Board of Directors shall designate an audit committee and a compensation committee, each committee to consist of two or more directors to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

          (a) AUDIT COMMITTEE. The audit committee will review the annual audits of the corporation's independent public accountants, review and evaluate internal accounting controls, recommend the selection of the corporation's independent public accountants, review and pass upon (or ratify) related party transactions, and conduct such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, the corporation and its independent public accountants.

          (b) COMPENSATION COMMITTEE. The Compensation Committee will review salaries, bonuses and stock options of senior officers of the corporation and administer the corporation's executive compensation policies and stock option plan.

     SECTION 4.02 SPECIAL COMMITTEES. In addition to the standing committees provided in Section 4.01 above, the Board of Directors may, by resolution passed by a majority of the whole board, designate one or more special committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any committee designated hereunder shall have and may exercise all the powers of the Board of Directors, except with respect to: (i) the approval of any action which, under Chapter 78 of the Nevada Revised Statutes, also requires the approval of the full Board of Directors, or the stockholders of the outstanding shares; (ii) the filling of vacancies on the Board of Directors or in any committee; (iii) the amendment or repeal of bylaws or the adoption of new bylaws; (iv) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable; (v) a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or
(vi) the appointment of any other committees of the Board of Directors or the members thereof.

     SECTION 4.03 MEETINGS AND ACTIONS OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with Sections
3.07 (annual and regular meetings), 3.08 (special meetings), 3.09 (place of meetings). 3.10 (notice of meetings), 3.11 (quorum and adjourned meetings), 3.13 (telephonic meetings), and 3.13 (action without a meeting) of these Bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                     ARTICLE V
                                      OFFICERS

     SECTION 5.01 ELECTION. The Board of Directors, at its annual meeting, shall elect a president, a secretary and a treasurer to hold office for a term of one (1) year or until their successors are chosen and qualify. Any individual may hold two or more offices. The Board of Directors may, from time to time, by resolution, elect one or more vice-presidents, assistant secretaries, assistant treasurers or other officers, and appoint agents of the corporation, prescribe their duties and fix their compensation.

     SECTION 5.02 REMOVAL; RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any officer may resign at any time upon written notice to the corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the corporation and such officer or agent.

     SECTION 5.03 VACANCIES. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

     SECTION 5.04 CHAIRMAN OF THE BOARD. The chairman shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation and shall preside at meetings of the stockholders and the Board of Directors.

     SECTION 5.05   PRESIDENT.

          (a) The president shall be the chief operations officer of the corporation, subject to the supervision and control of the Board of Directors, and shall direct the corporate affairs, with full power to execute all resolutions and orders of the Board of Directors not expressly delegated to some other officer or agent of the corporation. If the chairman of the Board of Directors elects not to preside or is absent, the president shall preside at meetings of the stockholders and Board of Directors and perform such other duties as shall be prescribed by the Board of Directors.

          (b) The president shall have full power and authority on behalf of the corporation to attend and to act and to vote, or designate such other officer or agent of the corporation to attend and to act and to vote, at any meetings of the stockholders of any corporation in which the corporation may hold stock and, at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the president to exercise such powers for these purposes.

     SECTION 5.06 VICE-PRESIDENTS. The Board of Directors may elect one or more vice-presidents who shall be vested with all the powers and perform all the duties of the president whenever the president is absent or unable to act and such other duties as shall be prescribed by the Board of Directors or the president.

     SECTION 5.07 SECRETARY. The secretary shall keep, or cause to be kept, the minutes of proceedings of the stockholders and the Board of Directors in books provided for that purpose. The secretary shall attend to the giving and service of all notices of the corporation, may sign with the president in the name of the corporation all contracts in which the corporation is authorized to enter, shall have the custody or designate control of the corporate seal, shall affix the corporate seal to all certificates of stock duly issued by the corporation, shall have charge or designate control of stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general, perform all duties incident to the office of the secretary.

     SECTION 5.08 ASSISTANT SECRETARIES. The Board of Directors may appoint one or more assistant secretaries who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the secretary.

     SECTION 5.09 TREASURER. The treasurer shall be subject to the supervision and control of the Board of Directors, and shall have custody of all the funds and securities of the corporation. When necessary or proper, the treasurer shall endorse on behalf of the corporation for collection checks, notes, and other obligations, and shall deposit all moneys to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate, and shall sign all receipts and vouchers for payments made by the corporation. Unless otherwise specified by the Board of Directors, the treasurer may sign with the president all bills of exchange and promissory notes of the corporation, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate, and shall sign all papers required by law, by these Bylaws, or by the Board of Directors to be signed by the treasurer. The treasurer shall enter, or cause to be entered, regularly in the financial records of the corporation, to be kept for that purpose, full and accurate accounts of all moneys received and paid on account of the corporation and, whenever required by the Board of Directors, the treasurer shall render a statement of any or all accounts. The treasurer shall at all reasonable times exhibit the books of account to any director of the corporation and shall perform all acts incident to the position of treasurer subject to the control of the Board of Directors.

     The treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of treasurer and for restoration to the corporation, in the event of the treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the treasurer's custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

     SECTION 5.10 ASSISTANT TREASURERS. The Board of Directors may appoint one or more assistant treasurers who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the treasurer. The Board of Directors may require an assistant treasurer to give a bond to the corporation in such sum and with such security as it may approve, for the faithful performance of the duties of assistant treasurer, and for restoration to the corporation, in the event of the assistant treasurer's death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer's custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

                                     ARTICLE VI
                                   CAPITAL STOCK

     SECTION 6.01 ISSUANCE. Shares of the corporation's authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

     SECTION 6.02 CERTIFICATES. Ownership in the corporation shall be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, shall be under the seal of the corporation and shall be manually signed by the president or a vice-president and also by the secretary or an assistant secretary; provided, however, whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of said officers may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers on its stock certificates, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns any stock certificates in both capacities. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement or summary of any applicable rights, preferences, privileges or restrictions thereon, and a statement, if applicable, that the shares are assessable. All certificates shall be consecutively numbered. If provided by the stockholder, the name, address and federal tax identification number of the stockholder, the number of shares, and the date of issue shall be entered in the stock transfer records of the corporation.

     SECTION 6.03 SURRENDERED; LOST OR DESTROYED CERTIFICATES. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require which shall indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

     SECTION 6.04 REPLACEMENT CERTIFICATE. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors.
The order may provide that a
holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

     SECTION 6.05 TRANSFER OF SHARES. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate or shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and the record the transaction upon its books.
     SECTION 6.06 TRANSFER AGENT; REGISTRARS. The Board of Directors may appoint one or more transfer agents, transfer clerk and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agent, transfer clerk and/or registrar of transfer.

     SECTION 6.07 STOCK TRANSFER RECORDS. The stock transfer records shall be closed for a period of at least ten (10) days prior to all meetings of the stockholders and shall be closed for the payment of distributions as provided in
Article VII hereof and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable for purposes of Article VII and no voting rights shall be deemed transferred during such periods. Subject to the forgoing limitations, nothing contained herein shall cause transfers during such periods to be void or voidable.

     SECTION 6.08 MISCELLANEOUS. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the corporation's stock.

                                    ARTICLE VII
                                   DISTRIBUTIONS

     SECTION 7.01 Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 2.06, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the date of such distribution.

                                    ARTICLE VIII
                   RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

     SECTION 8.01 RECORDS. All original records of the corporation, shall be kept by or under the direction of the secretary or at such places as may be prescribed by the Board of Directors.

     SECTION 8.02 DIRECTORS' AND OFFICERS' RIGHT OF INSPECTION. Every director and officer shall have the absolute right at any reasonable time for a purpose reasonably related to the exercise of such individual's duties to inspect and copy all of the corporation's books, records, and documents of every kind and to inspect the physical properties of the corporation and/or its subsidiary corporations. Such inspection may be made in person or by agent or attorney.

     SECTION 8.03 CORPORATE SEAL. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

     SECTION 8.04 FISCAL YEAR-END. The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

     SECTION 8.05 RESERVES. The Board of Directors may create, by resolution, such reserves as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors may deem beneficial to the corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

                                     ARTICLE IX
                                  INDEMNIFICATION

     SECTION 9.01   INDEMNIFICATION AND INSURANCE.

          (a)  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               (i) For purposes of this Article, (A) "Indemnitee" shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending, or completed action, or suit (including without limitation an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative, or investigative.

               (ii) Each Indemnitee shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding.

               (iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

          (b)  INDEMNIFICATION OF EMPLOYEES AND OTHER PERSONS.

               The corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.
          (c)  NON-EXCLUSIVITY OF RIGHTS.

               The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the corporation's Articles of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise.

          (d)  INSURANCE.

               The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

          (e)  OTHER FINANCIAL ARRANGEMENTS.

               The other financial arrangements which may be made by the corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

          (f)  OTHER MATTERS RELATING TO INSURANCE OR FINANCIAL ARRANGEMENTS.

               Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation. In the absence of fraud:

               (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

               (ii) the insurance or other financial arrangement:

                    (A)  is not void or voidable; and

                    (B) does not subject any director approving it to personal liability for his action,

even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     SECTION 9.02 AMENDMENT. The provisions of this Article IX relating to indemnification shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally (including, without limitation, Article X below), any repeal or amendment of this Article IX which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article IX so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving, or (b) by the stockholders as set forth in Article X hereof; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

                                     ARTICLE X
                                AMENDMENT OR REPEAL

     SECTION 10.01. AMENDMENT OF BYLAWS. These Bylaws or any provision hereof may be amended, altered, or repealed (a) by the Board of Directors at an annual meeting thereof without prior notice or at any special meeting thereof if notice of such proposed amendment, alteration or repeal is contained in the notice of such special meeting or (b) by the affirmative vote of at least sixty-six and two thirds percent (66-2/3%) of the voting power of all the then outstanding shares of capital stock entitled to vote at any meeting of the stockholders at which a quorum is present, if notice of such proposed amendment, alteration or repeal is contained in the notice of such meeting.

     SECTION 10.02. ADDITIONAL BYLAWS. Additional bylaws not inconsistent herewith may be adopted by the Board of Directors. Any bylaws so adopted shall be subject to alteration, amendment or repeal by the stockholders in accordance with Section 10.01 of these Bylaws.

                                     ARTICLE XI
                               CHANGES IN NEVADA LAW

     SECTION 11.01 CHANGES IN NEVADA LAW. References in these Bylaws to Nevada law or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide in Article IX hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the corporation's Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or officers or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                                     ANNEX III

                         THE 1998 EQUITY PARTICIPATION PLAN
                                         OF
                                LTC HEALTHCARE, INC.

     LTC Healthcare, Inc., a Nevada corporation, has adopted The 1998 Equity Participation Plan of LTC Healthcare, Inc. (the "Plan"), effective ______________, 1998, for the benefit of its eligible employees, consultants and directors.

     The purposes of the Plan are as follows:

     (1) To provide an additional incentive for directors, key Employees (as such term is defined below) and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

     (2) To enable the Company to obtain and retain the services of directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                      ARTICLE I

                                     DEFINITIONS

     Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

     "ADMINISTRATOR" shall mean the entity that conducts the general administration of the Plan as provided in Article X. With reference to the administration of the Plan with respect to Options granted to Independent Directors, the term "Administrator" shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term "Administrator" shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 10.2.

     "AWARD" shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right which may be awarded or granted under the Plan (collectively, "Awards").

     "AWARD AGREEMENT" shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

     "AWARD LIMIT" shall mean seventy-five thousand (75,000) shares of Common Stock, as adjusted pursuant to Section 11.3 of the Plan.

     "BOARD" shall mean the Board of Directors of the Company.

     "CHANGE IN CONTROL" shall mean a change in ownership or control of the Company effected through any of the following transactions:


                                        III-1

          (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
     Act) of securities of the Company representing forty percent (40%) or more of the total combined voting power of the Company's then outstanding securities; or

          (b) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66-2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; PROVIDED, HOWEVER, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 40% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

          (b) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale of disposition by the Company of all or substantially all of the Company's assets, or

          (b) a majority of the members of the Board cease to be, as of any date of determination, members of the Board who were members of the Board as of the date the Plan was approved by the stockholders of the Company or was nominated for election or elected to the Board with the approval of a majority of the members of the Board at the time of such nomination or election.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMMITTEE" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

     "COMMON STOCK" shall mean the common stock of the Company, par value $.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

     "COMPANY" shall mean LTC Healthcare, Inc., a Nevada corporation.

     "CORPORATE TRANSACTION" shall mean any of the following stockholder-approved transactions to which the Company is a party:

          (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon the Plan and all Options are assumed by the successor entity;

          (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

          (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the


                                        III-2

     Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

     "CSAR" shall mean a Coupled Stock Appreciation Right.

     "DEFERRED STOCK" shall mean Common Stock awarded under Article VIII of the Plan.

     "DIRECTOR" shall mean a member of the Board.

     "DIVIDEND EQUIVALENT" shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under
Article VIII of the Plan.

     "EMPLOYEE" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" of a share of Common Stock as of a given date shall be
(i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

     "GRANTEE" shall mean an Employee, Independent Director or consultant granted a Performance Award, Dividend Equivalent, Stock Payment or Stock Appreciation Right, or an award of Deferred Stock, under the Plan.

     "HOLDER" shall mean a person who has been granted or awarded an Award.

     "INCENTIVE STOCK OPTION" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

     "INDEPENDENT DIRECTOR" shall mean a member of the Board who is not an Employee of the Company.

     "ISAR" shall mean an independent stock appreciation right.

     "NON-QUALIFIED STOCK OPTION" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

     "OPTION" shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; PROVIDED, HOWEVER, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

     "OPTIONEE" shall mean an Employee, consultant or Independent Director granted an Option under the Plan.


                                        III-3

     "PERFORMANCE AWARD" shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.

     "PERFORMANCE CRITERIA" shall mean the following business criteria with respect to the Company or any Subsidiary: (i) net income, (ii) investments,
(iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets, (vii) cost reductions or savings, (viii) funds from operations, (ix) appreciation in the fair market value of Common Stock and (x) earnings before any one or more of the following items: interest, depreciation or amortization.

     "PLAN" shall mean The 1998 Equity Participation Plan of LTC Healthcare,
Inc.

     "QDRO" shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     "RESTRICTED STOCK" shall mean Common Stock awarded under Article VII of the Plan.

     "RESTRICTED STOCKHOLDER" shall mean an Employee, Independent Director or consultant granted an award of Restricted Stock under Article VII of the Plan.

     "RULE 16B-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

     "SECTION 162(m) PARTICIPANT" shall mean any key Employee designated by the Committee as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "STOCK APPRECIATION RIGHT" shall mean a stock appreciation right granted under Article IX of the Plan.

     "STOCK PAYMENT" shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee or consultant in cash or director fees that would otherwise be paid to an Independent Director in cash, awarded under Article VIII of the Plan.

     "SUBSIDIARY" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "TERMINATION OF CONSULTANCY" shall mean the time when the engagement of a Holder as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause and with or without notice, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any


                                        III-4
time for any reason whatsoever, with or without cause and with or without notice, except to the extent expressly provided otherwise in writing.

     "TERMINATION OF DIRECTORSHIP" shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

     "TERMINATION OF EMPLOYMENT" shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause and with or without notice, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; PROVIDED, HOWEVER, that, with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause and with or without notice, except to the extent expressly provided otherwise in writing.

                                      ARTICLE II

                                SHARES SUBJECT TO PLAN

     2.1  SHARES SUBJECT TO PLAN.


          (a) The shares of stock subject to Awards shall be Common Stock, initially shares of the Company's Common Stock, par value $.01 per share. The aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such awards under the Plan shall not exceed Five Hundred Thousand (500,000). The shares of Common Stock issuable upon exercise of such Options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.


          (b) The maximum number of shares which may be subject to Awards, granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit. Furthermore, to the extent required by Section 162(m) of the Code, if, after grant of a Stock Appreciation Right, the base amount on which stock appreciation is calculated is reduced to reflect a


                                        III-5
     reduction in the Fair Market Value of the Common Stock, the transaction is treated as a cancellation of the Stock Appreciation Right and a grant of a new Stock Appreciation Right and both the Stock Appreciation Right deemed to be canceled and the Stock Appreciation Right deemed to be granted are counted against the Award Limit.

     2.2 ADD-BACK OF OPTIONS AND OTHER RIGHTS. If any Option, or other right to acquire shares of Common Stock under any other Award under the Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by the Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 11.3 and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section
2.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any share of Restricted Stock is forfeited by the Holder or repurchased by the Company pursuant to Section 7.5 hereof, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under
Section 422 of the Code.

                                     ARTICLE III

                                  GRANTING OF AWARDS

     3.1 AWARD AGREEMENT. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

     3.2  PROVISIONS APPLICABLE TO SECTION 162(m) PARTICIPANTS.

          (a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

          (b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any performance or incentive award described in
     Article VIII that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

          (c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii)


                                        III-6
     select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of Restricted Stock or bonus amounts, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of Restricted Stock or bonus amounts, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

     3.3 CONSIDERATION. In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company).

     3.4 AT-WILL EMPLOYMENT. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause and with or without notice, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

                                      ARTICLE IV

                          GRANTING OF OPTIONS TO EMPLOYEES,
                        CONSULTANTS AND INDEPENDENT DIRECTORS

      4.1. ELIGIBILITY. Any Employee or consultant selected by the Committee pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option.
Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Sections 4.5 and 4.6.

     4.2. DISQUALIFICATION FOR STOCK OWNERSHIP. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

     4.3. QUALIFICATION OF INCENTIVE STOCK OPTIONS. No Incentive Stock Option shall be granted to any person who is not an Employee.

     4.4. GRANTING OF OPTIONS TO EMPLOYEES AND CONSULTANTS.

          (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:


                                        III-7

               (i) Determine which Employees are key Employees and select from among the key Employees or consultants (including Employees or consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

               (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or consultants;

               (iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section
          162(m)(4)(C) of the Code; and

               (iv) Determine the terms and conditions of such Options, consistent with the Plan; PROVIDED, HOWEVER, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

          (b) Upon the selection of a key Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, any other Award or other rights which have been previously granted to him/her under the Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an Option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

          (c) Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Optionee, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

     4.5. GRANTING OF OPTIONS TO INDEPENDENT DIRECTORS.

          (a) During the term of the Plan, a person who is initially elected to the Board and who is an Independent Director at the time of such initial election automatically shall be granted an Option to purchase _____________ (________) shares of Common Stock (subject to adjustment as provided in Section 11.3) on the date of such initial election. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to the preceding sentence.

          (b) The Board shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan determine (i) which Independent Directors, if any, should, in its opinion, be granted Non-Qualified Stock Options, (ii) subject to the Award Limit, determine the number of number of shares to be subject to such Options, and (iii) the terms and conditions of such Options, consistent with the Plan.


                                        III-8

     4.6. OPTIONS IN LIEU OF CASH COMPENSATION. Options may be granted under the Plan to Employees and consultants in lieu of cash bonuses which would otherwise be payable to such Employees and consultants and to Independent Directors in lieu of directors' fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

                                      ARTICLE V

                                   TERMS OF OPTIONS

     5.1 OPTION PRICE. The price per share of the shares subject to each Option granted to Employees and consultants shall be set by the Committee; PROVIDED, HOWEVER, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (i) in the case of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; (ii) in the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the
Code); and (iii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

     5.2 OPTION TERM. The term of an Option granted to an Employee or consultant shall be set by the Committee in its discretion; PROVIDED, HOWEVER, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of
Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

     5.3  OPTION VESTING.

          (a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee or a consultant vests in the Optionee shall be set by the Committee in its sole and absolute discretion and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; PROVIDED, HOWEVER, that, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee or consultant vests.

          (b) No portion of an Option granted to an Employee or consultant which is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.


                                        III-9

          (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation (within the meaning of Section 422 of the Code) of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

     5.4 TERMS OF OPTIONS GRANTED TO INDEPENDENT DIRECTORS. The price per share of the shares subject to each Option granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Subject to Section 6.6, each Option granted to an Independent Director pursuant to Section 4.5 shall become exercisable in cumulative annual installments of 33-1/3% on each of the first, second and third anniversaries of the date of grant and shall expire on the earlier of the seventh anniversary of the date of vesting or one year following an Independent Director's Termination of Directorship for any reason; PROVIDED that no Option shall vest more than one year following an Independent Director's Termination of Directorship.

                                      ARTICLE VI

                                 EXERCISE OF OPTIONS

     6.1 PARTIAL EXERCISE. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

     6.2 MANNER OF EXERCISE. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his/her office:

          (a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

          (b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

          (c)  In the event that the Option shall be exercised pursuant to
     Section 11.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

          (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator, may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;


                                        III-10

     (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

     6.3 CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

          (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

          (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee (or Board, in the case of Options granted to Independent Directors) may establish from time to time for reasons of administrative convenience; and

          (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Committee or the Board may be in the form of consideration used by the Optionee to pay for such shares under Section 6.2(d).

     6.4 RIGHTS AS STOCKHOLDERS/ DIVIDEND EQUIVALENTS. Optionees shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Optionees. Notwithstanding the foregoing, any Optionee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted, and the date such Option is exercised, vests or expires, as determined by the Committee (or the Board, with respect to Independent Directors). Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee (or the Board, with respect to Independent Directors). With respect to Dividend Equivalents granted with respect to Options intended to be qualified performance-


                                        III-11
based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalents shall be payable as of dividend payment dates regardless of whether such Option is exercised.

     6.5 OWNERSHIP AND TRANSFER RESTRICTIONS. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Employee or
(ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of any such Option refer to such requirement to give prompt notice of disposition.

     6.6 ADDITIONAL LIMITATIONS ON EXERCISE OF OPTIONS. Optionees may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

                                     ARTICLE VII

                              AWARD OF RESTRICTED STOCK

     7.1 ELIGIBILITY. Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Committee determines is a key Employee, any consultant who the Committee determines should receive such an Award or any Independent Director who the Board determines should receive such an Award.

     7.2  AWARD OF RESTRICTED STOCK.

          (a) The Committee (or the Board, with respect to Independent Directors) may from time to time, in its absolute discretion:

               (i) Determine which Employees are key Employees and select from among the key Employees, Independent Directors or consultants (including Employees, Independent Directors or consultants who have previously received other awards under the
          Plan) such of them as in its opinion should be awarded Restricted Stock; and

               (ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

          (b) The Committee (or the Board, with respect to Independent Directors) shall establish the purchase price, if any, and form of payment for Restricted Stock.

          (c) Upon the selection of a key Employee, Independent Director or consultant to be awarded Restricted Stock, the Committee (or the Board, with respect to Independent Directors) shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

     7.3 RIGHTS AS STOCKHOLDERS. Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Restricted Stockholder shall have, unless otherwise provided by the Committee (or the Board, with respect to Independent Directors), all the rights of a


                                        III-12
stockholder with respect to said shares, subject to the restrictions in his/her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; PROVIDED, HOWEVER, that in the discretion of the Committee (or the Board, with respect to Independent Directors), any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

     7.4 RESTRICTION. All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee (or the Board, with respect to Independent Directors) shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; PROVIDED, HOWEVER, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder's rights in unvested Restricted Stock shall lapse upon Termination of Employment or, if applicable, upon Termination of Consultancy or Termination of Directorship with the Company; PROVIDED, HOWEVER, that the Committee in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment following a "change of ownership control" (within the meaning of Treasury Regulation Section 1.62-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Restricted Stockholder's death or disability; PROVIDED, FURTHER, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment, or a Termination of Consultancy, without cause or following any Change in Control of the Company or because of the Restricted Stockholder's retirement, or otherwise.

     7.5 REPURCHASE OF RESTRICTED STOCK. The Committee (or the Board, with respect to Independent Directors) shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Consultancy between the Restricted Stockholder and the Company, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; PROVIDED, HOWEVER, that the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment following a "change of ownership or control" (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Restricted Stockholder's death or disability; PROVIDED, FURTHER, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment or a Termination of Consultancy without cause or following any Change in Control of the Company or because of the Restricted Stockholder's retirement, or otherwise.

     7.6 ESCROW. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

     7.7 LEGEND. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee (or the Board, with respect to Independent Directors) shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under


                                        III-13

Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

     7.8 SECTION 83(b) ELECTION. If a Restricted Stockholder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Restricted Stockholder would otherwise be taxable under Section 83(a) of the Code, the Restricted Stockholder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

     7.9 RESTRICTED STOCK IN LIEU OF CASH COMPENSATION. Restricted Stock may be awarded under the Plan to Employees and consultants in lieu of cash bonuses which would otherwise be payable to such Employees and consultants and to Independent Directors in lieu of directors' fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

                                     ARTICLE VIII

              PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK,

                                    STOCK PAYMENTS

     8.1 ELIGIBILITY. Subject to the Award Limit, one or more Performance Awards, Dividend Equivalents, awards of Deferred Stock, and/or Stock Payments may be granted to any Employee who the Committee determines is a key Employee, any consultant who the Committee determines should receive such an Award or any Independent Director who the Board determines should receive such an Award.

     8.2 PERFORMANCE AWARDS. Any key Employee or consultant selected by the Committee or any Independent Director selected by the Board may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee (or the Board, with respect to Independent Directors), in each case on a specified date or dates or over any period or periods determined by the Committee (or the Board, with respect to Independent Directors). In making such determinations, the Committee (or the Board, with respect to Independent Directors) shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee, Independent Director or consultant.

     8.3 DIVIDEND EQUIVALENTS. Any key Employee or consultant selected by the Committee or any Independent Director selected by the Board may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee (or the Board, with respect to Independent Directors). Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee (or the Board, with respect to Independent Directors).

     8.4 STOCK PAYMENTS. Any key Employee or consultant selected by the Committee or any Independent Director selected by the Board may receive Stock Payments in the manner determined from time to time by the Committee (or the Board, with respect to Independent Directors). The number of shares shall be determined by the Committee (or the Board, with respect to Independent Directors) and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee (or the


                                        III-14

Board, with respect to Independent Directors), determined on the date such Stock Payment is made or on any date thereafter.

     8.5 DEFERRED STOCK. Any key Employee or consultant selected by the Committee or any Independent Director selected by the Board may be granted an award of Deferred Stock in the manner determined from time to time by the Committee (or the Board, with respect to Independent Directors). The number of shares of Deferred Stock shall be determined by the Committee (or the Board, with respect to Independent Directors) and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee (or the Board, with respect to Independent Directors), in each case on a specified date or dates or over any period or periods determined by the Committee (or the Board, with respect to Independent Directors). Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee (or the Board, with respect to Independent Directors). Unless otherwise provided by the Committee (or the Board, with respect to Independent Directors), a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

     8.6 TERM. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee (or the Board, with respect to Independent Directors) in its discretion.

     8.7 EXERCISE OR PURCHASE PRICE. The Committee (or the Board, with respect to Independent Directors) may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, or shares received as a Stock Payment.

     8.8 EXERCISE UPON TERMINATION OF EMPLOYMENT, TERMINATION OF DIRECTORSHIP OR TERMINATION OF CONSULTANCY. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Holder is an Employee, Independent Director or consultant; PROVIDED, HOWEVER, that the Committee in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to a Termination of Employment following a "change of control or ownership" (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; PROVIDED, FURTHER, that except with respect to Performance Awards granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that the Performance Awards may be exercised or paid following a Termination of Employment or a Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

     8.9  PAYMENT ON EXERCISE.  Payment of the amount determined under
Section 8.1 or 8.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee (or the Board, with respect to Independent Directors). To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

     8.10 PERFORMANCE AWARD, DIVIDEND EQUIVALENT, DEFERRED STOCK AND/OR STOCK PAYMENT IN LIEU OF CASH COMPENSATION. Performance Awards, Dividend Equivalents, Deferred Stock and/or Stock Payments may be awarded under the Plan to Employees and consultants in lieu of cash bonuses which would otherwise be payable to such Employees and consultants and to Independent Directors in lieu of directors' fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.


                                        III-15

                                      ARTICLE IX

                              STOCK APPRECIATION RIGHTS

     9.1 GRANT OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right may be granted to any key Employee or consultant selected by the Committee or any Independent Director selected by the Board. A Stock Appreciation Right may be granted (i) in connection and simultaneously with the grant of an Option,
(ii) with respect to a previously granted Option, or (iii) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee (or the Board, with respect to Independent Directors) shall impose and shall be evidenced by an Award Agreement. Without limiting the generality of the foregoing, the Committee (or the Board, with respect to Independent Directors) may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a Stock Appreciation Right to an Employee, Independent Director or consultant that the Employee, Independent Director or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or other rights which have been previously granted to him/her under the Plan or otherwise. A Stock Appreciation Right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee (or the Board, with respect to Independent Directors) deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

     9.2  COUPLED STOCK APPRECIATION RIGHTS.

          (a) A CSAR shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

          (b) A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

          (c) A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee (or the Board, with respect to Independent Directors) may impose.

     9.3  INDEPENDENT STOCK APPRECIATION RIGHTS.

          (a) An ISAR shall be unrelated to any Option and shall have a term set by the Committee (or the Board, with respect to Independent Directors). An ISAR shall be exercisable in such installments as the Committee (or the Board, with respect to Independent Directors) may determine. An ISAR shall cover such number of shares of Common Stock as the Committee (or the Board, with respect to Independent Directors) may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee (or the Board, with respect to Independent Directors). An ISAR is exercisable only while the Grantee is an Employee, Independent Director or consultant; provided that the Committee (or the Board, with respect to Independent Directors) may determine that the ISAR may be exercised subsequent to Termination of Employment,


                                        III-16

     Termination of Directorship or Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

          (b) An ISAR shall entitle the Grantee (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee (or the Board, with respect to Independent Directors) may impose.

     9.4  PAYMENT AND LIMITATIONS ON EXERCISE.

          (a) Payment of the amount determined under Section 9.2(c) and 9.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee (or the Board, with respect to Independent Directors). To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section
     6.3 above pertaining to Options.

          (b) Grantees of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee (or the Board, with respect to Independent Directors).

                                      ARTICLE X

                                    ADMINISTRATION

     10.1 COMPENSATION COMMITTEE. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     10.2 DUTIES AND POWERS OF COMMITTEE. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the agreements pursuant to which Awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.


                                        III-17

     10.3 MAJORITY RULE; UNANIMOUS WRITTEN CONSENT. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

     10.4 COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS. Members of the Committee shall receive such compensation for their services as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                      ARTICLE XI

                               MISCELLANEOUS PROVISIONS

     11.1 NOT TRANSFERABLE. No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a QDRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his/her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

     During the lifetime of the Holder, only he may exercise an Option or other Award (or any portion thereof) granted to him/her under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his/her personal representative or by any person empowered to do so under the deceased Holder's will or under the then applicable laws of descent and distribution.

     11.2 AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 11.3, increase the limits imposed in Section
2.1 on the maximum number of shares which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:


                                        III-18

          (a) The expiration of ten years from the date the Plan is adopted by the Board; or

          (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 11.4.

     In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company's stockholders previously approved the Performance Criteria.


     11.3 CHANGES IN COMMON STOCK OR ASSETS OF THE COMPANY, ACQUISITION OR LIQUIDATION OF THE COMPANY, CHANGE IN CONTROL AND OTHER CORPORATE EVENTS.

          (a) Subject to Section 11.3(d), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's opinion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

               (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

               (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, or Stock Payments, and in the number and kind of shares of outstanding Restricted Stock or Deferred Stock, and

               (iii) the grant or exercise price with respect to any Award.

          (b) Subject to Sections 11.3(b)(vii) and 11.3(d), in the event of any Corporate Transaction or other transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:


                                        III-19

               (i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

               (ii) To provide that the Award cannot vest, be exercised or become payable after such event;

               (iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 5.3 or 5.4 or (ii) the provisions of such Award;

               (iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

               (v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future.;

               (vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under
          Section 7.4 after such event; and

               (vii) None of the foregoing discretionary actions taken under this Section 11.3(b) shall be permitted with respect to Options granted under Section 4.5 to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3. In the event of a Change in Control or a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in
          Section 11.3(b)(iii) above, each Option granted to an Independent Director shall be exercisable as to all shares covered thereby upon such Change in Control or during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in Section 5.4 or the vesting schedule of such Options. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in
          Section 11.3(b)(ii) above, no Option granted to an Independent Director may be exercised following such Corporate Transaction unless such Option is, in connection with such Corporate Transaction, either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).


                                        III-20

          (c) Subject to Section 11.3(d) and 11.8, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

          (d) With respect to Awards described in Article VII or VIII which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this
     Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate
     Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

     11.4 APPROVAL OF PLAN BY STOCKHOLDERS. The Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; PROVIDED that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the stockholders; and PROVIDED FURTHER, that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

     11.5 TAX WITHHOLDING. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

     11.6 LOANS. The Committee may, in its discretion, extend one or more loans to key Employees, Independent Directors or Consultants in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock or Deferred Stock awarded under the Plan.
 The terms and conditions of any such loan shall be set by the Committee.

     11.7 FORFEITURE PROVISIONS. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (a) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (b) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable) or the Holder incurs a Termination of Employment, Termination of Consultancy or Termination of Directorship for cause.

                                        III-21

     11.8 LIMITATIONS APPLICABLE TO SECTION 16 PERSONS AND PERFORMANCE-BASED COMPENSATION. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of the Plan or any Award described in
Article VII or VIII which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in
Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in
Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

     11.9 EFFECT OF PLAN UPON OPTIONS AND COMPENSATION PLANS. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Independent Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

     11.10 COMPLIANCE WITH LAWS. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     11.11 TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

     11.12 GOVERNING LAW. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Nevada without regard to conflicts of laws thereof.

                                        III-22

                                      SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   LTC HEALTHCARE, INC.




Dated:  July 21, 1998              By:  /s/ Andre C. Dimitriadis
                                        -----------------------------------
                                        Andre C. Dimitriadis
                                        CHAIRMAN OF THE BOARD AND CHIEF
                                        EXECUTIVE OFFICER

                                    EXHIBIT INDEX




     EXHIBIT
     NUMBER    DESCRIPTION
     ------    -----------
     3.1***    Form of Amended and Restated Articles of Incorporation of LTC
               Healthcare, Inc. (included as Annex I to Information Sheet).

     3.2***    Form of Amended and Restated Bylaws of LTC Healthcare, Inc.
               (included as Annex II to Information Statement).

     4.1***    Form of Common Stock Certificate.

     10.1***   Form of 1998 Equity Participation Plan of LTC Healthcare, Inc.
               (included as Annex III to Information Statement).

     10.2**    Form of Intercompany Agreement.

     10.3***   Form of Distribution Agreement.

     10.4**    Form of Administrative Services Agreement.

     10.5**    Form of Tax Sharing Agreement.

     10.6**    Form of Indemnity Agreement.

     10.7*     Line of Credit with LTC Properties, Inc.

     21.1**    Subsidiaries of LTC Healthcare, Inc.

     23.1***   Consent of Ernst & Young LLP.

     27.1***   Financial Data Schedule.

     27.2***   Financial Data Schedule.


---------------


*    To be filed by amendment.
**   Previously filed.
***  Filed herewith.